UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
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(Amendment No.  )

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2025

Proxy

Statement

APRIL 28, 2025

Our Story

Since the beginning, Nasdaq has had disruption in its DNA. From pioneering the world’s first electronic exchange and building innovative indexes to providing industry-leading technology that powers more than 135 marketplaces (including those operated by Nasdaq) and regulators, in more than 55 countries, we are driven by a relentless pursuit of reimagining a better tomorrow.

Through the work we do every day, we power stronger economies and contribute to a more sustainable world to help our communities, clients, and employees reach their full potential.

We recognize our responsibility as a technology company to challenge the known, discover the incredible, and create a future that empowers economic opportunity. At Nasdaq, we question today to rewrite tomorrow.

Dear Fellow Shareholders,

As our 2025 Annual Shareholder Meeting approaches, it is an honor to write to you as your Board of Directors. The Company’s strong performance in 2024 demonstrates another year of impressive execution, significant resilience amid persistent unpredictability, and our relentless focus on generating value for you.

Increased Shareholder Value

Nasdaq had an exceptional year in 2024. A disciplined capital allocation strategy, strong free cash flow from operations, and the continued investment into our products and solutions generated outstanding results. Some of these highlights include:

●   Increased quarterly dividend by 9% and paid an aggregate of $541 million in dividends during the year.

●   Repaid more than $800 million of our debt from the Adenza acquisition, meeting our deleveraging goals ahead of schedule.

●   Returned $145 million to shareholders through share repurchases.

●   Attained outstanding growth in the Financial Technology division, including cross-sells with AxiomSL and Calypso, while also expanding our international customer footprint.

●   Achieved a record year in the Index business, with average ETP AUM of $647 billion at the end of the fourth quarter.

●   Demonstrated strong performance of our Financial Crime Management Technology business, which generated 23% ARR growth with 114% net revenue retention.

●   Maintained our U.S. listings leadership, marking the sixth consecutive year as the top U.S. exchange by number of IPOs and proceeds raised.

Finally, as we substantially completed the integration of Adenza, the Company fully actioned the $80 million in net expense synergies goal that was announced at the completion of the acquisition—a year ahead of the initial target.

Ongoing Board Refreshment

Over the last five years, our Board has continually refreshed its composition to ensure an appropriate mix of skills, experiences, and perspectives to oversee the Company today and into the future. We are focused on maintaining a Board that is broad in its range of knowledge and accountable to our shareholders. We have thoughtfully added new directors who bring a deep understanding of technology, software, financial services, and capital markets. They also add notable experience when it comes to corporate strategy, customer relations, anti-financial crime, and risk management. As the industry and our operating environment evolve, we will continue to seek strong alignment of our Board’s skills and expertise to the effective oversight of Nasdaq’s strategic priorities.

The Company’s strong performance in 2024 demonstrates another year of impressive execution, significant resilience amid persistent unpredictability, and our relentless focus on generating value for you.

NASDAQ PROXY STATEMENT

Talent Oversight

When it comes to executing Nasdaq’s strategic priorities, we have the utmost confidence in Nasdaq’s world-class team. Attracting and retaining the best talent is critical to the Company’s success, and the Board is actively focused on the high-priority work of talent management oversight. Throughout 2024, we prioritized the human capital components of Nasdaq’s transformation journey, including the Adenza integration and enhancements to Nasdaq’s talent practices, office experience, and AI tool usage.

As independent directors and stewards of your interests as shareholders, executive succession planning and securing stable leadership is one of most important responsibilities we have. In March 2025, we announced a new employment agreement with Adena T. Friedman, Chair and CEO. This agreement reflects our desire to maintain the strong momentum she has built and to promote stability across the organization. This agreement also reflects her performance and strategic leadership, as well as our trust in her to continue driving Nasdaq forward.

A Future Forward

We believe Nasdaq’s value proposition has never been more relevant, and we remain as focused as ever on the oversight of maintaining our resiliency, investing in new capabilities, empowering our people, exceeding expectations for our clients, and accelerating our performance. As the business achievements and governance practices described throughout this Proxy Statement indicate, Nasdaq is well positioned to drive profitable and durable growth—and to redefine the future as the trusted fabric of the world’s financial system.

We remain confident and incredibly motivated by what lies ahead. Thank you for your continued investment and trust in Nasdaq and for the opportunity to serve as your Board.

Dear Shareholders,

Nasdaq achieved an outstanding year in 2024, delivering significant operational and financial milestones as we continued our journey to become the trusted fabric of the world’s financial system. We substantially completed the integration of Calypso and AxiomSL within the first year of closing the acquisition, continued to deepen our partnerships with our clients, delivered on our growth objectives, and achieved our initial net expense synergy and deleveraging goals ahead of schedule.

These strong results provide us with confidence entering 2025, as we partner with our clients to navigate a higher volatility market backdrop, while also delivering new capabilities with our innovative, client-first teams. I am excited to share below how the entire Nasdaq team has executed our strategy to deliver Nasdaq’s next phase of value creation for our clients and shareholders.

Executing Strategic Priorities: Integrate, Innovate, Accelerate

When we met at our Investor Day in March 2024, Nasdaq introduced three strategic priorities that underpinned our approach to delivering resilient and scalable growth. We successfully delivered on these priorities in 2024 as we further aligned Nasdaq’s business to meet our clients’ needs and the megatrends shaping our industry.

●   Integrate – Successfully integrate Adenza into Nasdaq, unlock synergies, and drive operating leverage: Nasdaq’s Financial Technology Division ended 2024 with a well-structured operating model, and we are deploying the One Nasdaq go-to-market approach to deliver holistically for our clients. In addition, our solid free cash flow enabled Nasdaq to finish the year ahead of our net expense synergy and deleveraging goals, while introducing additional efforts to deliver further cost synergies and efficiencies.

●   Innovate – Build upon our technology foundation by investing in artificial intelligence opportunities across our products and our employees: Nasdaq introduced new AI-powered solutions and product offerings designed to aid in the fight against financial crime, help companies expedite and make better ESG decisions, and digitize corporate governance in 2024. We saw solid client adoption, and our product managers continue to work on delivering new AI features in product roadmaps. Building on this success, Nasdaq has a strong innovation pipeline with various product enhancements launching over the course of 2025. Within our internal operations, our focus on AI adoption has shifted from exploration and experimentation to driving impact.

●   Accelerate – Accelerate the impact of our divisional structure and unlock new growth opportunities that will drive our business into the future: Nasdaq completed 11 cross-sells in 2024. Cross-sell opportunities accounted for over 15% of the Financial Technology Division’s pipeline and Nasdaq remains on track to exceed $100 million in run-rate revenue from cross-sells by the end of 2027.

The steadfast execution of these strategic initiatives allowed us to deliver strong financial results in a dynamic operating environment. In 2024, Nasdaq delivered net revenues of $4.6 billion. On an adjusted basis, our non-GAAP revenues of $4.7 billion increased by 9%.[1] Annualized Recurring Revenue was $2.8 billion, an increase of 7% year-over-year, while annualized SaaS revenue increased 14%.

1.   Refer to Annex A of this Proxy Statement for a reconciliation of GAAP to non-GAAP measures.

NASDAQ PROXY STATEMENT

Delivering Significant Operational Milestones

In 2024, Nasdaq navigated a dynamic economic environment to deliver numerous operational achievements across our divisions.

In our Financial Technology Division, Nasdaq’s more than 3,800 clients now see us as a complete partner that helps solve their most critical challenges across risk, regulation, and trade infrastructure. Our enhanced product portfolio has not only strengthened our client relationships but also led to the signing of new clients and to the expansion of existing relationships with global financial institutions of all sizes.

Nasdaq’s Capital Access Platforms Division attracted new listings, supported corporate and investor decision making, and drove even more liquidity into the market through our leading Index franchise. Nasdaq extended our listings leadership to six consecutive years as the top U.S. exchange by number of IPOs and proceeds raised in 2024, and we celebrated the 500th listing transfer to Nasdaq. It was also an exceptional year for our Index franchise, which delivered outstanding revenue growth, ending the year with record assets under management and driving innovation with 116 new products launched with its clients.

In our Market Services Division, we leveraged our foundation as a market operator, delivering strength across U.S. and European cash equities, U.S. equity derivatives, and Index options. We also successfully migrated Nasdaq ISE to our next-generation derivatives platform, Fusion, and today, four of our six U.S. options markets as well as our European equity derivatives market are now running on Fusion, resulting in lower latency, higher throughput, and overall increased productivity.

Our operational progress this year, coupled with our deep industry expertise and execution mindset, is elevating our conversations with clients, and we entered 2025 with strong momentum across our business. Through our complementary and integrated solutions, we are confident we will continue to deliver consistent growth and accelerate our evolution as a trusted technology partner to the financial ecosystem.

Positioning Nasdaq for Long-Term Growth

The start of 2025 has been met with rapid shifts in geopolitical and macroeconomic policies, which has resulted in an unprecedented environment. The ongoing discussions around potential tariffs have created a fluid macroeconomic environment, and it is in these periods when the full range of Nasdaq’s capabilities takes on even greater importance to our clients, and when the resilience of our diversified business model positions us for long-term growth.

The global markets we operate enable capital formation even during turbulent periods, offering issuers the ability to access funding when they need it most, while providing investors with transparent, efficient mechanisms to express their views, adjust their strategies, and comprehensively manage risk.

Through our portfolio of mission-critical solutions across risk management, regulatory reporting, financial crime management, and capital markets technology, we are a trusted partner to institutions across the financial ecosystem.

By delivering on this approach, Nasdaq will bring corporates, investors, market operators, and market participants together to raise capital, invest successfully, and improve the resilience and integrity of the financial system.

We will continue to execute this strategy in 2025 and beyond, and we look forward to updating you on our progress to deliver long-term sustainable value to our shareholders, clients, and employees. Thank you for your unwavering support and trust.

Sincerely,

Adena T. Friedman

Chair and CEO

Nasdaq, Inc.

Acronyms and Certain Defined Terms

AI	Artificial Intelligence

ARR	Annualized Recurring Revenue

AUM	Assets Under Management

CEO	Chief Executive Officer

CFO	Chief Financial Officer

CIO	Chief Information Officer

COBRA	Consolidated Omnibus Budget Reconciliation Act

CTO	Chief Technology Officer

ECIP	Executive Corporate Incentive Plan

EPS	Earnings Per Share

Equity Plan	Nasdaq’s Equity Incentive Plan

ERM	Enterprise Risk Management

ESPP	Employee Stock Purchase Plan

ETP	Exchange Traded Product

EVP	Executive Vice President

Exchange Act	Securities Exchange Act of 1934, as amended

FASB ASC Topic 718	Financial Accounting Standards Board Accounting Standards Codification Topic 718, “Stock Compensation”

Form 10-K	Nasdaq’s Annual Report on Form 10-K for the Fiscal Year Ended December 31, 2024, as filed with the SEC on February 21, 2025

GAAP	U.S. Generally Accepted Accounting Principles

IPO	Initial Public Offering

M&A	Mergers and Acquisitions

MIP	Verafin Holdings Inc. Amended and Restated Management Incentive Plan

NEO	Named Executive Officer

P&L	Profit & Loss

PCAOB	Public Company Accounting Oversight Board

PSU	Performance Share Unit

RSU	Restricted Stock Unit

S&P	Standard & Poor’s

SaaS	Software as a Service

SEC	U.S. Securities and Exchange Commission

SVP	Senior Vice President

TSR	Total Shareholder Return

VP	Vice President

NASDAQ PROXY STATEMENT

2025 NASDAQ PROXY STATEMENT About Nasdaq The Trusted Fabric of the Financial System Positioned at the nexus of technology and the capital markets, Nasdaq provides premier platforms and services for global capital markets and beyond with leading technology, insights, and markets expertise. Our Foundational Pillars Liquidity Enhance liquidity by modernizing markets with innovative technology. Transparency Provide access and transparency to capital markets to enable economic growth and empower informed investment and capital markets decision-making. Integrity Ensure and enhance the integrity of the world’s financial system through regulatory compliance and financial crime management technology solutions. Our Solutions Market Platforms - Modernizing Markets Advancing the modernization of markets to create more sustainable and trusted financial networks enabling markets to reach their full potential. Capital Access Platforms - Navigating Market Complexity Enabling economic growth through access to capital and transparency, and helping clients navigate the capital markets, and drive governance excellence. Financial Technology - Solving Market Challenges Providing world-class technology to solve the biggest challenges across risk management, regulatory compliance, and capital markets workflows and infrastructure.

Our Purpose Empowering Economic Opportunity Our Purpose drives us to power stronger economies and contribute to a more sustainable world to help our communities, clients, and employees reach their full potential. Nasdaq Foundation The Nasdaq Foundation works to connect business, capital, and innovative ideas to foster financial literacy and entrepreneurship. Nasdaq Entrepreneurial Center The Nasdaq Entrepreneurial Center is a non-profit organization building a better path for entrepreneurs worldwide. Employee & Corporate Giving Nasdaq’s global Corporate Social Responsibility program partners with non-profit organizations and encourages giving and community involvement through volunteering. Our People The cornerstone of our culture, growth, and success. We continued to strengthen our commitment to, and investment in, attracting, retaining, developing, and motivating our employees during 2024. With a 94% participation rate, our most recent 2024 engagement survey results reached a record high rating of 80% favorable, with 14% neutral, placing us in the top 10% of tech companies. Additional information regarding our human capital management matters can be found in our annual Sustainability Report and our Form 10-K. Innovation Nasdaq seeks to hire and develop world-class and innovative talent across the globe. We continue to invest in professional development for our employees, including a new AI training initiative, which saw 98% participation during 2024 in at least one program to bolster their AI knowledge and skills. Integrity Our commitment to integrity remains at the center of all we do and 90% of employees report being proud to work at Nasdaq. Additional information on operating with integrity can be found under Global Ethics and Compliance. 2

2025 NASDAQ PROXY STATEMENT

Delivering For Our Shareholders

2024 Business Results

$4.6B
Net revenue[1]

7%
ARR growth over the fourth quarter of 2023

$647B
Average ETP AUM at December 31, 2024

$1.9B
Operating cash flow

80%
Win rate among eligible operating company IPOs[2]

Value Creation

TOTAL SHAREHOLDER RETURN[3]

1-year
35%
25%
3-year
15%
29%
5-year
133%
97%
NDAQ
S&P 500

DILUTED EPS[4]

2022
$2.26
$2.66
2023
$2.08
$2.82
2024
$1.93
$2.82
GAAP
NON-GAAP

OPERATING INCOME

2022
$1.6B
$1.9B
2023
$1.6B
$2.1B
2024
$1.8B
$2.5B
GAAP
NON-GAAP

OPERATING MARGIN

2022
44%
52%
2023
41%
53%
2024
39%
54%
GAAP
NON-GAAP

9%
Increase to quarterly dividend in 2024

>$680M
Returned to shareholders in dividends and share repurchases in 2024

>$800M
Net repayment of outstanding indebtedness

2025 NASDAQ PROXY STATEMENT Delivering For Our Shareholders 2024 Business Results $4.6B 7% $647B Net revenue1 ARR growth over the Average ETP AUM at fourth quarter of 2023 December 31, 2024 $1.9B 80% 39% 54% Operating Win rate among eligible Operating Operating Margin cash flow operating company IPOs2 Margin GAAP Non-GAAP Value Creation TOTAL SHAREHOLDER RETURN3 9% >$650M >$800M Increase to Returned to shareholders Net repayment of outstanding quarterly dividend in dividends and share indebtedness in 2024 repurchases in 2024 1. Represents revenue less transaction-related expenses. 2. Eligible IPO win rate only includes companies that meet quantitative Nasdaq listing standards. 3. For purposes of the TSR shown on this page, TSR represents the change in value of the security or index including both price appreciation or depreciation and reinvested cash dividends of the respective security or index over the period indicated. 4. The decrease in our GAAP diluted EPS for 2024 as compared with 2023 was primarily due to higher amortization expense associated with the Adenza acquisition, the Adenza restructuring charges (further described in our Form 10-K), as well as additional interest expense and higher share count related to the funding of the Adenza acquisition. Additional interest expense and higher share count related to the funding of the Adenza acquisition also impacted our non-GAAP diluted EPS. GAAP diluted EPS decreased 7% in 2024, and Non-GAAP diluted EPS increased 11% organically excluding the impacts from acquisition and changes from foreign currency exchange rates. 3

INTRODUCTION

Meeting Notice

Virtual Meeting Logistics

Date	Time	Where
Wednesday, June 11, 2025	8:00 a.m., Eastern Time	virtualshareholdermeeting.com/NDAQ2025

Items of Business

1.	To elect 12 directors for a one-year term

2.	To approve the Company’s executive compensation on an advisory basis

3.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025

4.	To approve an amendment to Nasdaq’s Amended and Restated Certificate of Incorporation to provide for limited officer exculpation

5.	To consider any other business that may properly come before the Annual Meeting, and any adjournment or postponement of the meeting

Important Meeting Information

Record Date

Shareholders of record as of April 14, 2025 will be eligible to vote at and participate in the Annual Meeting using the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, voter instruction form, or proxy card.

A Notice of Internet Availability of Proxy Materials will be mailed on or about April 28, 2025.

Asking Questions

Prior to the Annual Meeting, shareholder questions can be submitted at proxyvote.com. During the meeting, questions may be submitted in the question box provided at virtualshareholdermeeting.com/NDAQ2025.

Replays

A replay of the Annual Meeting will be posted as soon as practical at ir.nasdaq.com along with answers to shareholder questions pertinent to meeting matters that are received before and during the Annual Meeting that cannot be answered due to time constraints. The replay will be available for one year following the Annual Meeting.

Voting

Your vote is important to us. Please promptly vote your shares as soon as possible by internet, telephone, or returning your proxy card.

To express our appreciation for your participation, Nasdaq will make a $1 charitable donation to the Global Financial Literacy Excellence Center (GFLEC) on behalf of every unique holder that votes.

By Order of the Board of Directors,

Erika Moore

VP, Deputy General Counsel and Corporate Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2025 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 11, 2025.

Nasdaq’s 2025 Proxy Statement and Form 10-K are available at: ir.nasdaq.com or proxyvote.com

NASDAQ PROXY STATEMENT

Voting Summary

This summary of proposals and recommendations is intended to provide a general overview of voting matters and may not contain all the information that is important to you. Please review this entire Proxy Statement, as well as our Form 10-K, prior to voting.

Proposal		Recommendation
1.	Election of Directors	☑ FOR
Elect 12 directors to hold office until the 2026 Annual Meeting.

The Nominating & Governance Committee has recommended, and the Board has nominated, 12 directors for election at the Annual Meeting to hold office until the 2026 Annual Meeting. We have built a highly engaged, independent Board with broad and diverse experience that is committed to representing the long-term interests of our shareholders.

2.	Advisory Vote to Approve Executive Compensation	☑ FOR
Approve, on an advisory (non-binding) basis, the 2024 compensation of the Company’s NEOs.

Our Board and the Management Compensation Committee are committed to executive compensation programs that align with our strategic priorities, business objectives, and shareholder interests. Compensation decisions are based on Nasdaq’s financial and operational performance and reflect a continued emphasis on variable, at-risk compensation paid over the long-term.

3.	Ratification of Appointment of Independent Registered Public Accounting Firm	☑ FOR
Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

The Audit & Risk Committee is directly responsible for the annual review, compensation, retention, and oversight of our independent external auditor. The Audit & Risk Committee, and our Board, believe that the continued retention of Ernst & Young LLP is in the best interests of Nasdaq and its shareholders.

4.	Approval of an Amendment to Nasdaq’s Charter to Provide for Limited Officer Exculpation	☑ FOR
Approve an amendment to Nasdaq’s Amended and Restated Certificate of Incorporation, or Charter, to allow for the limited exculpation of officers of the Company.
The amendment is aligned with legislation adopted in 2022 enabling Delaware corporations to limit the liability of certain executive officers in limited circumstances.

How to Vote

Use any of the following methods and your 16-digit control number:

Online	By Phone	By Mail	Attend the Annual Meeting

Visit proxyvote.com	Call +1 800 690 6903 in	Cast your ballot, sign your	Vote during the meeting by
Visit 24/7	the U.S. or Canada to vote	proxy card, and return by	following the instructions on
	your shares	postage-paid envelope	the website

Vote to Make a Difference. Every vote counts. To express our appreciation for your participation, Nasdaq will make a $1 charitable donation to the Global Financial Literacy Excellence Center (GFLEC) on behalf of every unique shareholder that votes. Dedicated to advancing research and solutions that open the door to universal financial literacy, GFLEC envisions a world in which individuals have the financial knowledge they need to fully participate in the economy and build secure futures.

Shareholder Engagement

SHAREHOLDER ENGAGEMENT

Accountability to our shareholders is not just a mark of good corporate governance – it is a critical component of our success. Fostering long-term relationships and maintaining trust with our shareholders is a key priority for both management and the Board.

Year-round Engagement

We maintain active shareholder outreach and engagement throughout the year, offering a continuous cycle of feedback and response.

Our Investor Relations and Corporate Secretary teams provide periodic updates throughout the year to our shareholders, driving awareness of our performance, significant corporate governance matters, sustainability initiatives, and changes in our Board and executive management.

Our comprehensive engagement program also features year-round investor relations outreach efforts through investor conferences, non-deal roadshows, and meetings on a regular basis. We strive to engage with a broad set of investors ranging from large institutions to smaller and mid-sized firms, pension funds, endowments, and family offices, as well as individual investors. We aim to obtain their input on key matters and hear from them on the issues that matter most.

Shareholder feedback provides our Board and management with valuable insights on our business strategy and performance, corporate responsibility, executive compensation, and sustainability initiatives, among many other topics. This feedback informs various business decisions and helps us more effectively tailor the information we disclose to the public. Webcasts of management’s presentations at industry or investor conferences are generally made available to investors and are accessible for a period of time at ir.nasdaq.com.

The key components of our 2024 investor outreach are described below.

Investor Day

At our biennial Investor Day, Nasdaq’s CEO, CFO, and other members of the senior leadership team provide an update on our vision, strategy, and outlook, including a detailed overview of each business division, and our financial and operational performance. Question and answer sessions also are held with members of our senior management team and the investment community throughout the day. Our Investor Day is an important opportunity to demonstrate the breadth of our leadership team, offer our current and prospective shareholders a deeper understanding of the Company and its opportunities, and build confidence across all stakeholder groups in our strategy and our plans to drive resilient and scalable growth.

This event was most recently held in March 2024 at Nasdaq’s New York headquarters and was also broadcast via live webcast. Replays and materials were made available on our investor relations website following the event.

Nearly 500 members of the investment community attended our 2024 Investor Day, either in person or virtually through the webcast. Management discussed our 2024 strategic priorities, which were designed to deliver our next phase of scalable, durable, and profitable growth, and drive significant

We are committed to constructive, honest, and year-round engagement with our shareholders, including portfolio managers and investment stewardship teams—and our Corporate Governance Guidelines codify our Board’s commitment to oversight of shareholder engagement.

NASDAQ PROXY STATEMENT

value for our clients and shareholders. Nasdaq’s senior leadership team outlined three strategic priorities: Integrate, by executing the integration of Adenza, which we acquired in November 2023, in order to expand its growth opportunities, unlock synergies, and drive operating leverage; Innovate, by leveraging our technology infrastructure to drive innovation that can further our competitive position; and Accelerate, by unlocking the value of our new divisional structure to create and deliver on new growth and revenue opportunities through a One Nasdaq strategy. Management also discussed our disciplined capital allocation strategy, including plans to utilize a return on invested capital-based framework to drive organic growth, accelerate our deleveraging plan, increase our quarterly dividend, and conduct share repurchases through our previously announced Board-authorized share repurchase program.

Annual Meeting of Shareholders

Our Annual Meeting of Shareholders is conducted virtually through a live webcast and online shareholder tools. This structure promotes shareholder attendance and participation, enabling shareholders to participate fully and equally from any location worldwide, free of charge. The virtual format saves the Company and shareholders costs associated with in-person shareholder meetings, and enhances shareholder access, participation, and communication. Given our global footprint, we believe this is the right choice. We have designed our virtual meeting to enhance shareholder participation and protect shareholder rights.

Secondary Offerings

In 2024, Nasdaq facilitated two underwritten secondary offerings on behalf of two of its largest shareholders. In March, Borse Dubai sold 31.0 million shares of our common stock, and in July, Thoma Bravo sold 42.8 million shares of our common stock. Both offerings were oversubscribed, which we believe reflected an endorsement of our business model and strong investor demand for our shares, as well as the successful execution of our strategic objectives. We did not receive any proceeds from either offering.

Board Outreach

In 2024, Nasdaq conducted a governance roadshow consisting of focused, one-on-one meetings between shareholders and one of Nasdaq’s independent directors. These meetings provided the stewardship teams of our institutional shareholders an opportunity to ask questions regarding the Adenza acquisition, Nasdaq’s corporate governance framework, and any other topics the shareholders wanted to discuss. We extended meeting invitations to our top 24 shareholders at the time, excluding (i) our three largest shareholders, who are already represented on our Board, and (ii) those shareholders who generally do not engage with issuers. We held meetings with shareholders holding 28% of our outstanding shares as of the end of 2024.

We believe that open and direct dialogue between our shareholders and directors is essential for transparency, trust, and continuous improvement. The feedback from each of these meetings was shared with the Nominating & Governance Committee.

Transparent and Informed Governance Practices

Shareholder input is regularly shared with our Board, Board Committees, and management. In addition to shareholders’ sentiments, the Nominating & Governance Committee considers corporate governance trends and best practices, including the practices of our peers and other large companies, and regularly reviews the voting results of our shareholder meetings.

Meaningful Actions

Our continuous engagement and ongoing dialogue with the investment stewardship teams of our institutional investors, as well as our other shareholders, through various forums and formats throughout the year led to enhancements in our corporate governance, corporate strategy, human capital management, sustainability initiatives, and disclosures. Our key responsive actions are highlighted below.

Corporate Strategy

✓	Substantially completed the integration of Adenza, a provider of mission-critical risk management, regulatory reporting, and capital markets software to the financial services industry.

✓

Accelerated our vision to become the trusted fabric of the world’s financial system, including through the advancement of our One Nasdaq go-to-market strategy that underpins the Financial Technology division cross-sell initiatives.

Corporate Governance

✓	Actively conducted year-round planning for director succession and Board refreshment, including a review and analysis of the skills, attributes, and expertise for future Board nominees.

✓	Continued our quarterly in-house director education series for the Board, as well as targeted education on sustainability topics for our Nominating & Governance Committee.

✓	Recognized for “Governance Team of the Year (Large Cap)” and “Best Director Training and Education Program” in the Corporate Governance Awards sponsored by Governance Intelligence Magazine.

Shareholder Returns and Capital Deployment

✓

Increased our regular quarterly dividend by 9% to $0.24 per share in 2024, consistent with our Board’s policy to provide shareholders with regular and growing dividends over the long-term as our earnings and free cash flow grow.

✓	Reaffirmed our goal to increase our dividend payout ratio to the 35% to 38% range by 2027, to reinforce a consistent and compelling dividend opportunity for shareholders.

✓

Demonstrated commitment to our goal to offset annual dilution from employee stock compensation vesting, by repurchasing an aggregate of 2.3 million shares of common stock in 2024, including through our repurchase of 1.2 million shares of common stock in July 2024 through our participation in the Thoma Bravo secondary offering.

OUR BOARD

Proposal 1:

Election of Directors

The Board unanimously recommends that shareholders vote FOR each nominee to serve as a director.

The business and affairs of Nasdaq are managed under the direction of our Board. Our directors have diverse backgrounds, attributes, and experiences that provide valuable insights for the Board’s oversight of the Company.

Pursuant to our Amended and Restated Certificate of Incorporation and By-Laws and based on our governance needs, the Board determines the total number of directors. The Board is authorized to have 12 directors following our 2025 Annual Meeting.

Each of the 12 nominees identified in this Proxy Statement has been nominated by our Nominating & Governance Committee and Board for election to a one-year term expiring at our 2026 Annual Meeting of Shareholders. Each elected director will hold office until his or her successor has been elected and qualified or until the director’s earlier death, disability, disqualification, removal, or resignation. All nominees have consented to be named in this Proxy Statement and to serve on the Board, if elected.

In an uncontested election, our directors are elected by a majority of votes cast at any meeting for the election of directors at which a quorum is present. This election is an uncontested election, and therefore, each of the 12 nominees must receive the affirmative vote of a majority of the votes cast to be duly elected to the Board. Any shares not voted, including as a result of abstentions or broker non-votes, will not impact the vote.

Our Corporate Governance Guidelines require that, in an uncontested election, an incumbent director must submit an irrevocable resignation as a condition to his or her nomination for election. If an incumbent director fails to receive the requisite number of votes in an uncontested election, the irrevocable resignation becomes effective and such resignation will be considered by the Nominating & Governance Committee, which will recommend to the full Board whether or not to accept the resignation. The Board will act on the Nominating & Governance Committee’s recommendation and disclose publicly its decision-making process with respect to the resignation. Each of the incumbent directors has submitted an irrevocable resignation.

Current Board members, from left to right: Essa Kazim, Alfred W. Zollar, Holden Spaht, Charlene T. Begley, Toni Townes-Whitley, Adena T. Friedman, Thomas A. Kloet, Michael R. Splinter, Kathryn A. Koch, Jeffery W. Yabuki, Johan Torgeby, and Melissa M. Arnoldi.

NASDAQ PROXY STATEMENT

Director Nominees1

Melissa M. Arnoldi, 52

Director Since: 2017 | Non-Industry; Public

EVP and General Manager for Business Solutions,

AT&T, Inc.

Other Public Company Boards: 0

Committee Memberships:

●   Finance

●   Management Compensation

Charlene T. Begley, 58

Director Since: 2014 | Non-Industry; Public

Retired SVP and CIO, General Electric Company

Other Public Company Boards: 2

Committee Memberships:

●   Audit & Risk

●   Nominating & Governance (Chair)

Adena T. Friedman, 55 Director Since: 2017 | Staff Chair and CEO, Nasdaq Other Public Company Boards: 0 Committee Memberships: ● Finance	Essa Kazim, 66 Director Since: 2008 | Non-Industry Governor, Dubai International Financial Centre Other Public Company Boards: 1 Committee Memberships: ● Finance

Thomas A. Kloet, 66 Director Since: 2015 | Non-Industry; Public Retired CEO and Executive Director, TMX Group Limited Other Public Company Boards: 0 Committee Memberships: ● Audit & Risk (Chair)	Kathryn A. Koch, 44 Director Since: 2024 | Non-Industry; Public President and CEO, The TCW Group, Inc. Other Public Company Boards: 0 Committee Memberships: ● Management Compensation

Holden Spaht, 50 Director Since: 2023 | Non-Industry Managing Partner, Thoma Bravo Other Public Company Boards: 0 Committee Memberships: ● Finance

Michael R. Splinter, 74

Lead Independent Director

Director Since: 2008 | Non-Industry; Public

Retired Chairman and CEO, Applied Materials, Inc.

Other Public Company Boards: 3

Committee Memberships:

●   Management Compensation

●   Nominating & Governance

Johan Torgeby, 50 Director Since: 2022 | Non-Industry President and CEO, Skandinaviska Enskilda Banken (SEB) Other Public Company Boards: 1 Committee Memberships: ● Finance (Chair)

Toni Townes-Whitley, 61

Director Since: 2021 | Non-Industry; Issuer

CEO, Science Applications International Corp. (SAIC)

Other Public Company Boards: 1

Committee Memberships:

●   Audit & Risk

●   Management Compensation

Jeffery W. Yabuki, 65

Director Since: 2023 | Non-Industry; Public

Chairman and CEO, InvestCloud

Chairman and Founding Partner, Motive Partners

Other Public Company Boards: 2

Committee Memberships:

●   Management Compensation (Chair)

●   Nominating & Governance

Alfred W. Zollar, 70

Director Since: 2019 | Non-Industry; Public

Former Executive Partner, Siris Capital Group, LLC

Other Public Company Boards: 2

Committee Memberships:

●   Audit & Risk

●   Nominating & Governance

1.

To ensure that balanced viewpoints are represented on our Board of Directors, Nasdaq’s By-Laws require that all directors be classified as: Industry Directors; Non-Industry Directors, which may be further classified as either Issuer Directors or Public Directors; or Staff Directors. The requirements for each classification are outlined in the By-Laws.

OUR BOARD

Director Identification and Evaluation

In evaluating individual Director nominations and renominations, the Nominating & Governance Committee considers many factors, including, among other things:

●	the individual’s educational and professional background and personal accomplishments;

●	an independent mindset that constructively challenges the status quo and provides a strong view of the future;

●	the ability to devote sufficient time and attention to effectively serve on the Board;

●	the requirements in our By-Laws;

●	diversity of backgrounds, experiences, leadership, and skills;

●	a client experience orientation;

●	a broad understanding of the global economy, capital markets, finance, and other disciplines relevant to the success of a large publicly traded financial technology company, including cybersecurity; and

●	a general understanding of Nasdaq’s business and technology.

The Nominating & Governance Committee evaluates each individual candidate in the context of the Board as a whole, with the objective of maintaining a group of directors that can further the success of our businesses, while representing the interests of shareholders, employees, and the communities in which the Company operates. In determining whether to recommend a Board member for re-election, the Nominating & Governance Committee also considers the director’s participation in and contributions to the activities of the Board, the results of the most recent Board and Committee assessment, and attendance at meetings.

The Board and the Nominating & Governance Committee believe all director nominees embody our corporate values and exhibit the characteristics below:

●	a commitment to long-term value creation for our shareholders;

●	an appreciation for shareholder feedback;

●	high regard for personal and professional ethics;

●	a proven record of success;

●	a commitment to the integrity of affiliated self-regulatory organizations;

●	sound business judgment;

●	a strategic vision and leadership experience;

●	knowledge of the financial services and technology industries;

●	sufficient time to devote to Board service; and

●	an appreciation of multiple cultures and perspectives.

NASDAQ PROXY STATEMENT

Board Composition

Our director nominees represent a wide range of diverse backgrounds, experiences, leadership, and skills that together embody the knowledge relevant to Nasdaq’s strategic long-term vision and global operations.

Board Diversity Matrix The following matrix includes all directors as of April 28, 2025. For our prior year’s matrix, please see our 2024 Proxy Statement.

Total Number of Directors		12

	Female	Male	Non-Binary	Did not Disclose Gender

Part I: Gender Identity

Directors	5	7	-	-

Part II: Demographic Background

African American or Black	1	1	-	-

Alaskan Native or Native American	-	-	-	-

Asian	-	1	-	-

Hispanic or Latinx	-	-	-	-

Native Hawaiian or Pacific Islander	-	-	-	-

White	4	5	-	-

Two or More Races or Ethnicities	-	-	-	-

LGBTQ+	-	-	-	-

Did Not Disclose Demographic Background	-	-	-	-

OUR BOARD

Skills and Expertise Matrix

The following matrix highlights the mix of key skills and expertise, that among other factors, led the Board and the Nominating & Governance Committee to recommend these nominees for election to the Board. The matrix is intended to depict notable areas of focus for each director nominee. The absence of a mark does not mean that a particular director does not possess that qualification or skill.

Arnoldi	Begley	Friedman	Kazim	Kloet	Koch	Spaht	Splinter	Torgeby	Townes-Whitley	Yabuki	Zollar
Capital Markets: Deep industry knowledge of the capital markets landscape helps us execute our strategy, expand client relationships, accelerate growth, and deliver strong shareholder returns.	□	□	■	■	■	■	■	□	■	□	■	□
Client Experience: Expertise in enhancing and transforming customer service experiences is critical to overseeing our client-first approach.	■	■	■	■	□	■	□	■	■	■	■	■
Corporate Governance: Experience on other public company boards provides insight into developing practices consistent with our commitment to corporate governance.	□	■	■	■	■	□	□	■	□	□	□	■
Cybersecurity: Experience in understanding the impact of the cybersecurity threat landscape on our business and that of our clients is crucial to an effective risk management program.	■	■	□	□	■	□	□	□	□	■	□	■
Financial: A deep understanding of financial and accounting metrics is essential to overseeing our performance.	■	■	■	■	■	■	■	□	■	□	■	□
Global Leadership: Experience in a leadership position at a global company provides practical insight into the skills needed to advance the corporate strategy and enhances the ability to recognize those skills in others.	■	■	■	■	■	■	■	■	■	■	■	■
M&A: Experience with assessing and executing on new opportunities is crucial for overseeing tactical and strategic M&A transactions.	■	□	■	■	■	□	■	■	□	□	■	■
Risk Management: Operating in a complex regulatory and risk environment necessitates skillful oversight of the identification, evaluation, and prioritization of risks and the development of comprehensive policies and procedures to effectively mitigate risk and manage compliance.	□	■	■	□	■	■	■	□	■	■	□	□
Sustainability: Experience in support of sustainability initiatives, including culture and human capital management, strengthens the Board's oversight and assures that business imperatives and long-term value creation are achieved within a responsible business model.	□	□	■	□	□	■	□	■	■	■	□	□
Technology & Innovation: Experience in traditional, new, and emerging technologies is core to understanding our business as an innovative technology leader.	■	■	■	□	□	□	■	■	□	■	■	■

NASDAQ PROXY STATEMENT

Board Refreshment and Nominations

The selection of qualified directors is key to ensuring that the Board fulfills its mission. We believe our director nominees—individually and collectively—possess the right skills, qualifications, experience, and tenure needed for the successful oversight of Nasdaq’s strategy and enterprise risks.

The Nominating & Governance Committee oversees and plans for director succession and refreshment of the Board to promote and support our long-term vision. In doing so, the Committee takes into consideration the corporate strategy and the overall needs, composition, and size of the Board, as well as the criteria adopted by the Board regarding director qualifications.

The Nominating & Governance Committee considers possible candidates suggested by Board members, shareholders, and senior management. In addition to submitting suggested nominees to the Nominating & Governance Committee, a Nasdaq shareholder may nominate a person for election as a director, provided the shareholder follows the procedures specified in Nasdaq’s By-Laws.

The Nominating & Governance Committee reviews all candidates in the same manner, regardless of the source of the recommendation. In addition, the Nominating & Governance Committee may engage a third-party search firm from time to time to assist in identifying and evaluating qualified candidates.

Director Nominees by Shareholders

We are obligated by stockholders’ agreements with each of Borse Dubai and Investor AB to nominate and generally use best efforts to cause the election to the Nasdaq Board of one individual designated by each such shareholder, as long as such shareholder continues to hold at least 10% of Nasdaq’s outstanding shares. For Borse Dubai, the number of outstanding shares used for purposes of this calculation is as of March 19, 2024, the date of the most recent amendment to the stockholders’ agreement with Borse Dubai. His Excellency Kazim is the individual designated by Borse Dubai as its nominee, and Mr. Torgeby is the individual designated by Investor AB as its nominee.

Director Recruitment Process

Board composition is regularly analyzed to ensure alignment with strategy.

Nominating & Governance Committee develops a list of desired skills, expertise, and attributes for the next director nominee, considering the Company’s strategic evolution, the results of the annual Board assessment, anticipated director turnover, and other factors.

Nominating & Governance Committee reviews candidate recommendations from directors, management, and other stakeholders and determines whether to approach potential candidates.

Nominating & Governance Committee interviews potential candidates, evaluates their fit for the Board, reviews conflicts and independence, and makes recommendations to the Board.

Board of Directors has the opportunity to interview recommended candidates and approves nominees.

Shareholders vote on nominees at Nasdaq’s Annual Meeting.

Implementation: Five new directors have been nominated to serve on our Board over the last four years—each bringing a fresh perspective, varied background, and unique skill set.

2021 Toni Townes-Whitley Brings extensive operational experience in leadership roles at public technology companies, including serving as CEO of SAIC since October 2023, bringing invaluable insights as Nasdaq continues its transformation into a scalable platform company and expands our product innovation efforts using AI and the cloud. 2022 Johan Torgeby Brings deep experience from more than 15 years in various leadership roles, including currently serving as CEO, of a large Nordic financial services company, with critical perspectives on European capital markets and crime issues facing global banks, including financial crime management and regulatory offerings and solutions. 2023 Jeffery W. Yabuki Adds decades of experience in financial services and technology, including serving as CEO of Fiserv, contributing key expertise regarding anti-financial crime, payments and corporate strategy, as well as executive compensation. 2023 Holden Spaht Provides critical expertise regarding our AxiomSL and Calypso products, solutions and customer relationships, coupled with vast experience with technology and software companies from his role as an executive with a large fintech-focused private equity firm. 2024 Kathryn A. Koch Provides valuable perspective as the leader of a global asset management firm, bringing extensive expertise in investment management and client engagement that can help our various businesses strengthen their One Nasdaq approach to deepening and broadening client relationships.

NASDAQ PROXY STATEMENT

Director Biographies

The following is additional information about each of the director nominees including career highlights, public company director positions held currently or at any time during the last five years, and the specific qualifications, experience, or skills that led the Nominating & Governance Committee and our public company Board to determine that the nominee should serve as one of our directors. Each of our nominees was last elected by shareholders at the 2024 Annual Meeting of Shareholders.

Melissa M. Arnoldi EVP and General Manager for Business Solutions, AT&T Inc. Age: 52 Director Since: 2017 Independent United States Committee Membership ● Finance ● Management Compensation

Career Highlights

Melissa M. Arnoldi has been the EVP and General Manager for Business Solutions with P&L responsibility for AT&T’s $33 billion Business Solutions portfolio since July 2024. AT&T Business serves nearly 2.5 million business customers around the globe across private and government sectors, including nearly all Fortune 1000 companies. In her prior role, from August 2021 to June 2024, Ms. Arnoldi was the Chief Customer Officer for AT&T Consumer, leading field technician and contact center teams that supported 180 million annual customer interactions. She was also responsible for Billing Operations, Fraud, and Compliance. From September 2018 to July 2021, she served as the CEO of Vrio Corp., a multibillion-dollar AT&T digital entertainment services company in Latin America with more than 9,000 employees across 11 countries during her tenure. Prior to that, Ms. Arnoldi served in various capacities at AT&T Inc. since 2008. This included President of Technology & Operations where she was responsible for the company’s global technology, software development, supply chain, network and cybersecurity operations and chief data office, as well as AT&T’s Intellectual Property group, Labs and Foundries. Before joining AT&T, Ms. Arnoldi was a senior executive at Accenture from 1996 to 2008.

Impact on Board

●   Innovative technology leader with experience in cybersecurity, software development, and network operations

●   Broad expertise in providing a superior customer experience

●   Strategic thinker with global business and operational capabilities

Select Professional and Community Contributions

●   Former Director of Sky Mexico

●   Former Director of the Girl Scouts of Northeast Texas

●   Former Member of the National Action Council for Minorities in Engineering

OUR BOARD

Career Highlights

Charlene T. Begley served in various capacities for the General Electric Company, a diversified infrastructure and financial services company, from 1988 to 2013. Ms. Begley served in a dual role as SVP and CIO, as well as President and CEO of GE’s Home and Business Solutions, from January 2010 to December 2012. Previously, Ms. Begley served as President and CEO of GE’s Enterprise Solutions from 2007 to 2009. At GE, Ms. Begley served as President and CEO of GE Plastics and GE Transportation. She also led GE’s corporate audit staff and served as CFO for GE Transportation and GE Plastics Europe and India.

Impact on Board

●   Extensive leadership experience of highly complex and global industrial, consumer, and technology businesses

●   Significant risk management experience as a member of the executive-level Risk Management Committee at GE

●   Broad financial and audit expertise from prior roles at GE and service on the audit committees of several public companies

Current Public Company Boards

●   Hilton Worldwide Holdings Inc.: Audit Committee (Chair), Nominating & Governance Committee

●   SentinelOne, Inc.: Audit Committee (Chair)

Charlene T. Begley Retired SVP and CIO, General Electric Company Age: 58 Director Since: 2014 Independent United States Committee Membership ● Audit & Risk ● Nominating & Governance (Chair)

NASDAQ PROXY STATEMENT

Adena T. Friedman Chair and CEO, Nasdaq Age: 55 Director Since: 2017 United States Committee Membership ● Finance

Career Highlights

Adena T. Friedman has served as CEO since January 1, 2017 and became Chair of the Board on January 1, 2023. Previously, Ms. Friedman served as President and Chief Operating Officer from December 2015 to December 2016 and President from June 2014 to December 2015. Ms. Friedman served as CFO and Managing Director at The Carlyle Group, a global alternative asset manager, from March 2011 to June 2014. Prior to joining Carlyle, Ms. Friedman was a key member of Nasdaq’s management team for over a decade including as head of data products, head of corporate strategy, and CFO.

Impact on Board

●   More than 30 years of industry leadership and expertise, including over five years as Nasdaq’s CEO

●   Significant contributions that shaped Nasdaq’s strategic transformation to a leading global exchange and technology solutions company with operations on six continents

●   Deep strategy, financial, M&A, and product development experience

Select Professional and Community Contributions

●   Member of the Vanderbilt University Board of Trust

●   Director of the Federal Reserve Bank of New York

●   Director of the Business Roundtable and Chair of the Business Roundtable’s Technology Committee

OUR BOARD

Career Highlights

His Excellency Essa Kazim is the Governor of Dubai International Financial Centre, having joined the Centre in January 2014. He is the Chairman of Borse Dubai, and he was the Chairman of Dubai Financial Market through November 2021. H.E. Kazim began his career as a Senior Analyst in the Research and Statistics Department of the UAE Central Bank in 1988 and then moved to the Dubai Department of Economic Development as Director of Planning and Development in 1993. He was then appointed as Director General of the Dubai Financial Market from 1999 to 2006.

Impact on Board

●   Extensive leadership of a complex regulated business in the financial services industry

●   Broad knowledge of international markets with experience in finance, accounting, and corporate strategy

●   Global perspective, as well as a representative of a large shareholder

Select Professional and Community Contributions

●   Deputy Chairman of the Supreme Legislation Committee in Dubai

●   Member of the Dubai Securities and Exchange Higher Committee

●   Member of the Dubai Supreme Fiscal Committee

●   Board Member of the Dubai Free Zones Council

Current Public Company Boards

●   Emirates Telecommunications Group Company PJSC (Vice Chairman): Nominations and Remuneration Committee, Risk Committee

Essa Kazim Governor, Dubai International Financial Centre Age: 66 Director Since: 2008 Independent United Arab Emirates Committee Membership ● Finance

NASDAQ PROXY STATEMENT

Thomas A. Kloet Retired CEO and Executive Director, TMX Group Limited Age: 66 Director Since: 2015 Independent United States Committee Membership ● Audit & Risk (Chair)

Career Highlights

Thomas A. Kloet was the first CEO and Executive Director of TMX Group Limited, the holding company of the Toronto Stock Exchange, TSX Venture Exchange, Montreal Exchange, Canadian Depository for Securities, Canadian Derivatives Clearing Corporation, and BOX Options Exchange, from 2008 to 2014. Previously, he served as CEO of the Singapore Exchange and as a senior executive at Fimat USA (a unit of Société Générale), ABN AMRO, and Credit Agricole Futures, Inc. He also served on the boards of CME and various other exchanges worldwide. Mr. Kloet is a CPA and a member of the AICPA.

Impact on Board

●   Leadership of complex regulated businesses in the financial services industry

●   Broad knowledge of international markets with experience in finance, accounting, and corporate strategy

●   Significant experience in risk management, as well as clearinghouse, central depository, and broker-dealer operations at executive and board levels in North America and Asia

Select Professional and Community Contributions

●   Chair of the Boards of Nasdaq’s U.S. exchange subsidiaries

●   Chair of the Board of Northern Funds, which offers 43 portfolios, and Northern Institutional Funds, which offers 7 portfolios

●   Member of the FIA Hall of Fame

OUR BOARD

Career Highlights

Kathryn A. Koch has served as President and Chief Executive Officer of The TCW Group, Inc., a leading global asset management firm, since February 2023. In her role, she is responsible for the strategic direction and overall day-to-day management of TCW. Ms. Koch also serves as a member of TCW’s Board of Directors. Prior to joining TCW, Ms. Koch spent 20 years with Goldman Sachs in the Asset Management Division, where she was a Partner and a member of the Asset Management Division’s Executive Committee. From January 2022 through February 2023, Ms. Koch served as Chief Investment Officer of the $300 billion Public Equity business, and from 2017 through January 2022, she was Co-Head of the Fundamental Equity business. Previously, she was based in London for 10 years where she held several leadership roles including Head of the Multi-Asset Solutions business internationally.

Impact on Board

●   Leadership experience of a global asset management firm and extensive background with investment management, strategy, managing a P&L, client relationships, and human capital management

●   Deep public shareholder context and perspective given her prior role leading a $300 billion public equity business

●   Sustainability expertise through her prior oversight of the Stewardship and Engagement efforts for Goldman Sachs Asset Management across $2 trillion; also, as CEO of TCW, she has ultimate accountability for sustainability efforts

Select Professional and Community Contributions

●   Member of the University of Notre Dame’s Board of Trustees

●   Director of The Toigo Foundation

●   Member of the Spence School’s Board of Trustees

●   Member of the Transaction Advisory Services Advisory Board for TIFF Investment Management

Kathryn A. Koch President and CEO, The TCW Group, Inc. Age: 44 Director Since: 2024 Independent United States Committee Membership ● Management Compensation

NASDAQ PROXY STATEMENT

Holden Spaht Managing Partner, Thoma Bravo Age: 50 Director Since: 2023 Independent United States Committee Membership ● Finance

Career Highlights

Holden Spaht has served as a Managing Partner at Thoma Bravo, one of the largest software-focused investors in the world, since November 2013. Mr. Spaht is responsible for leading the firm’s application software strategy, with a specific focus on the financial technology, e-commerce, education, and office of the CFO spaces, among other sectors. He also serves on the investment committees for all Thoma Bravo funds and on the boards of directors of several software and technology service companies in which certain investment funds advised by Thoma Bravo hold an investment. He joined Thoma Bravo in 2005 and has played a key role in the firm’s growth and success in software private equity. He began his career as an Analyst at Morgan Stanley in New York and subsequently held Analyst and Associate roles at Thomas H. Lee Partners in Boston and Morgan Stanley in London and San Francisco.

Impact on Board

●   Vast business and director experience at technology and software companies

●   Specific knowledge about Nasdaq’s AxiomSL and Calypso businesses through Thoma Bravo’s prior ownership of those businesses

●   Perspective of a large shareholder in Nasdaq, as well as a private equity investor in the fintech industry

Select Professional and Community Contributions

●   President and Chair of the Spaht Family Foundation

●   Former Board Chair of the Schools of the Sacred Heart – San Francisco

Other Public Company Boards in the Past Five Years

●   Instructure Holdings, Inc.

OUR BOARD

.

Career Highlights

Michael R. Splinter was elected Lead Independent Director effective January 1, 2023. Mr. Splinter served as Chairman of Nasdaq’s Board from May 2017 to December 2022. He is a business and technology consultant and the co-founder of WISC Partners, a regional technology venture fund. He served as Executive Chairman of the Board of Directors of Applied Materials, a leading supplier of semiconductor equipment, from 2009 until he retired in June 2015. At Applied Materials, he was CEO from 2003 to 2013. An engineer and technologist, Mr. Splinter is a 40-year veteran of the semiconductor industry. Prior to joining Applied Materials, Mr. Splinter was an executive at Intel Corporation.

Impact on Board

●   Leadership of a complex global technology business

●   Extensive background in international public company governance at a Nasdaq-listed company

●   Management development, compensation, and succession planning experience

Select Professional and Community Contributions

●   Chair of the Board of Trustees for Natcast, the non-profit designated to operate the National Semiconductor Technology Center

●   Member of the National Academy of Engineers

●   Splinter Scholarships for Diversity in Engineering at University of Wisconsin

Current Public Company Boards

●   Kioxia Holdings Corporation: Nomination and Compensation Advisory Committee

●   Taiwan Semiconductor Manufacturing Company Limited: Audit and Risk Committee, Compensation and People Development Committee (Chair)

●   Tigo Energy, Inc.: Compensation Committee (Chair), Nominating and Corporate Governance Committee

Other Public Company Boards in the Past Five Years

●   Gogoro Inc.

Michael R. Splinter

Lead Independent Director, Nasdaq

Retired Chairman and CEO, Applied Materials, Inc.

Age: 74

Director Since: 2008

Independent

United States

Committee Membership

●   Management Compensation

●   Nominating & Governance

NASDAQ PROXY STATEMENT

Johan Torgeby President and CEO, Skandinaviska Enskilda Banken (SEB) Age: 50 Director Since: 2022 Independent Sweden Committee Membership ● Finance (Chair)

Career Highlights

Since 2017, Johan Torgeby has served as the President and CEO of Skandinaviska Enskilda Banken (SEB), a Nordic financial services group. He leads a team of approximately 19,000 employees who serve more than 3,100 large corporate and institutional customers, 400,000 small and medium-sized enterprises, and four million private individuals. Prior to his present position, Mr. Torgeby was Co-Head of Large Corporates & Financial Institutions and a member of the Group Executive Committee at SEB since 2014. He has held numerous positions within the Corporate & Investment Banking division at SEB. He joined SEB in 2009 from Morgan Stanley & Co.

Impact on Board

●   Leadership of a prominent Nordic financial services group, with experience in fintech, anti-financial crime, and risk management

●   Extensive background in capital markets at a Nasdaq-listed company

●   European perspective, as well as a representative of a large shareholder

Select Professional and Community Contributions

●   Director of Finance Sweden

●   Director of the Institute of International Finance

●   Director of Mentor Sweden

●   Director of Institut International d’Études Bancaires (IIEB)

●   Director of European Business Leaders’ Convention

Current Public Company Boards

●   Skandinaviska Enskilda Banken

OUR BOARD

Career Highlights

Toni Townes-Whitley has served as CEO of SAIC since October 2023. SAIC is a $7.5 billion government technology firm that serves the U.S. national defense and civilian government agencies. Ms. Townes-Whitley previously was President of U.S. Regulated Industries at Microsoft from July 2018 to September 2021, where she led the company’s U.S. sales strategy for driving digital transformation across customers and partners within the public sector and commercial regulated industries. Prior to this, Ms. Townes-Whitley was Corporate VP for Global Industry at Microsoft, a role she held since 2015. Before starting with Microsoft, Ms. Townes-Whitley worked for CGI Corporation, an information technology and business consulting services firm, from 2010 to 2015. During her tenure at CGI, Ms. Townes-Whitley held the positions of President and Chief Operating Officer from 2012 to 2015 and SVP, Civilian Agency Programs from 2010 to 2012. From 2002 to 2010, Ms. Townes-Whitley held various senior leadership positions at Unisys Corporation, a global information technology company that provides a portfolio of information technology services, software, and technology.

Impact on Board

●   Extensive background in the technology industry and with driving digital transformations

●   Leads a company of approximately 24,000 employees, resulting in significant knowledge of human capital management topics

●   Sustainability expertise, including by representing Microsoft on the World Business Council for Sustainable Development, participating in the establishment of Microsoft’s framework and plan for social equity, and leading Microsoft’s Artificial Intelligence Ethics Program

Select Professional and Community Contributions

●   Director of the Thurgood Marshall College Fund

●   Director, Catalyst Organization

●   Advisory Board Member for the Princeton University Faith & Work Initiative

●   Former Trustee of Johns Hopkins Medicine

Current Public Company Boards

●   SAIC: Risk Oversight Committee

Other Public Company Boards in the Past Five Years

●   Empowerment & Inclusion Capital I Corp.

●   Marathon Petroleum Corporation

●   The PNC Financial Services Group, Inc.

Toni Townes-Whitley CEO, Science Applications International Corp. (SAIC) Age: 61 Director Since: 2021 Independent United States Committee Membership ● Audit & Risk ● Management Compensation

NASDAQ PROXY STATEMENT

Jeffery W. Yabuki

Chairman and CEO, InvestCloud

Chairman and Founding Partner, Motive Partners

Age: 65

Director Since: 2023

Independent

United States

Committee Membership

●   Management Compensation
(Chair)

●   Nominating & Governance

Career Highlights

Jeffery W. Yabuki has served since January 2024 as Chairman and CEO of InvestCloud, a global provider of wealth and asset management solutions, as well as since September 2021 as Chairman and Founding Partner of Motive Partners, a next-generation investment firm focused on technology-enabled companies that power the financial services industry. He previously served as the CEO of Fiserv, Inc., a global leader in financial services and payments technology, from December 2005 to December 2020. From 2005 to June 2019, Mr. Yabuki served as a member of the Board of Directors of Fiserv and from July 2019 to June 2020 as the Executive Chairman of the Board of Directors. Before joining Fiserv, Mr. Yabuki served as EVP and Chief Operating Officer for H&R Block, Inc., a financial services firm, from 2002 to 2005. From 2001 to 2002, he served as EVP of H&R Block and from 1999 to 2001, he served as the President of H&R Block International. From 1987 to 1999, Mr. Yabuki held various executive positions with American Express Company, a financial services firm, including President and CEO of American Express Tax and Business Services, Inc.

Impact on Board

●   Significant leadership experience of a highly complex global financial services company

●   Broad knowledge of fintech, payments, anti-financial crime, and corporate strategy

●   Extensive service on the boards of several large public companies

Select Professional and Community Contributions

●   Founder of The Yabuki Family Foundation

●   Chair of the Milwaukee Art Museum Board of Trustees

●   Trustee at the Los Angeles County Museum of Art

●   Director of Project Healthy Minds

●   Trustee of the United States-Japan Foundation

●   Sheldon B. Lubar Executive in Residence at the Lubar College of Business at the University of Wisconsin-Milwaukee

Current Public Company Boards

●   Royal Bank of Canada: Human Resources Committee, Risk Committee

●   Sportradar Group AG (Board Chair)

Other Public Company Boards in the Past Five Years

●   Fiserv, Inc.

●   SentinelOne, Inc.

OUR BOARD

Career Highlights

Alfred W. Zollar was an Executive Advisor with Siris Capital Group, LLC from March 2021 to November 2024. Previously, he was an Executive Partner since February 2014. Mr. Zollar retired from IBM in January 2011 following a 34-year career. Mr. Zollar was formerly general manager of IBM Tivoli Software from July 2004 until January 2011, where he was responsible for the executive leadership, strategy, and P&L of Tivoli Software. Previously, Mr. Zollar was general manager, IBM iSeries, where he was responsible for the executive leadership, strategy, and P&L of the iSeries (formerly AS/400) server product line. Prior to that, he held senior management positions in each of IBM’s diverse software businesses, including general manager of IBM Lotus Software.

Impact on Board

●   Career technologist with skills in product development, customer satisfaction, and strategy

●   Broad leadership experience, including senior management positions in every IBM software group division

●   Extensive service on the boards of several large public companies

Select Professional and Community Contributions

●   Director of EL Education

●   Director of the Eagle Academy Foundation

●   Trustee of the UC San Diego Foundation

●   Lifetime Member of the National Society of Black Engineers

●   Member of the Executive Leadership Council

Current Public Company Boards

●   International Business Machines Corporation: Directors and Corporate Governance Committee

●   BNY: Risk Committee, Technology Committee (Chair)

Other Public Company Boards in the Past Five Years

●   Public Service Enterprise Group Incorporated

Alfred W. Zollar Former Executive Partner, Siris Capital Group, LLC Age: 70 Director Since: 2019 Independent United States Committee Membership ● Audit & Risk ● Nominating & Governance

NASDAQ PROXY STATEMENT

Board Committees

Our Board has four standing Committees: Audit & Risk, Finance, Management Compensation, and Nominating & Governance. Each of these Committees, other than the Finance Committee, consists exclusively of independent directors. The Chair of each Committee reports to the Board on the topics discussed and actions taken at each meeting. Each of these Committees operates under a written charter that includes the Committee’s duties and responsibilities. A description of each standing Committee is included on the following pages.

In addition, our Board has an ad hoc Executive Committee that can be convened in exigent circumstances. The Executive Committee consists of the Board Chair, the Lead Independent Director, and the Chairs of each of the four standing Committees. The Executive Committee did not meet in 2024.

Audit & Risk Committee

Key Objectives:

●   Oversees Nasdaq’s financial reporting process and reviews the financial statements and disclosures in the Company’s annual reports on Form 10-K, quarterly reports on Form 10-Q, and quarterly earnings releases.

●   Appoints, retains, approves the compensation of, and oversees the independent registered public accounting firm.

●   Reviews the adequacy and effectiveness of Nasdaq’s internal control framework and Sarbanes-Oxley compliance program.

●   Reviews and approves or ratifies all related person transactions, as further described below under “Certain Relationships and Related Transactions.”

●   Reviews and discusses with management Nasdaq’s compliance programs, Global Employee Ethics Program, and SpeakUp! Program (which includes the confidential whistleblower process).

●   Reviews and discusses with management the Company’s Enterprise Risk Framework, including risk governance structure, risk assessment, and risk management practices and guidelines.

●   Reviews and discusses with management the adequacy and effectiveness of Nasdaq’s privacy and technology controls, including the Company’s Information Security program, and approves the Information Security Charter and Information Security Policy.

●   Oversees the Internal Audit function, including approval of the annual Internal Audit Plan, review of the function’s effectiveness according to industry standards, and discussion of the adequacy of budget and staffing.

●   Reviews the appointment, replacement, removal, and remuneration of the Chief Audit Executive.

●   Reviews and recommends to the Board for approval the Company’s regular dividend payments.

●   Reviews and discusses with management the Company’s crisis preparedness regarding varied scenarios including geopolitical matters and cybersecurity incidents.

2024 Highlights:

●   Discussed information security topics, including the cybersecurity threat landscape and cybersecurity considerations in connection with Nasdaq’s AI strategy and implementation and the Adenza integration.

●   Reviewed the results of the biennial information security programs maturity assessment with the external consultant that conducted the assessment.

OUR BOARD

●   Oversaw the hiring of the new Chief Audit Executive.

●   Reviewed the change to the accounting treatment of the revenues associated with AxiomSL on-premises subscription contracts, as discussed further under “Executive Compensation – Compensation Discussion and Analysis.”

●   Received briefings on: an intra-group transfer of intellectual property assets; Nasdaq’s model risk management program; Nasdaq’s privacy program; litigation matters; Nasdaq’s corporate insurance program; Nasdaq’s executive security program; critical audit matters; and the annual review of impairment testing.

●   Conducted the annual review of the independent auditor relationship and recommended the retention of Ernst & Young LLP as the Company’s independent auditor.

●   Received regular updates on the progress and status of the 2024 Internal Audit Plan and reviewed and approved the Internal Audit Plan for 2025.

●   Approved Nasdaq’s policy on the use of non-GAAP measures and reviewed non-GAAP disclosures.

●   Discussed risk considerations relating to AI and reviewed Nasdaq’s AI Risk Management and Responsible Use Policy.

●   Received updates on third party risk management.

Risk Oversight Role:

●   Receives regular updates on risk matters from Group Risk Management and other functions within Nasdaq.

●   Approves Nasdaq’s Risk Appetite Statement and recommends to the Board for approval the Company’s ERM Policy.

●   Receives periodic reports on risk tolerances that measure management’s compliance with the risk appetite.

●   Reviews and discusses with management internal control and risk management frameworks designed to manage current organizational risks, including information security and emerging risks.

Independence:

●   Each member of the Audit & Risk Committee is independent as defined in Rule 10A-3, adopted pursuant to the Sarbanes-Oxley Act of 2002, and in accordance with the listing rules of The Nasdaq Stock Market.

●   The Board determined that Mr. Kloet and Ms. Begley are “audit committee financial experts” within the meaning of SEC regulations and each also meets the “financial sophistication” standard of The Nasdaq Stock Market.

●   In addition to serving as the Chair of the Audit & Risk Committee, Mr. Kloet also serves as the Chair of the Boards of our U.S. exchange subsidiaries and their Regulatory Oversight Committees. We believe this enhances the Audit & Risk Committee’s oversight of our U.S. exchanges.

NASDAQ PROXY STATEMENT

Finance Committee

Key Objectives:

●   Reviews and recommends, for approval by the Board, the capital plan of the Company, including the plan for repurchasing shares of the Company’s common stock, the debt repayment plan, and the proposed dividend plan.

●   Reviews and recommends, for approval by the Board, significant mergers, acquisitions, and business divestitures.

●   Reviews and recommends, for approval by the Board, significant capital market transactions and other financing arrangements.

●   Reviews and recommends, for approval by the Board, significant capital expenditures, lease commitments, and asset disposals, excluding those included in the approved annual budget.

2024 Highlights:

●   Recommended to the Board the 9% increase in Nasdaq’s quarterly dividend payment from $0.22 to $0.24 per share.

●   Reviewed and recommended Board approval of an amendment to Nasdaq’s revolving credit agreement, which included technical and administrative improvements.

●   Reviewed strategic tax planning transactions.

●   Reviewed and recommended Board approval of ongoing repurchases of outstanding indebtedness to further Nasdaq’s deleveraging goals.

●   Conducted a comprehensive review of Nasdaq’s capital plan for Board approval.

●   Received regular reports on the M&A environment and Nasdaq’s pipeline of potential strategic transactions.

●   Received an update on Nasdaq’s minority investment activities through the Nasdaq Ventures portfolio.

●   Received updates on Nasdaq’s investor relations program, including shareholder engagement efforts.

Risk Oversight Role:

●   Monitors operational and strategic risks related to Nasdaq’s financial affairs, including capital structure and liquidity risks.

OUR BOARD

Management Compensation Committee

Key Objectives:

●   Establishes and annually reviews the executive compensation philosophy and strategy.

●   Reviews and approves the executive compensation and benefit programs applicable to Nasdaq’s executive officers, including the base salary, incentive compensation, and equity awards. Any executive compensation program changes solely applicable to the Chair and CEO are submitted to the Board for final approval.

●   Reviews and approves the performance goals for executive officers. For the Chair and CEO, these items are referred to the Board for final approval.

●   Reviews and approves the target total compensation (base salary plus target bonus plus face value of long-term incentive opportunities) for non-executive officer new hires with target total compensation in excess of $3,000,000 and equity awards to non-executive officers valued in excess of $2,000,000.

●   Evaluates the performance of the Chair and CEO, together with the Nominating & Governance Committee.

●   Reviews the succession and development plans for executive officers and other key talent.

●   Establishes, and oversees compliance with, the mandatory stock ownership guidelines.

●   Reviews the results of any shareholder advisory votes on executive compensation and any other feedback on executive compensation that may be garnered through the Company’s ongoing shareholder engagement.

2024 Highlights:

●   Discussed the design of the employment agreements with Adena T. Friedman, Tal Cohen, and Bradley J. Peterson that were implemented in March 2025.

●   Reviewed Nasdaq’s evolving total rewards program, including with respect to compensation program design and at-risk percentage profile, in connection with Nasdaq’s ongoing transformation.

●   Discussed the design of the two-year PSUs related to the Adenza integration that were granted in April 2024.

●   Considered the effectiveness of the annual and long-term incentive plans to continue to support Nasdaq’s strategy and compensation structure.

●   Reviewed the succession and development plans for all EVPs and their direct reports.

●   Received briefings on executive compensation trends and developments, including proxy advisory firm policies, non-competition agreements, pay trends, shareholder perspectives, executive compensation-related disclosures, and incentive plan designs.

Risk Oversight Role:

●   Evaluates the effect the compensation structure may have on risk-related decisions.

Independence:

●   Each member of the Management Compensation Committee is independent and meets the additional eligibility requirements set forth in the listing rules of The Nasdaq Stock Market.

NASDAQ PROXY STATEMENT

Nominating & Governance Committee

Key Objectives:

●   Determines the skills and qualifications necessary for the Board, develops criteria for selecting potential directors, and manages the Board refreshment process.

●   Identifies, reviews, evaluates, and nominates candidates for annual elections to the Board.

●   Leads the annual assessment of effectiveness of the Board, Committees, and individual directors.

●   Together with the Management Compensation Committee, leads the annual performance assessment of the Chair and CEO.

●   Identifies and considers emerging corporate governance issues and trends.

●   Reviews feedback from engagement sessions with investors and determines follow-up actions and plans.

●   Reviews and recommends the Board and Committee membership and leadership structure.

●   Reviews and recommends to the Nasdaq Board for election by the Board, candidates for election as officers of Nasdaq that qualify as Section 16 officers and as “principal officers,” as that term is defined in the Nasdaq By-Laws.

●   Oversees sustainability issues as they pertain to the Company’s business and long-term strategy, and identifies and brings to the attention of the Board current and emerging trends and issues that may affect the business operations, performance, and public image of Nasdaq.

●   Reviews and approves disclosures included in the Company’s annual report regarding the Company’s sustainability initiatives and metrics.

2024 Highlights:

●   Focused on Nasdaq’s ongoing Board refreshment, including the identification, assessment, and recommendation of new director Kathryn A. Koch.

●   Considered shareholder feedback from engagement sessions, the 2024 Annual Meeting of Shareholders, and publicly available sources.

●   Received briefings on sustainability topics, such as Nasdaq’s culture, governance trends, and Nasdaq’s Purpose Program.

●   Reviewed feedback from the annual Board Assessment and recommended an action plan to address the feedback.

Risk Oversight Role:

●   Oversees risks related to the Company’s sustainability issues, trends, and policies.

●   Monitors the independence of the Board.

Independence:

●   Each member of the Nominating & Governance Committee is independent, as required by the listing rules of The Nasdaq Stock Market.

OUR BOARD

Director Compensation

Our Board compensation policy establishes the compensation of our non-employee directors. Every two years, the Management Compensation Committee reviews the director compensation policy, considers a competitive market analysis of director compensation data, and recommends changes, if any, to the policy to the Board for approval.

The director compensation policy most recently was amended in June 2023, primarily to increase the annual retainer for Board Members by $10,000 to a total of $85,000. The other compensatory amounts set forth in the Board compensation policy were not changed pursuant to the June 2023 plan amendment.

The following table reflects the compensation elements for non-employee directors for the current compensation year, which began immediately following the 2024 Annual Meeting of Shareholders and ends with the 2025 Annual Meeting. Our CEO, Ms. Friedman, does not receive any compensation for serving as Chair or as a director.

Compensation Policy for Non-Employee Directors

Item	June 2024 - June 2025

Annual Retainer for Board Members	$85,000

Additional Annual Retainer for Lead Independent Director	$75,000

Annual Equity Award for All Board Members (Grant Date Market Value)	$260,000

Annual Audit & Risk Committee Chair Compensation	$40,000

Annual Management Compensation Committee Chair Compensation	$30,000

Annual Finance and Nominating & Governance Committee Chair Compensation	$20,000

Annual Audit & Risk Committee Member Compensation	$20,000

Annual Management Compensation and Nominating & Governance Committee Member Compensation	$10,000

Annual Finance Committee Member Compensation	$5,000

Each non-employee director may elect to receive the annual retainer in cash (payable in equal semi-annual installments) or equity. Each non-employee director also may elect to receive Committee Chair and/or Committee member fees in cash (payable in equal semi-annual installments) or equity.

The annual equity award and any equity elected as part of the annual retainer or for Committee Chair and/or Committee member fees are awarded automatically on the date of the Annual Meeting of Shareholders immediately following election and appointment to the Board.

All equity paid to Board members consists of RSUs that vest in full one year from the grant date. The number of RSUs to be awarded is calculated based on the closing market price of our common stock on the date of the Annual Meeting. Directors appointed to the Board after the Annual Meeting receive a pro-rata equity award. Unvested equity is forfeited in certain circumstances upon termination of the director’s service on the Board.

Directors are reimbursed for business expenses and reasonable travel expenses for attending Board and Committee meetings. Non-employee directors do not receive our retirement, health, or life insurance benefits. We provide each non-employee director with director liability insurance coverage, as well as business accident travel insurance for, and only when, traveling on behalf of Nasdaq.

NASDAQ PROXY STATEMENT

Stock Ownership Guidelines

Under our stock ownership guidelines, our non-employee directors must maintain a minimum ownership level of two times the annual equity award.

Shares owned outright, through shared ownership, and in the form of vested and unvested restricted stock are considered in determining compliance with these stock ownership guidelines. Exceptions to this policy may be necessary or appropriate in individual situations, and the Chair of the Board may occasionally approve such exceptions. New directors must obtain the minimum ownership level four years after their initial election to the Board. All the directors who were required to comply with the guidelines on December 31, 2024 were in compliance at such time.

Director Compensation Table

The table below summarizes the compensation paid by Nasdaq to our non-employee directors for services rendered during the fiscal year ending December 31, 2024.

Name[1]	Fees Earned or Paid in Cash ($)[2]	Stock Awards ($)[3,4,5]	Total ($)

Melissa M. Arnoldi	$92,500	$270,800	$363,300

Charlene T. Begley	$125,000	$256,037	$381,037

Steven D. Black[6]	—	—	—

Essa Kazim	—	$344,618	$344,618

Thomas A. Kloet[7]	$165,000	$379,086	$544,086

Kathryn A. Koch	$47,500	$256,037	$303,537

Holden Spaht[8]	$90,000	$256,037	$346,037

Michael R. Splinter	—	$443,199	$443,199

Johan Torgeby	$105,000	$256,037	$361,037

Toni Townes-Whitley	$115,000	$256,037	$371,037

Jeffery W. Yabuki	—	$379,086	$379,086

Alfred W. Zollar	—	$369,263	$369,263

1.

Adena T. Friedman is not included in this table as she is an employee of Nasdaq and thus received no compensation for her service as a director. For information on the compensation received by Ms. Friedman as an employee of the Company, see “Executive Compensation.”

2.

The differences in fees earned or paid in cash reported in this column primarily reflect differences in each individual director’s election to receive the annual retainer and Committee service fees in cash or RSUs. These elections are made at the beginning of the Board compensation year and apply throughout the year. In addition, the difference in fees earned or paid also reflects individual Committee service.

3.

The amounts reported in this column reflect the grant date fair value of the stock awards computed in accordance with FASB ASC Topic 718. The assumptions used in the calculation of these amounts are included in Note 11 to the Company’s audited financial statements for the fiscal year ended December 31, 2024 included in our Form 10-K. The differences in the amounts reported among non-employee directors primarily reflect differences in each individual director’s election to receive the annual retainer and Committee service fees in cash or RSUs.

4.

These stock awards, which were awarded on June 11, 2024 to all the non-employee directors elected to the Board on that date, represent the annual equity award and any portion of annual retainer or Committee service fees that the director elected to receive in equity. Each non-employee director received the annual equity award, which consisted of 4,405 RSUs with a grant date fair value of $256,037. Mr. Splinter elected to receive his Lead Independent Director retainer payment in equity so he received an additional 2,710 RSUs with a grant date fair value of $157,516. Directors Kazim, Kloet, Yabuki, and Zollar elected to receive all of their annual retainer payments in equity, so they each received an additional 1,440 RSUs with a grant date fair value of $83,699. In addition, individual directors received the following amounts in equity, in lieu of cash, as payment for Committee service fees: Ms. Arnoldi (254 RSUs with a grant date fair value of $14,764); H.E. Kazim (84 RSUs with a grant date fair value of $4,882); Mr. Kloet (677 RSUs with a grant date fair value of $39,350); Mr. Splinter (338 RSUs with a grant date fair value of $19,646); Mr. Yabuki (677 RSUs with a grant date fair value of $39,350); and Mr. Zollar (508 RSUs with a grant date fair value of $29,527). Mr. Splinter was also awarded 169 RSUs, with a grant date value of $10,000 and which vested on the date of grant, to correct an underpayment in the prior year.

5.

The aggregate numbers of unvested RSUs and vested shares under the Equity Plan beneficially owned by each non-employee director as of December 31, 2024 are summarized in the following table. All unvested RSUs will vest on June 11, 2025. This table reflects shares acquired by the non-employee directors under the Equity Plan. For further information on each director’s Nasdaq holdings, please see “Other Items - Security Ownership of Certain Beneficial Owners and Management.”

OUR BOARD

Director	Number of Unvested RSUs	Number of Vested Shares

Melissa M. Arnoldi	4,659	42,213

Charlene T. Begley	4,405	41,601

Steven D. Black	—	148,083

Essa Kazim	5,929	134,134

Thomas A. Kloet	6,522	83,643

Kathryn A. Koch	4,405	—

Holden Spaht	4,405	3,001

Michael R. Splinter	7,453	215,273

Johan Torgeby	4,405	7,804

Toni Townes-Whitley	4,405	13,071

Jeffery W. Yabuki	6,522	7,218

Alfred W. Zollar	6,353	40,398

6.	Mr. Black did not stand for election at the 2024 Annual Meeting and did not receive any compensation for the 2024-2025 Board service year.

7.

Fees Earned or Paid in Cash to Mr. Kloet include fees of $165,000 for his service as Chair of the Boards of our U.S. exchange subsidiaries and their Regulatory Oversight Committees. Fees earned for Board and Committee service to our exchange subsidiaries are paid only in cash. Mr. Kloet directed all of the cash fees to a 501(c)(3) charity for this reporting year.

8.	Fees Earned or Paid in Cash to Mr. Spaht were paid to Thoma Bravo Advisors, L.P.

Governance

GOVERNANCE

Governance Highlights

We are committed to good corporate governance, which is a critical factor to help promote the long-term interests of our shareholders, strengthen our Board and management accountability, and build trust in the Company. Our governance highlights are summarized below, followed by more in-depth descriptions of the key aspects of our governance structure. The Board believes that its governance practices provide a structure that allows it to set objectives and monitor performance, ensure the efficient use of corporate resources, and enhance shareholder value.

Board Composition and Processes

●	Continuous Board refreshment emphasizing diverse thought and experience

●	11 of 12 director nominees are independent

●	Lead Independent Director with robust duties and oversight responsibilities

●	Independent Audit & Risk, Management Compensation, and Nominating & Governance Committees

●	Opportunity for Executive Session (without management present) at every Board and Committee meeting

●	Annual evaluations of the Board and each Committee, along with individual director assessments

●	Rigorous stock ownership guidelines, including at least 2x the annual equity award for each director

●	No director may serve on more than four public company boards (including the Nasdaq Board), without specific approval from the Audit & Risk Committee and Nominating & Governance Committee

●	Ongoing review of strategic planning and capital allocation for long-term value creation for shareholders

●	Comprehensive risk oversight by the full Board under Audit & Risk Committee leadership

●	Commitment to continuous learning and director education

●	Board oversight of human capital management, including culture and values

●	Independent Internal Audit Department under the leadership of a Chief Audit Executive who reports directly to the Audit & Risk Committee

Shareholder Rights

●	Robust, year-round shareholder engagement program

●	15% threshold for shareholders to call a special meeting

●	Proxy access allowing holders of 3% of our stock for three years to include up to two nominees (or nominees representing 25% of the Board) in our proxy

●	Annual election of directors, with majority voting in uncontested elections

●	No “poison pill”

●	Annual advisory vote on executive compensation

●	Shareholder communication process for communicating with our Board

NASDAQ PROXY STATEMENT

Corporate Governance Framework

Our governance framework focuses on the interests of our shareholders. It is designed to promote governance transparency and ensure our Board has the necessary tools to review and evaluate our business operations and make decisions that are independent of management and in the best interests of our shareholders. Our goal is to align the interests of shareholders, directors, and management while complying with, or exceeding, the requirements of The Nasdaq Stock Market and applicable law.

This governance framework establishes the practices our Board follows with respect to oversight of:

●	our corporate strategy for long-term value creation;

●	capital allocation;

●	risk management, including risks relating to information security and the protection of our market systems;

●	our human capital management program, corporate culture initiatives, and ethics program;

●	our corporate governance structures, principles, and practices;

●	Board refreshment and executive succession planning;

●	executive compensation; and

●	compliance with local regulations and laws across our business lines and geographic regions.

Key Corporate Governance Documents

Nasdaq’s commitment to governance transparency is foundational to our business. This commitment is reflected in our governance documents listed below, which are all available online at ir.nasdaq.com.

●	Amended and Restated Certificate of Incorporation

●	Board of Directors Duties & Obligations

●	By-Laws

●	Code of Conduct for the Board of Directors

●	Committee Charters

●	Corporate Governance Guidelines

●	Procedures for Communicating with the Board of Directors

Board Leadership Structure

Nasdaq’s governance framework provides the Board with the flexibility to select the appropriate leadership structure for the Board. In making determinations regarding the leadership structure, the Board considers the facts and circumstances at the time, including the specific needs of the business and a structure in the best interests of the Company and our shareholders.

The Board is led by a Chair, who is elected annually by the Board. The general duty of the Chair is to provide leadership on the Board, including setting Board and corporate culture, building consensus around Nasdaq’s strategy, and providing direction as to how the Board operates. The current leadership structure is comprised of a combined Chair and CEO, a Lead Independent Director, Board Committees led by independent directors, and active engagement by all directors. Eleven of 12 of our directors will be independent, assuming that all of the director nominees are elected at the 2025 Annual Meeting.

The independent members of the Board have unanimously elected our CEO, Adena T. Friedman, as the Chair of the Board, and elected Michael R. Splinter, the former Chair, as Lead Independent Director. The Board believes that having Ms. Friedman as the Chair and CEO allows the Company to convey our short-term and long-term strategy with a single voice to our shareholders, customers, regulators, and other stakeholders. Ms. Friedman’s leadership, deep understanding of our business gained by more than 30 years in the finance industry, knowledge of our operations, and broad role in the international financial ecosystem were all contributing factors to the Board’s decision to unify the Chair and CEO roles.

GOVERNANCE

The Board recognizes that when the positions of Chair and CEO are combined, or when the Chair is not an independent director, it is imperative that the Board elect a strong Lead Independent Director with a clearly defined role and robust set of responsibilities. Simultaneously with the appointment of the Lead Independent Director, the Board amended the Company’s Corporate Governance Guidelines to provide additional, clearly defined duties for the Lead Independent Director, which are based on best practices. These duties are outlined in the following section.

Mr. Splinter has complex, global technology business leadership experience, public company governance expertise, and an extensive background in management development, compensation, and succession planning that the Board believes amplifies his role as Lead Independent Director. The Lead Independent Director is elected annually by the independent directors of the Board for a one-year term of service.

Our Board believes that our current structure, led by Ms. Friedman and Mr. Splinter, allows the Board to focus on significant strategic, governance, and operational issues; provides critical and effective leadership; and fosters a Board environment in which our independent directors can work together, provide oversight of our performance, and hold our management and senior leadership accountable, all of which we believe will benefit the long-term interests of our shareholders.

NASDAQ PROXY STATEMENT

Duties and Responsibilities

The duties and responsibilities of the Chair, CEO, and Lead Independent Director include, but are not limited to, the items described below.

Adena T. Friedman

Chair

✓  Presides at all meetings of the Board and shareholders

✓  Together with the Lead Independent Director, reviews and approves the meeting agendas and schedules to assure content and sufficient time for discussion of all agenda items

✓  Facilitates and encourages communication between management and the Board

CEO

✓  Supervises the business and affairs of the Company under the oversight of the Board

✓  Develops and executes our strategy against our short- and long-term objectives

✓  Builds and oversees the Management Committeee

Michael R. Splinter

Lead Independent Director

✓  Presides at all meetings of the Board at which the Chair is not present

✓  Presides during Executive Sessions of the Board

✓  Calls meetings of the independent directors or the Board, as appropriate

✓  Facilitates discussion and open dialogue among the independent directors during Board meetings, and Executive Sessions, and outside of Board meetings

✓  Briefs the Chair and CEO on issues discussed during Executive Sessions

✓  Serves as a liaison among the Chair and CEO and the other directors

✓  Together with the Chair and CEO, approves Board meeting agendas and schedules to assure content and sufficient time for discussion of all agenda items

✓  Authorizes the retention of advisors and consultants who report directly to the Board, when appropriate (Board Committees retain their own authority to engage advisors and consultants)

✓  Reviews and reports on the results of the Board and Committee assessments

✓  Discusses Board and Committee performance, effectiveness, and composition (including feedback from individual directors) with the Chair and CEO and meets individually with independent directors as needed

✓  Is available for consultation and direct communication with major investors and other stakeholders upon request

✓  Oversees the annual Board assessment process, including conducting one-on-one interviews with each independent director

GOVERNANCE

Board Independence

Nasdaq’s common stock is currently listed on The Nasdaq Stock Market and Nasdaq Dubai. The listing rules of The Nasdaq Stock Market require a majority of our directors to be independent, while the Markets Rules of the Dubai Financial Services Authority require that at least one third of the Board should comprise non-executive directors, of which at least two non-executive directors should be independent.

In order to qualify as independent under the listing rules of The Nasdaq Stock Market, a director must satisfy a two-part test. First, the director must not fall into any of several categories that would automatically disqualify the director from being deemed independent. Second, no director qualifies as independent unless the Board affirmatively determines that the director has no direct or indirect relationship with the Company that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Under the Nasdaq Dubai listing rules and the Markets Rules of the Dubai Financial Services Authority, a director is considered independent if the Board determines the director to be independent in character and judgment and to have no commercial or other relationships or circumstances that are likely to affect, or could appear to impair, the director’s judgment in a manner other than in the best interests of the Company.

Nasdaq conducts an annual review of the independence of our directors, and the Board has determined that 11 out of 12 of our current directors are independent as defined by both the listing rules of the Nasdaq Stock Market and Nasdaq Dubai, as described above. As Nasdaq’s CEO, Ms. Friedman is deemed not independent.

None of the current or newly nominated directors are party to any arrangement with any person or entity other than the Company relating to compensation or other payments in connection with the director’s or nominee’s candidacy or service as a director, other than arrangements that existed prior to the director’s or nominee’s candidacy.

The Board believes that a key element to effective, independent oversight is that the independent directors meet in Executive Session regularly without Company management present. As such, at each Board meeting, independent directors have the opportunity to meet in Executive Session. The Lead Independent Director of the Board is responsible for chairing the Executive Sessions of the Board and reporting to the Chair and CEO and Corporate Secretary on any actions taken during Executive Sessions. In 2024, the Board met eight times in Executive Session. Additionally, the Board and each Committee have the authority and budget to retain independent advisors, if needed.

Committee Independence and Expertise

All Board Committees, except for the Finance Committee, are comprised exclusively of independent directors, as required by the listing rules of The Nasdaq Stock Market. At each Committee meeting, members of each Board Committee can meet in Executive Session.

Each member of the Audit & Risk Committee is independent as defined in Exchange Act Rule 10A-3, and in the listing rules of The Nasdaq Stock Market. Two members of the Audit & Risk Committee are “audit committee financial experts” within the meaning of SEC regulations and meet the “financial sophistication” standard of The Nasdaq Stock Market.

NASDAQ PROXY STATEMENT

Director Onboarding

Nasdaq maintains a comprehensive director orientation program that familiarizes new directors with our businesses, strategies, policies, and people. The program is tailored for each director’s background, previous experience, and board role and consists of two main components: (i) written materials detailing information about Nasdaq, such as Nasdaq’s governance documents and most recent public disclosures, and (ii) a series of meetings with Nasdaq’s business divisions and expert teams, providing the opportunity to directly engage with our Management Committee. Newly elected directors are also matched with a longer-tenured director who can be a resource for Board-related questions. We provide further orientation to directors when they are rotating onto a new Committee. The director orientation program is periodically reviewed by the Nominating & Governance Committee, and updated, as needed, based on Director feedback.

Director Education

Continuing education is essential for the Board to be a strategic asset to the Company, and our directors’ education needs evolve as the Board agendas evolve. We consider annual Board assessments, strategy discussions, skills and expertise evaluations, Committee rotation, succession planning efforts, and director feedback to design our director education program.

Our directors are encouraged to participate in, and are reimbursed for, continuing education programs at external organizations and universities to enhance the skills and knowledge used to perform their duties on the Board and relevant Committees. Attendance at these programs provides directors with additional insight into our business and industry and gives them valuable perspective on the performance of our Company, the Board, our Chair and CEO, and members of senior management. Directors can work with the Office of the Corporate Secretary to design a custom curriculum plan, to help them meet their educational goals and prepare for future Board leadership roles.

We also provide quarterly in-house director education sessions to educate Board members on emerging and evolving initiatives and strategies. Topics covered in 2024 included demonstrations of our Axiom, Calypso, and eVestment products. Additional tutorials are available to individual directors upon request.

Our Board agendas also include bespoke briefings on timely topics or Committee-related content. Recent examples include a briefing on governance trends, guest speakers on the external landscape, and a crisis planning tabletop exercise.

Board Assessment Process

We have a three-tiered annual Board assessment process that is coordinated by the Lead Independent Director and the Chair of the Nominating & Governance Committee. The assessment consists of a full Board evaluation, Committee evaluations, and individual director assessments and feedback. The Board and all the Board Committees determine action plans for the next year based on input from the annual assessment.

Results and Implemented Changes

To continuously strengthen our Board’s effectiveness, results from our Board assessment process are used to:

●	determine the skills and experience desired for future Board nominees;

●	facilitate the Board refreshment process;

●	monitor Committee roles and inform plans for rotations and new leadership assignments;

●	strengthen the relationship between the Board and management;

●	enhance governance processes and Board meeting agendas; and

●	identify opportunities for director education.

GOVERNANCE

Board Assessment Process

1. Questionnaire

2. Individual Director Assessments

3. Feedback

A summary of the results of both the questionnaire and the one-on-one discussions is provided to the Board and the Committees.

4. Discussion and Evaluation

5. Action Plan

The Board and Committees consider and agree on an action plan to implement changes, policies, and procedures in light of the evaluation process, as appropriate.

6. Ongoing

The Board and Committees regularly monitor progress of any agreed-upon actions.

GOVERNANCE 1. Questionnaire Written questionnaire for the Board and each Committee solicits director feedback about the effectiveness of the Board and its Committees on an unattributed basis. 6. Ongoing 2. Individual Director Assessments The Board and Committees regularly Candid, one-on-one monitor progress of any discussions between the agreed-upon actions. Lead Independent Director and each independent director elicit further input and feedback. Board Assessment Process 5. Action Plan 3. Feedback The Board and Committees A summary of the results of consider and agree on an both the questionnaire and action plan to implement the one-on-one discussions is changes, policies, and provided to the Board and the procedures in light of the Committees. evaluation process, as appropriate. 4. Discussion and Evaluation The Board and Committees discuss the feedback in Chairman’s or Executive Session.

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Feedback Incorporated

In response to feedback from recent Board evaluations, actions taken include:

✓	added new directors with expertise in technology, fintech, financial crime, and capital markets;

✓	included specifically requested topics on Board agendas;

✓	implemented in-house director education program;

✓	streamlined meeting materials and presentations to better highlight important information and focus on key decisions; and

✓	provided education to our Nominating & Governance Committee on sustainability topics.

Service on Other Public Company Boards

The Board recognizes that service on other public company boards provides Nasdaq directors with valuable experience that benefits the Company. At the same time, Nasdaq directors must be willing to devote sufficient time to carry out their duties and responsibilities effectively. As set forth in our Corporate Governance Guidelines, which are reviewed annually by the Nominating & Governance Committee and the Board, Nasdaq directors may serve on no more than four public company boards in addition to their Nasdaq Board service without specific approval from the Audit & Risk Committee and the Nominating & Governance Committee. The Nominating & Governance Committee evaluates compliance with this policy at least annually as part of the director nomination process.

Service on other boards and/or committees of other organizations also should be consistent with Nasdaq’s conflict of interest policies. Directors may not serve on specific public company boards if prohibited by the Code of Conduct for the Board of Directors.

Board Meetings and Attendance

The Board held nine meetings during the 2024 fiscal year, and the Board met in Executive Session without management present during eight of those meetings. At each Board or Committee meeting, a quorum consists of a majority of the Board or Committee members. The Board expects its members to meticulously prepare for, join, and participate in all Board and applicable Committee meetings and each Annual Meeting.

Each of the incumbent directors who served for the full year of 2024 attended at least 81% of the meetings of the Board and those Committees on which the director served. In addition to participation at Board and Committee meetings, our directors frequently have individual meetings and other communications with our Chair and CEO, Lead Independent Director, and other members of the leadership team.

Directors are also encouraged to attend our Annual Meeting of Shareholders. All of the current members of the Board who were directors at the time of the Annual Meeting held on June 11, 2024 attended the Annual Meeting.

Meetings Held in 2024:

9	11	4	7	6
Board of Directors[1]	Audit & Risk Committee	Finance Committee	Management Compensation Committee	Nominating & Governance Committee

1.	The Board met in Executive Session at eight meetings.

GOVERNANCE

Company Oversight

Strategic Oversight

The Board takes an active role with management to formulate and review our long-term corporate strategy and capital allocation plan for long-term value creation.

The Board and management routinely confer on our execution of our long-term strategic plans, the status of key strategic initiatives, and the principal strategic opportunities and risks facing us. In addition, the Board periodically devotes meetings to conduct an in-depth long-term strategic review with our senior management team. During these reviews, the Board and management discuss emerging technological and macroeconomic trends and short and long-term plans and priorities for each of our divisions.

Additionally, the Board annually discusses and approves our budget and capital allocation plan, which are linked to our long-term strategic plans and priorities. Through these processes, the Board brings its collective, independent judgment to bear on the most critical long-term strategic issues facing Nasdaq.

In 2024, the Board received updates on Nasdaq’s corporate strategy at least quarterly, and often more frequently. The Board also held a multi-day strategy session during which it considered enterprise-wide strategic priorities, along with specific growth opportunities for each division.

For further information on our corporate strategy, see “Item 1. Business—Growth Strategy” in our Form 10-K.

Risk Oversight

The Board’s role in risk oversight is consistent with our leadership structure, with management having day-to-day responsibility for assessing and managing the Company’s risk exposure, and the Board having ultimate responsibility for overseeing risk management with a focus on the most significant risks facing the Company. The Board is assisted in meeting this responsibility by several Board Committees as described under “Our Board — Board Committees.” The Audit & Risk Committee receives regular reports relating to operational compliance with the Company’s risk appetite and reviews any deviations.

The Board, through the Audit & Risk Committee, approves the Company’s risk appetite, which is the boundaries within which our management operates while achieving corporate objectives. In addition, the Board reviews and approves the Company’s ERM Policy, which mandates ERM requirements and defines employees’ risk management roles and responsibilities.

Under the ERM Policy, we employ an ERM approach that manages risk through objective and consistent identification, assessment, monitoring, and measurement of significant risks across the Company. We classify risks into the following five broad categories.

●	Strategic and Business Risk: Risk to earnings and capital arising from changes in the business environment and from adverse business decisions, improper implementation of decisions, or lack of responsiveness to changes in the business environment.

●	Financial Risk: Risk to our financial position or ability to operate due to investment decisions and financial risk management practices, in particular as it relates to market, credit, capital, and liquidity risks.

●	Operational Risk: Risks arising from our people, processes, and systems and from external causes, including, among other things, risks related to transaction errors, financial misstatements, technology (including emerging technologies such as AI), information security (including cybersecurity), engagement of third parties, and maintaining business continuity.

●	Legal and Regulatory Risk: Risks related to data privacy, intellectual property, financial crime, and employment law, among other areas, as well as risks of exposure to civil and criminal consequences while conducting our business operations, such as regulatory penalties, fines, forfeiture, and/or litigation.

●	ESG Risk: Risks arising from perceived or actual shortcomings in the management of sustainability matters.

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Our management has day-to-day responsibility for managing risk arising from our activities, including making decisions within stated Board-delegated authority; ensuring employees understand their responsibilities for managing risk through a “three lines model of risk management” approach; and establishing internal controls as well as guidance and standards to implement the ERM Policy. In the “three lines model of risk management,” the first line, consisting of the business units and expert teams (i.e., corporate support units), executes core processes and controls. The second line, consisting of the risk, control, and oversight teams, sets policies and establishes frameworks to manage and measure risks. The third line, which is the Internal Audit Department, provides an independent review of the first and second lines.

Our Global Risk Management Committee, which includes our Chair and CEO and other senior executives, assists the Board in its risk oversight role, ensuring that the ERM framework is appropriate and functioning as intended and the level of risk assumed by the Company is consistent with Nasdaq’s strategy and risk appetite.

We also have other limited-scope risk management committees that address specific risks, geographic areas, and/or subsidiaries. These risk management committees, which include representatives from business divisions and expert teams, monitor current and emerging risks within their purview to ensure an appropriate level of risk. Together, the various risk management committees facilitate timely escalation of issues to the Global Risk Management Committee, which escalates critical issues to the Board. These risk management committees include the following.

●	The Compliance Council identifies, monitors, and addresses regulatory and corporate compliance risks.

●	The Technology Risk Committee oversees technology risks within our strategic products and applications.

●	The Business Continuity & Crisis Management Committee oversees business continuity and resiliency related risks.

●	The Regulatory Capital Committee oversees the global regulatory capital framework for our regulated entities and the level of regulatory capital risk.

●	The Supplier Risk Management Committee oversees third party risks related to suppliers.

Nasdaq’s Group Risk Management Department, which is part of the Legal, Risk and Regulatory Group, oversees the ERM framework, supports its implementation, and aggregates and reports risk information.

GOVERNANCE

Cybersecurity and Information Security Oversight

Cybersecurity is an integral part of risk management at Nasdaq. The Board recognizes the rapidly evolving nature of threats presented by cybersecurity incidents and is committed to the prevention, timely detection, and mitigation of the effect any such incidents may have on us. We use a cross-departmental approach to assess and manage cybersecurity risk, with our Information Security; Legal, Risk and Regulatory; and Internal Audit functions presenting on key topics to the Audit & Risk Committee, which provides oversight of our cybersecurity risks. Our Global Risk Management Committee, which includes our Chair and CEO and other senior executives, assists the Audit & Risk Committee in its cybersecurity risk oversight role.

Our Audit & Risk Committee receives quarterly or, if needed, more frequent reports on cybersecurity and information security matters from our Chief Information Security Officer and his team. This regular reporting to the Audit & Risk Committee includes a cybersecurity dashboard that contains information on cybersecurity controls and from time to time also includes information on projects to strengthen internal cybersecurity, ongoing prevention and mitigation efforts, security features of the products and services we provide our customers, or security events during the period. The Audit & Risk Committee also reviews and discusses recent cyber incidents affecting our industry and the emerging threat landscape.

We periodically engage external advisors to perform an analysis of our information security procedures, which includes a review of program documentation and an overall maturity assessment of Nasdaq’s information security programs. These advisors provide recommendations to further enhance our procedures. The findings are then presented to the Audit & Risk Committee of the Board of Directors. Our management team and the Audit & Risk Committee have conducted tabletop exercises and simulations in cybersecurity matters with assistance from internal and outside experts.

For further information regarding our cybersecurity risk management strategy and governance practices, please see “Item 1C. Cybersecurity” in our Form 10-K.

Data Privacy

As a global business, we are committed to protecting the personal data that we process as part of our business and on behalf of our customers in alignment with applicable law, our contractual duties, and our Company values. We understand the trust our customers, employees, and members of the public place in us when they share their personal data and to that end, we have established a robust, risk-based global privacy program with oversight by executive management, an independent Data Protection Officer for our European regulated entities, and at the Board level, our Audit & Risk Committee. Our governance and accountability measures enable an enterprise-wide, values-based approach to personal data processing, while the collaborative effort between our Information Security Team and Legal, Risk and Regulatory Group enables us to address our regulatory requirements and demonstrate compliance.

Human Capital Management Oversight and Executive Succession Planning

Our Board believes that human capital management oversight and executive succession planning are among its most critical duties. The Board regularly receives updates on Nasdaq’s culture and people-related initiatives. In 2024, topics discussed included: the people components of Nasdaq’s transformation journey, including the Adenza integration; the harmonization of Nasdaq’s core people programs; and enhancements to Nasdaq’s talent practices, office experience, and use of AI.

Both formally on an annual basis and informally throughout the year in Executive Session, the Management Compensation Committee, the Board, and the Chair and CEO review the succession planning and leadership development program. This includes a short-term and long-term succession plan for developing, retaining, and replacing senior officers. These reviews and succession planning discussions take into account desired leadership skills, key capabilities, and experience in light of our current and evolving business and strategic direction. Our directors also have exposure to potential internal succession candidates through Board and Committee presentations and discussions, as well as informal events and interactions throughout the year.

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In addition, the Chair and CEO prepares, and the Board reviews, a short-term succession plan that delineates a temporary delegation of authority to certain officers of the Company, if some or all of the senior officers should unexpectedly become unable to perform their duties. The Board also has implemented its own short-term succession plan in the event any of the directors become temporarily incapacitated or unable to act.

Sustainability Oversight

Our Board is committed to overseeing Nasdaq’s integration of sustainability principles and practices throughout the enterprise. The Nominating & Governance Committee has formal responsibility and oversight for sustainability policies, goals, and programs, and receives regular reporting on related key matters.

We have an internal steering committee for sustainability matters that is co-chaired by executive leaders and is comprised of a cross-functional group of Nasdaq senior executives. The internal steering committee serves as the central coordinating body for our sustainability strategy and goals, and regularly reports on those items to the Nominating & Governance Committee.

We also have an internal team that ultimately reports to the CFO and is responsible for executing our sustainability strategy; communicating our performance, metrics, and ambitions through our annual sustainability report and related disclosures; and collaborating with various stakeholders across the organization to ensure a timely and accurate data gathering and reporting process.

Other Policies and Practices

Shareholder Rights

Nasdaq does not have a classified Board. All directors are elected annually. We also have a majority vote standard for uncontested director elections.

Our proxy access right allows a shareholder, or group of shareholders, that owns at least 3% of our outstanding common stock for three years and complies with certain customary requirements, to nominate candidates for service on the Board and have those candidates included in Nasdaq’s proxy materials. Candidates nominated pursuant to this provision may constitute up to the greater of two individuals or 25% of the total number of directors then in office for a particular Annual Meeting of Shareholders.

Shareholders representing 15% or more of outstanding shares for one year can convene a special meeting of Nasdaq’s shareholders.

For more on our proactive outreach efforts with our shareholders, see “Shareholder Engagement.”

Public Policy Advocacy

As part of our duty to shareholders, employees, and the markets, Nasdaq actively participates in public policy debates in the United States, Europe, and elsewhere. Nasdaq maintains a vigorous global employee education program with respect to the Foreign Corrupt Practices Act and other jurisdictional prohibitions on pay-for-play. Nasdaq does not support any political campaigns, or so-called “Super PACs,” directly with Nasdaq funds.

In the United States, Nasdaq has the responsibility to use its voice to educate policymakers and regulators. Nasdaq’s advocacy focuses on policies affecting the capital markets. Nasdaq concentrates its efforts on education and outreach and utilizes a modest Political Action Committee, or PAC, program, known as the Nasdaq PAC. The Nasdaq PAC is funded entirely through voluntary employee contributions and supports only federal Congressional campaigns. Nasdaq’s PAC is governed by a board of employees who vote on every disbursement.

With respect to our European operations, we focus our advocacy programs on active education and engagement with elected leaders and key policymakers. Our policies in Europe follow prevailing jurisdictional law and preclude any monetary contributions to political parties, candidates, or their designees.

GOVERNANCE

Nasdaq maintains memberships in multiple associations around the globe that serve as important partners for our industry, clients, and employees including the World Federation of Exchanges, Federation of European Securities Exchanges, U.S. Securities Markets Coalition, Equity Markets Association, Partnership for New York City, Business Roundtable, European Association of Clearing Houses, U.S. Chamber of Commerce, TechNet, and others. The actions described above constitute a long-standing practice and risk mitigation policy.
Ethics and Compliance
The Nasdaq Global Employee Ethics Program and our corporate compliance programs set standards for conducting business in accordance with our high ethical standards, provide values-based guidance, heighten compliance risk awareness, strengthen decision-making, and drive sound business performance.
Executive and Board
Leadership
Our Management Committee maintains oversight of Nasdaq’s Global Employee Ethics Program and compliance programs through committees, including a Compliance Council chaired by our Chief Legal, Risk and Regulatory Officer. Further oversight is provided through the Board’s Audit & Risk Committee, which is responsible for overseeing risks across Nasdaq. Nasdaq’s Global Chief Compliance Officer oversees dedicated staff and operations related to the Global Employee Ethics Program and corporate compliance programs.
Policies, Procedures, and Controls
Nasdaq’s Code of Ethics and related policies are applicable to all of our directors, employees (including the principal executive officer, the principal financial officer, and the controller and principal accounting officer), and other associates. Our Code of Ethics and related policies outline requirements related to our ethical standards, conflicts of interest, employee trading activities, personal securities trading activities, self-regulatory organization responsibilities, regulatory transparency, whistleblowing responsibilities and protections, antitrust laws, anti-bribery and corruption controls, privacy, data security, sanctions, and trade control laws. As a condition of employment, our employees are required to annually certify compliance with our Code of Ethics and related policies, as well as attest to the accuracy of required ethics and financial disclosures. We maintain procedures, systems, and controls to support compliance with core policy requirements and detect potential violations. Additionally, the Board is governed by a distinct Code of Conduct containing supplemental provisions applicable to directors. The Code of Ethics and the Code of Conduct for the Board are posted on our website at
ir.nasdaq.com
.
Insider Trading Policy
Nasdaq has an insider trading policy governing the purchase, sale, and other dispositions of Nasdaq’s securities that applies to all Nasdaq personnel, including directors, officers, employees, and other covered persons, as well as Nasdaq itself. Nasdaq also follows procedures for the repurchase of its securities. Nasdaq believes that its insider trading policy is reasonably designed to promote compliance with insider trading laws, rules, and regulations, as well as applicable listing standards. A copy of Nasdaq’s insider trading policy is filed as Exhibit 19.1 to our Form
10-K.
Risk Assessments
We monitor the primary jurisdictions where we operate for significant changes in law that may
impact our business. As part of our ann
ual C
ode of Ethics and policy review process and through ad hoc reviews, we assess our compliance policies and adjust them as needed to align with updated regulatory requirements and changes to our business. We undertake periodic assessments of our risk relative to relevant compliance risk domains and use such assessments to inform program changes and updates.

NASDAQ PROXY STATEMENT

Outreach and Training

We perform ongoing training and awareness activities to ensure these policies and requirements are well understood, clear, and practical across the organization. This includes onboarding sessions held with all new hires and employees of acquired companies and mandatory annual ethics and compliance training and certifications for all employees.

Monitoring, Audit, and Response

We undertake regular compliance testing and monitoring, conduct audits to review control design and effectiveness, and respond to situations where potential non-compliance is detected or reported. Corrective action is taken for non-compliance, including disciplinary action (up to and including termination of employment) and disclosure to regulatory bodies when appropriate. Disciplinary action also may include the reduction or elimination of bonuses or other incentive payments. We investigate instances of non-compliance to assess potential patterns of misconduct and incorporate findings into policy enhancements, control improvements, and training and outreach programs.

Whistleblower Program and Protections

Nasdaq adheres to all applicable whistleblower laws in the jurisdictions where it operates, ensuring robust protection for those who report misconduct. This includes full compliance with the EU Whistleblower Directive, safeguarding the rights and anonymity of whistleblowers within the European Union. To foster an ethical culture where employees are supported in reporting unethical behavior, Nasdaq provides multiple channels for disclosing misconduct under our SpeakUp! Program. One element of this program – the SpeakUp! Line – enables anonymous whistleblowing, including as required by applicable laws and regulations. The SpeakUp! Line is operated by a third party that is strictly required to protect the anonymity of the reporting individual when requested by the individual, and the Audit & Risk Committee receives regular reports on the SpeakUp! Line activity. Nasdaq subsidiaries in Europe that fall under the protection of the EU Whistleblower Directive have adopted the SpeakUp! Line as a secure and confidential channel for reporting concerns. The SpeakUp! Line is available for both Nasdaq employees and external parties, including suppliers, business partners, and members of the public.

Employees can contact the appropriate regulator, law enforcement, other government authorities, or others as authorized by applicable law without notifying Nasdaq in advance or first pursuing internal reporting channels. Nasdaq does not tolerate retaliation and provides all legal protections afforded under applicable laws and regulations for individuals reporting alleged misconduct or violations of the law. Nasdaq supports employees by allowing the disclosure of trade secrets in confidence to relevant government authorities without fear of retaliation, regardless of the confidentiality or intellectual property agreements the employee has signed with Nasdaq.

GOVERNANCE

Communicating with the Board

Shareholders and other interested parties may contact the Board, the Chair and CEO, the Lead Independent Director, or other individual directors by writing us at AskBoard@nasdaq.com or c/o Erika Moore, VP, Deputy General Counsel and Corporate Secretary, 1100 New York Avenue, N.W., 3rd Floor, Washington, DC 20005.

Executive

Officers

EXECUTIVE OFFICERS

Nasdaq’s executive officers, as of April 28, 2025, are listed below.

Adena T. Friedman Age: 55 Title: Chair and CEO For Ms. Friedman’s biography, see “Our Board — Director Nominees.”

Tal Cohen

Age: 52

Title: President

Tal Cohen was appointed President of Nasdaq in April 2023. Mr. Cohen serves as Division President, a role he assumed in January 2023. Mr. Cohen leads Nasdaq’s Market Services and Financial Technology divisions, including Nasdaq’s North American and European Market Services businesses as well as the Company’s portfolio of marketplace technology, surveillance, risk management, and regulatory reporting solutions. Previously, he served as EVP, North American Markets from July 2019 through December 2022. Mr. Cohen joined Nasdaq in April 2016 as the SVP of North American Market Services. Prior to that, Mr. Cohen was the CEO of Chi-X Global Holdings, LLC, a global operator of trading venues, from 2010 to 2016. Prior to Chi-X, he held senior positions at Instinet, American Express, and Arthur Andersen.

Michelle L. Daly

Age: 49

Title: SVP and Controller and Principal Accounting Officer

Michelle L. Daly has served as SVP and Controller and Principal Accounting Officer since May 2021. Prior to joining Nasdaq, Ms. Daly was Managing Director and Deputy Controller at BlackRock from April 2018 through April 2021. Previously, Ms. Daly held various senior leadership positions at Goldman Sachs from 2008 through 2018, including as head of SEC reporting, and in the corporate treasury department. Prior to joining Goldman Sachs in 2008, Ms. Daly served in the audit practice at Ernst & Young LLP.

P.C. Nelson Griggs

Age: 54

Title: President

P.C. Nelson Griggs was appointed President of Nasdaq in April 2023. Mr. Griggs serves as Division President, a role he assumed in January 2023. Mr. Griggs leads Nasdaq’s Capital Access Platforms division, including our Data & Listing Services, Index, and Workflow & Insights businesses. Prior to that, he served as EVP, Corporate Platforms from April 2018 through December 2022. Previously, Mr. Griggs was EVP, Listing Services from October 2014 through April 2018 and SVP, New Listings from July 2012 through October 2014. Since joining Nasdaq in 2001, Mr. Griggs has served in a myriad of other roles including SVP, Listings Asia Sales and VP, Listings. Prior to joining Nasdaq, Mr. Griggs worked at Fidelity Investments and a San Francisco-based startup company.

NASDAQ PROXY STATEMENT

Bradley J. Peterson

Age: 65

Title: EVP and CIO/CTO

Bradley J. Peterson has served as EVP and CIO/CTO since February 2013. Previously, Mr. Peterson served as EVP and CIO at Charles Schwab, Inc. from May 2008 to February 2013. Mr. Peterson was CIO at eBay from April 2003 through May 2008. From July 2001 through March 2003, Mr. Peterson was the Managing Director and Chief Operating Officer at Epoch Securities after its merger with Goldman Sachs Group, Inc. He also has held senior executive positions at Epoch Partners, Inc., Charles Schwab & Company, and Pacific Bell Wireless (now part of AT&T).

Jeremy Skule

Age: 51

Title: EVP and Chief Strategy Officer; Executive Chair, Financial Crime Management Technology

Jeremy Skule has served as Executive Chair of Financial Crime Management Technology since September 2024 and as EVP and Chief Strategy Officer since January 2021. Previously, Mr. Skule was EVP and Chief Marketing Officer since April 2018, after previously serving as SVP and Chief Marketing Officer since 2012. Mr. Skule joined Nasdaq in 2012 from UBS, where he led Marketing and Communications for the Wealth Management business. Prior to UBS, Mr. Skule was the Chief Communications Officer at MF Global. Previously, he led the financial services practice at FleishmanHillard, a division of Omnicom Group, one of the largest global public relations and marketing agencies. Mr. Skule’s career has spanned senior communications positions and marketing leadership roles in Washington, DC and New York.

Bryan E. Smith

Age: 52

Title: EVP and Chief People Officer

Bryan E. Smith has served as EVP and Chief People Officer since January 2020, after previously serving as SVP and Chief People Officer since 2012. Prior to joining Nasdaq in 2012, he was a founding partner with Meridian Compensation Partners LLC, an independent executive compensation advisory firm, where he provided advice to boards of directors and senior management teams on the full range of executive and board compensation issues. Prior to Meridian Compensation Partners, Mr. Smith was a Principal at Hewitt Associates LLC (now Aon Hewitt), a global human resource consulting and outsourcing firm, where he held various senior human resources outsourcing and consulting roles.

EXECUTIVE OFFICERS

Sarah Youngwood

Age: 50

Title: EVP and CFO

Sarah Youngwood has served as EVP and CFO since December 2023. Previously, Ms. Youngwood served as Group CFO at UBS from March 2022 until June 2023 and as Senior Advisor at UBS from June 2023 to November 2023. Prior to UBS, between 1997 and March 2022, Ms. Youngwood held various roles at JPMorgan Chase, including as CFO of JPMorgan Chase’s Consumer & Community Banking line of business from 2016 to 2022, leading finance for JPMorgan Chase’s Global Technology unit beginning in 2020, serving as Head of Investor Relations from 2012 through 2016, and as part of the Financial Institutions Group within its Investment Bank in Paris, London, and New York, including serving as Managing Director and leading mortgage activities, from 1997 to 2012.

John A. Zecca

Age: 57

Title: EVP and Chief Legal, Risk and Regulatory Officer

John A. Zecca has served as EVP and Chief Legal and Regulatory Officer since October 2019. In April 2022, Mr. Zecca also became the Chief Risk Officer. Previously, Mr. Zecca was SVP, General Counsel North America, and Chief Regulatory Officer from April 2018 to September 2019, after serving as SVP, Senior Deputy General Counsel from July 2017 to April 2018. Mr. Zecca was SVP, MarketWatch, Nasdaq’s market surveillance group, from January 2010 to July 2017 and before that, he held a variety of other legal and regulatory roles at Nasdaq. Prior to joining Nasdaq in 2001, Mr. Zecca served as legal counsel to an SEC Commissioner and practiced corporate and securities law at both Hogan Lovells and Kaye Scholer.

Executive

Compensation

EXECUTIVE COMPENSATION

Proposal 2:

Approval of the Company’s Executive

Compensation on an Advisory Basis

The Board unanimously recommends that shareholders vote FOR the approval of the Company’s executive compensation on an advisory basis.

We are asking shareholders to approve, on an advisory basis, the Company’s executive compensation as reported in this Proxy Statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the executive compensation program and practices described in this Proxy Statement.

We recommend that shareholders read the Compensation Discussion and Analysis that follows. The Compensation Discussion and Analysis describes our executive compensation program and the executive compensation decisions made by our Management Compensation Committee and Board in 2024 in more detail. The compensation tables provide detailed information on the compensation of our NEOs. The Board and the Management Compensation Committee believe that the compensation program for our NEOs has been effective in meeting the core principles described in the Compensation Discussion and Analysis in this Proxy Statement.

In accordance with Section 14A of the Exchange Act and as a matter of good corporate governance, we are asking shareholders to approve the following advisory resolution at the 2025 Annual Meeting of Shareholders.

RESOLVED, that the shareholders of Nasdaq, Inc. approve, on an advisory basis, the compensation of Nasdaq’s NEOs, as disclosed in the Proxy Statement for Nasdaq’s 2025 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the executive compensation tables, and other related tables and narrative disclosure.

This advisory vote is not binding on the Board or the Management Compensation Committee. Although non-binding, the Board and the Management Compensation Committee will review and consider the outcome of the vote when making future decisions regarding our executive compensation program.

At the 2023 Annual Meeting, the Company’s shareholders voted for an annual advisory vote regarding the approval of executive compensation. Consistent with this preference, we plan to hold an advisory vote on our executive compensation at each annual meeting of shareholders until the next shareholder vote on Say on Pay frequency.

NASDAQ PROXY STATEMENT

Compensation Discussion and Analysis

This Compensation Discussion and Analysis, or CD&A, provides a summary of our executive compensation program and underlying compensation philosophy. While this CD&A primarily covers the compensation of our 2024 NEOs identified to the right, the principles underlying our compensation philosophy extend throughout the organization, support Nasdaq’s growth strategy, and are aligned to create long-term shareholder value.

EXECUTIVE COMPENSATION

Executive Summary

Compensation decisions made for 2024 reflected Nasdaq’s strong financial and operational performance as well as a continued emphasis on variable, at-risk compensation paid over the long-term. Our compensation program is designed to attract, retain, and empower employees to successfully execute the Company’s growth strategy. The building blocks of our Total Rewards Program are described below.

Business Performance Highlights

In 2024, Nasdaq executed against its strategic priorities, including substantially completing the integration of AxiomSL and Calypso, while continuing to progress as a scalable platform company, deliver strong results, and create shareholder value. Our 2024 results demonstrate the strength of our One Nasdaq strategy and our ability to deliver on our long-term objectives.

●	We achieved record net revenues in 2024 of $4.6 billion, an increase of 19% from 2023.

●	We generated $2.8 billion in ARR as of December 31, 2024, an increase of 7% over the fourth quarter of 2023. Annualized SaaS revenues increased 14% and represented 37% of ARR.

●	We successfully delivered on our 2024 strategic priorities – Integrate, Innovate, Accelerate – enabling us to capitalize on opportunities for sustainable, scalable, and resilient growth.

—

Integrate – We finished the year ahead of our net expense synergy and deleveraging goals. We have fully actioned the $80 million net expense synergies goal that was announced with the acquisition of AxiomSL and Calypso, one year ahead of target.

—

Innovate – We demonstrated our innovation leadership with the launch of AI-powered solutions and product enhancements across our divisions. We are continuing to advance our pipeline of new AI capabilities through our software and analytics solutions, with several feature launches planned for 2025.

—

Accelerate – We continued to make progress on our One Nasdaq strategy, completing 17 cross-sell deals since the completion of the Adenza acquisition through December 31, 2024 across solutions such as Nasdaq Surveillance, AxiomSL, and Nasdaq Verafin. We remain on track to exceed $100 million in run-rate revenue from cross-sells by the end of 2027.

●	We had an 80% win rate among eligible operating company IPOs in the U.S., and 2024 was our sixth consecutive year as the leading U.S. listing exchange in terms of both number of IPOs and proceeds raised. During the third quarter of 2024, we celebrated our 500th listing transfer, bringing the cumulative market capitalization at transfer to nearly $3 trillion.

●	Our Index business launched a record 116 new products with its clients, more than half of which were international, 27 were within the institutional insurance annuity space, and 30 were in partnership with new Index clients. For the year, the Index business had $80 billion of net inflows, including $28 billion in the fourth quarter, and reported its fifth consecutive record quarter in average ETP AUM, reaching $647 billion at quarter end.

NASDAQ PROXY STATEMENT

●	Our Market Services division achieved record fourth quarter and full year net revenue, with fourth quarter net revenue benefiting from strength in U.S. cash equities and record U.S. equity derivatives volumes. Annual net revenue grew from strong results in U.S. cash equities, and index options revenue more than doubling as compared to 2023.

●	We increased our dividend by 9% to $0.24 per share during 2024 driven by our strong free cash flow and reiterated our commitment to continue to increase the quarterly dividend payment until 2027. We also advanced our deleveraging goal, repurchasing more than $800 million of outstanding indebtedness during 2024.

●	We returned more than $680 million to shareholders in 2024 through our share repurchase program and quarterly dividends, and an aggregate of approximately $2.4 billion over the last three years.

Additional 2024 business highlights are described on page 3 of this Proxy Statement.

Compensation Program Highlights

We believe our compensation program enables us to compete successfully for top talent, particularly in a tight labor market, and to build an effective leadership team. It also is designed to encourage decisions and behaviors that align with the short and long-term interests of our shareholders. Highlights include the following:

The majority of our NEOs’ pay is based on performance and consists largely of equity-based compensation.

In 2024, excluding Ms. Youngwood (who, pursuant to the terms of her employment offer letter, did not receive an equity award in 2024), 90% of our NEOs’ total direct compensation was performance-based, or “at-risk”, and 68% of our NEOs’ total direct compensation was equity-based compensation. Total direct compensation includes base salary, annual cash incentive awards, and equity awards.

Annual incentives are based on achievement of rigorous performance goals.

In 2024, payments of annual incentives reflected our achievement of performance goals relating to corporate net revenues, corporate operating income (on a run rate basis), and ARR, in addition to accomplishment of strategic objectives, division or business unit financial results, and a culture and innovation objective. The resulting payouts to NEOs ranged from 117% to 170% of targeted amounts.

We use long-term incentives to promote retention and reward our NEOs.

Our main long-term incentive program for NEOs consists primarily of PSUs based on TSR relative to other companies, including the S&P 500 companies and a group of peer companies. Over the three-year period from January 1, 2022 through December 31, 2024, Nasdaq’s cumulative TSR was 20.4%, which was at the 57th percentile of S&P 500 companies and the 46th percentile of peer companies. This TSR performance resulted in performance vesting of PSUs at 106.2% of target shares.

Our compensation program is grounded in best practices.

Our best practices include robust stock ownership guidelines for directors and executives, no hedging or pledging of Nasdaq stock, a “clawback” policy regarding the recoupment of executive compensation, and no tax gross-ups.

Our executive compensation program does not encourage excessive risk-taking.

The Audit & Risk and Management Compensation Committees closely monitor the risks associated with our executive compensation program and individual compensation decisions. We annually conduct a comprehensive risk assessment of our compensation program.

EXECUTIVE COMPENSATION

What We DO	What We DON’T Do

Pay for performance: 100% of annual incentives and 80% of long-term incentive grants are performance-based	Overweight non-performance-based long- term incentives

Maintain a “clawback” policy, including a broad incentive recoupment policy and a supplemental policy in compliance with SEC and Nasdaq listing rules	Pay tax gross-ups

Provide change in control protection that requires a “double trigger” (i.e., both a change in control of the Company and a qualifying loss of employment)	Permit re-pricing of underwater stock options without shareholder approval

Conduct a comprehensive annual risk assessment of our compensation program	Accrue or pay dividends on unearned or unvested equity awards

Conduct an annual executive talent review and discussion on succession planning	Allow hedging or pledging of Nasdaq stock

Maintain robust stock ownership guidelines	Provide ongoing defined benefit pension plans

Provide only limited perquisites, which provide nominal additional assistance to allow executives to focus on their duties	Provide uncapped award opportunities

Decision-Making Framework

We design our executive compensation program to reward financial performance, operational excellence, effective strategic leadership, and achievement of division and business unit goals and objectives, which are key elements in driving shareholder value and sustainable growth. The program is also designed to enable us to compete successfully for top talent, particularly in a tight labor market, and to build an effective leadership team. Our compensation program is grounded in best practices and ethical and responsible conduct.

Compensation Philosophy Guiding Principles

On an annual basis, the Management Compensation Committee reviews our compensation philosophy, programs, and practices to ensure that they meet the needs of not only the Company, but also the shareholders. The guiding principles of our compensation philosophy are outlined on the following page.

2025 NASDAQ PROXY STATEMENT

Guiding Principles

1

Pay for Performance

A substantial portion of compensation is variable or at-risk and directly linked to Company, division or business unit, and individual performance.

2

Retention

Our long-term incentive award vesting periods overlap, continually ensuring that a portion of previously granted equity remains unvested.

3

Competitive Pay Levels

Total compensation is sufficiently competitive with industry peers to attract and retain executives with similar levels of experience, skills, education, and responsibilities.

4

Internal Equity

Compensation considers the different levels of responsibilities, scope, risk, performance, and future potential of our executives.

5

Collateral Implications

Our total compensation mix encourages executives to take appropriate, but not excessive, risks to improve our performance and build long-term shareholder value.

6

Shareholder Alignment

The financial interests of executives are aligned with the long-term interests of our shareholders through stock-based compensation and performance metrics that correlate with long-term shareholder value.

Say on Pay Results

Each year, we carefully consider the results of our Say on Pay advisory vote from the prior year. At our 2024 Annual Meeting, 97% of the votes cast were in favor of the advisory vote to approve executive compensation. In 2024, we retained the core elements of our executive compensation program, policies, and decisions. We believe our programs continue to appropriately motivate and reward our senior management.

In addition to the perspective provided by the Say on Pay results, we also carefully solicit and consider feedback from our shareholders on executive compensation, corporate governance, and other issues throughout the year. For further information on our shareholder engagement, see “Shareholder Engagement.”

How We Determine Compensation

We have established a process for evaluating the performance of the Company, the Chair and CEO, and other NEOs for compensation purposes. On an annual basis, the Board, the Management Compensation Committee, and the Nominating & Governance Committee review our Chair and CEO’s performance in Executive Session. As part of their deliberative process, the Management Compensation Committee and Board establish and approve performance goals, evaluate our Chair and CEO’s performance against the pre-established goals, and determine appropriate compensation.

EXECUTIVE COMPENSATION

The factors considered include:

●	performance against annual strategic objectives;

●	defining and executing our strategy;

●	leadership; and

●	the financial performance of the Company.

Ms. Friedman, our Chair and CEO, is compensated only for her role as CEO and not as Board Chair.

With the support of People@Nasdaq, our Chair and CEO develops compensation recommendations for the NEOs and other executive officers and presents the recommendations to the Management Compensation Committee for review and consideration.

However, in accordance with the listing rules of The Nasdaq Stock Market, the Chair and CEO does not vote on executive compensation matters or attend Executive Sessions of the Management Compensation Committee or Board, and the Chair and CEO is not present when her own compensation is being discussed or approved.

Role of Compensation Consultant

In 2024, Exequity, an independent compensation consultant, assisted management in gathering data, reviewing best practices, and making recommendations to the Management Compensation Committee about our executive compensation program. However, Exequity did not determine or recommend the amount or form of executive or director compensation. Exequity did not provide services to Nasdaq or its Board other than executive compensation consulting. In 2024, we paid Exequity $77,123 in fees for competitive market data for executives and outside directors and $356,111 in fees for other executive compensation services.

Competitive Positioning

To evaluate the external competitiveness of our executive compensation program, we compare certain program elements to similar elements used by peer companies. In setting 2024 compensation levels, the Management Compensation Committee used a comprehensive peer group consisting of an aggregate of 26 companies as the basis for a competitive market analysis of the compensation program for the Chair and CEO and other NEOs. Historically, Nasdaq used both a primary peer group and an additional technology-focused peer group for informational purposes. Following the annual compensation peer group review, the Management Compensation Committee decided to consolidate these peer groups for all NEO benchmarking for 2024. We believe using and disclosing a peer group provides valuable input into compensation levels and program design.

When forming the peer group, we considered potential peers among direct industry competitors and companies in related industries with similar talent needs. After identifying potential peers on this basis, we used the following seven screening criteria to select appropriate peer companies and talent.

●	Revenue size

●	Market capitalization size

●	Financial performance

●	Direct exchange competitors

●	Financial services companies

●	Technology companies

●	Companies with global complexity

We believe the current peer group includes an accurate representation of similarly sized industry competitors and/or companies with which we generally compete for executive talent.

NASDAQ PROXY STATEMENT

Executive Compensation Peer Group Organized by Industry Segment1

Financial Exchanges	Cboe Global Markets, Inc	Intercontinental Exchange, Inc.

	CME Group Inc.	London Stock Exchange Group plc

	Deutsche Börse AG	TMX Group Limited

Information Services	FactSet Research Systems Inc.	S&P Global Inc.

	Moody’s Corporation	Verisk Analytics, Inc.

MSCI Inc.

Financial Services	BGC Group, Inc.

Discover Financial Services

The Charles Schwab Corporation

Transaction Processing	Automatic Data Processing, Inc.	Mastercard Incorporated

	Fidelity National Information Services, Inc.	PayPal Holdings, Inc.

	Fiserv, Inc.	Visa Inc.

Technology and Software	Adobe Inc.	Intuit Inc.

	eBay Inc.	ServiceNow, Inc.

	Gen Digital Inc.	Workday

1.	These peer groups differ from the peer group used for the performance graph included in Item 5 of our Form 10-K, which is for stock-performance comparisons.

While the peer group represents a broad group of potential competitors for executive talent across various industries, peer group data serves as only one reference point for the Management Compensation Committee in evaluating our executive compensation program. The Management Compensation Committee uses this data to understand how various elements of our executive compensation program compare to other companies. In addition, the Management Compensation Committee uses multiple categorizations of the aggregate peer group data for each particular NEO role to better understand the competitive landscape for that position. For example, depending on the role of our NEO, the Management Compensation Committee may consider the entire peer group and/or certain subsets of the peer group.

The peer group comparison is applied to ensure our executive compensation is competitive; however, we do not target executive compensation to a specific percentile of the compensation set by our peer group. Each executive officer is also evaluated individually based on skills, knowledge, performance, growth potential, and in the Management Compensation Committee’s business judgment, the value he or she brings to the organization and Nasdaq’s retention risk.

Tally Sheets

When recommending compensation for the Chair and CEO and other NEOs, the Management Compensation Committee reviews tally sheets that detail the various elements of compensation for each executive officer. These tally sheets are used to evaluate the appropriateness of the total compensation package, to compare each executive officer’s total compensation opportunity with his or her actual aggregate payment, and to ensure that the compensation appropriately reflects the compensation program’s focus on pay for performance.

EXECUTIVE COMPENSATION

What We Pay and Why

Elements of Executive Compensation

	Element	Description	Objectives

FIXED	Base Salary	Fixed amount of compensation for service during the year	Reward scope of responsibility, experience, and individual performance

AT-RISK	Annual Incentive Compensation

At-risk compensation, dependent on goal achievement

Formula-driven annual incentive linked to corporate financial, division or business unit financial, and strategic objectives and other organizational priorities

Promote strong business results by rewarding value drivers, without creating an incentive to take excessive risk

Serve as key compensation vehicle for rewarding results and differentiating individual performance each year

Long-Term Incentive Compensation

Award values are granted based on market competitive norms and individual performance

PSUs[1] are paid in shares of common stock upon vesting based on three-year relative TSR ranking compared to peers and to the broad market, over each cycle

RSUs are paid in shares of common stock, which have time-based vesting over four years from the grant date

Motivate and reward executives for outperforming peers over several years

Ensure that executives have a significant stake in the long-term financial success of the Company, aligned with the shareholder experience

Promote longer-term retention

BENEFITS	Retirement, Health, and Welfare	Retirement savings programs Competitive welfare benefits Deferred compensation plan	Provide market-competitive benefits to attract and retain top talent

SEVERANCE	Involuntary Termination Without Cause, Voluntary Termination with Good Reason or Retirement	Specified amounts under employment arrangements with some executive officers Discretionary guidelines, for involuntary terminations without cause	Assist in attracting and retaining top talent Provide transition assistance Promote smooth succession planning upon retirement Allow the Company to obtain release of employment-related claims
Termination Due to Change in Control (“Double Trigger”)

Severance and related benefits paid upon termination without cause or resignation for good reason in connection with a change in control

Accelerated equity vesting upon qualifying termination post-change in control

Retention of executives through a change in control Preserve executive objectivity when considering transactions in the best interest of shareholders Assist in attracting and retaining top talent

OTHER	Limited Perquisites	Limited additional benefits provided to certain executives	Provide nominal additional assistance that allows executives to focus on their duties

1.	In 2024, we also granted PSUs with a two-year performance period to certain NEOs, as further described below.

NASDAQ PROXY STATEMENT

Pay for Performance

Nasdaq’s executive compensation program is designed to deliver pay in accordance with corporate and division or business unit financial and strategic objectives as well as individual performance, levels of responsibility, and breadth of knowledge and experience.

Our program’s intention is to align the interests of our executives with the interests of our shareholders and to link executive compensation with the drivers of short-term and long-term value creation. A large percentage of total target compensation is “at-risk” through long-term equity awards and annual cash incentive awards. These awards are linked to actual performance and include a substantial portion of equity.

Compensation Mix

The mix of total target direct compensation for our NEOs in 2024 is shown below, excluding Ms. Youngwood, who did not receive an equity grant in 2024. Ms. Youngwood’s 2024 compensation is further described below. At-risk pay is comprised of the target annual cash incentive award and the target equity award. The annual cash incentive award and the PSU portion of the equity award are performance-based.

NEOs – 2024 Total Target Direct Compensation Mix

2024 Compensation Decisions

The sections below provide an overview as to how the Management Compensation Committee and/or Board of Directors determined each NEO’s compensation for 2024. In setting 2024 target annual compensation opportunities for the NEOs, the Management Compensation Committee and/or Board reviewed historical market data for the executive compensation peer group, as provided by the Company’s compensation consultant, as described below. For specific compensation amounts for each NEO, see the “NEO Compensation Summaries” beginning on page 74.

Base Salary

Base salaries are a fixed component of each NEO’s compensation. In setting each NEO’s base salary, the Management Compensation Committee and/or Board considers competitive market data derived from our peer group and annual market surveys, and the NEO’s individual contributions, performance, time in the role, scope of responsibility, leadership skills, and experience. We review base salaries on an annual basis and may adjust base salaries during the year in response to significant changes in an executive’s responsibilities or events that would impact the long-term retention of a key executive. Salaries are established at levels commensurate with each executive’s title, position, and experience, recognizing that each executive is managing a component of a complex global company. For 2024, base salary increases were in recognition of performance and market competitive positioning.

Annual Cash Incentive Compensation

We maintain an annual performance-based cash incentive arrangement under which each NEO can earn cash incentive awards through our ECIP based on achievement of performance against pre-determined performance goals. The Management Compensation Committee and/or Board established each NEO’s target annual cash opportunity based on an assessment of each NEO’s position and responsibilities, the competitive market analysis, and the Company’s retention objectives.

EXECUTIVE COMPENSATION

How We Set Performance Targets

The annual cash incentive award payments for our NEOs are based on achieving pre-established, quantifiable performance goals. The Chair and CEO selects and recommends goals for the other executive officers based on their areas of responsibility and input from each executive. The Management Compensation Committee reviews and considers our Chair and CEO’s recommendations and approves the goals for the coming year after identifying the objectives most critical to our future growth and most likely to hold executives accountable for the operations for which they are responsible. Based on these same factors, the Management Compensation Committee and Board determine and approve the performance goals for the Chair and CEO.

We commence our rigorous goal-setting process during the Board’s third quarter strategic off-site meeting. In the fourth quarter of each year, the Management Compensation Committee and Board review initial goals for the following year. At the beginning of the next year, the Management Compensation Committee and Board review and approve Company goals based on business criteria as well as target performance levels for target annual incentive cash awards. Targets are set based primarily on the Company’s Board-approved budget for the year. The performance goals are intended to be rigorous and are set at levels where the maximum payout for any NEO would be difficult to achieve and that are in excess of budget assumptions.

The Management Compensation Committee and/or the Board reviews the Company’s financial goals and the NEOs’ individual goals throughout the year and determines if any adjustments are warranted based on significant transactions or other extraordinary events. For 2024, the Management Compensation Committee and Board selected financial and strategic metrics and targets that they believe incentivize our executives to achieve our strategic objectives and drive Nasdaq’s long-term financial performance.

During 2024, the Management Compensation Committee approved two adjustments to the Company’s financial goals. Nasdaq implemented a change to the accounting treatment of the revenues associated with AxiomSL on-premises subscription contracts and began recognizing these subscription-based revenues on a ratable basis over the contract term. This change in accounting treatment resulted in a change to the revenues budgeted for 2024. To neutralize the impact of the accounting change on our bonus program, the corporate revenue and operating income targets were adjusted, preserving original goal rigor and ensuring consistency with the new methodology. Additionally, the Management Compensation Committee adjusted the corporate revenue and operating income goal scoring following a change in the forecasting methodology that had been used to establish the goals for one business unit. The result of the adjustment was a decrease in goal attainment for the NEOs.

The 2024 annual cash incentive awards were tied to results in the following areas:

Corporate Financial Objectives	Strategic Objectives

●   operating income (on a run rate basis), which measures business efficiency and profitability

●   net revenues, which measure the ability to drive revenue growth

●   ARR, which measures our progress towards being a scalable platform company

● defined corporate, division or business unit-specific goals that contribute to the Company’s long-term strategy execution and performance

Division/Business Unit Financial Objectives	Culture & Innovation

●   defined division or business unit-specific goals that contribute to the Company’s revenue growth and profitability

●   ARR, a key performance metric used to assess the growth of our recurring business within the division or business unit

● defined objectives to enhance culture within the Company, as well as innovation goals focused on AI training and integration

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Potential Payments

Annual cash incentive award payments are determined after the end of the year and are based on actual performance against each goal. Each goal that applied to the NEOs for 2024 had a minimum, target, and maximum performance level.

The scoring of each goal is based on actual goal achievement compared to the target. In 2024, payments on each goal could vary between 0% and 200% of the target. Although our ECIP is highly formulaic by design, awards are subject to adjustment at the discretion of the Management Compensation Committee, based on a holistic, qualitative assessment of individual performance delivered as well as ethical and responsible conduct. The Management Compensation Committee may adjust the bonus payment to any NEO, including by applying “positive discretion” to increase a payment amount or “negative discretion” to decrease a payment amount. The Management Compensation Committee did not adjust, or apply discretion to, any bonus payments of any NEOs in 2024.

Award Payouts

In February 2025, the Management Compensation Committee and/or the Board determined the final levels of achievement for each of the goals and approved the cash payout amounts. The table below shows achieved performance against each 2024 corporate objective and the percentage of target incentive opportunity yielded by such performance.

Corporate Objectives Performance vs. Goals

Corporate Objective	Threshold (0% payout)	Target (100% Payout)	Maximum (200% Payout)	Nasdaq’s Results for 2024 as Measured for Compensation Purposes	Payout Percentage of Target Incentive Award Amount

Operating Income (Run Rate)[1]	$2,278.3M	$2,447.3M	$2,540.1M	$2,465.4M	120%

Net Revenues[2]	$4,283.9M	$4,542.1M	$4,687.2M	$4,585.3M	130%

ARR[3]	$2,505.0M	$2,716.0M	$2,821.0M	$2,716.0M	100%

1.

Operating income (run rate) reflects our non-GAAP operating income adjusted to exclude: the impact of changes in foreign exchange rates; severance; certain divestiture initiatives; and one-time revenues that were not included in the 2024 budget. Non-GAAP operating income differs from U.S. GAAP operating income due to the exclusion of the following items: amortization expense of acquired intangible assets; merger and strategic initiatives expense; restructuring charges; and certain other expenses that are not part of ongoing business expenses. For a discussion of non-GAAP adjustments, see Annex A.

2.	Corporate net revenues exclude the impact of changes in foreign exchange rates, certain divestiture initiatives, and one-time revenues that were not included in the 2024 budget.

3.

ARR for a given period is the current annualized value derived from subscription contracts with a defined contract value. This excludes contracts that are not recurring, are one-time in nature, or where the contract value fluctuates based on defined metrics. ARR is currently one of our key performance metrics to assess the health and trajectory of our recurring business. For further information on our ARR calculations, including with respect to our AxiomSL and Calypso products, please see our Form 10-K.

For additional information regarding certain adjustments made during 2024 to our corporate performance objectives, please see “Executive Compensation - Compensation Discussion and Analysis - Decision-Making Framework - How We Set Performance Targets” on page 70.

The Management Compensation Committee and/or the Board assessed each NEO’s achievement of the division or business unit financial objectives and strategic objectives in 2024, as set forth in the NEO Compensation Summaries beginning on page 74. Specific metrics for these goals are not disclosed for competitive reasons. However, 100% of our NEO goals were defined with quantifiable performance metrics and were approved by the Management Compensation Committee and/or the Board. No discretion was applied to any specific goal scoring for our NEOs.

EXECUTIVE COMPENSATION

Long-Term Incentive Compensation

PSUs

For the 2024 performance period, we granted PSUs to each NEO to incentivize and reward them for growth in our TSR relative to the TSR of two equally weighted groups over the performance period. The PSU grants for the 2024 performance period, for which the three-year performance period is January 1, 2024 through December 31, 2026, utilize a performance measure that compares Nasdaq’s TSR to two performance groups at the start of the performance period: (i) all S&P 500 companies and (ii) the S&P 500 GICS 4020 Index, which includes exchanges, data, financial technology, and banking companies with sizable market capitalizations. We measure our TSR performance relative to two different groups to align with the varied interests of our shareholders. For purposes of the PSUs and our executive compensation, TSR is calculated by using a 30-day average of our share price at the beginning and end of the performance period, plus cumulative dividends.

PSUs represented an aggregate of 80% of each NEO’s long-term incentive compensation, with the three-year PSUs comprising 70% of each NEO’s total PSU award and the two-year PSUs, as described below, comprising 10% of each NEO’s total PSU award.

We adjusted our peer group for 2024 to replace our existing peer group with the S&P 500 GICS 4020 Index, which is a blend of exchanges, as well as data, financial technology, and banking companies, to align more closely with our business and competitors. While the peer group used for competitive analysis of executive compensation in 2024 includes a broad range of companies that may compete with us for executive talent, the peer group used for the three-year PSUs in 2024 includes a broader list of competitors that provide more relevant comparators for stock price performance. The PSU shares earned, if any, vest at the end of the performance period and are settled upon the certification by the Management Compensation Committee and/or the Board that the performance metrics have been achieved. Our relative performance ranking against each of the two peer groups at the end of the performance period will determine the number of vested PSUs. For each vested PSU, Nasdaq will issue one share of common stock to each NEO. The maximum payout will be 200% of the target number of PSUs granted if Nasdaq ranks at the 85th percentile or above of each of the groups. However, if our TSR is negative for the three-year performance period, regardless of TSR ranking, the payout will be capped at 100% of the target number of PSUs granted.

The table below illustrates the percentage of the target number of PSUs granted to each NEO that the NEO may receive based upon different levels of achievement against each of the groups. For each group, the resulting shares earned will be calculated by multiplying the relevant percentage from the table below by one-half of the target award amount. Any payouts earned at performance levels below the 50th percentile are designed to serve as a retention vehicle.

Amount of Shares a Grantee May Receive Based Upon Achievement

Percentile Rank of Nasdaq’s Three-Year TSR Versus the Relevant Group	Resulting Shares Earned

>= 85th Percentile	200%

67.5th Percentile	150%

50th Percentile	100%

25th Percentile	50%

15th Percentile	30%

0 Percentile	0%

For levels of achievement between points, the resulting shares earned will be calculated based on straight-line interpolation.

In 2024, we also granted PSUs with a two-year performance period to certain NEOs. These PSUs, which represented 10% of the NEO’s aggregate 2024 equity award, are based on a performance measure relating

NASDAQ PROXY STATEMENT

to the implementation of certain integration actions in connection with the Adenza acquisition. Achievement of the performance measure determines the number of shares that each PSU-eligible individual receives. The PSUs have a two-year performance period of January 1, 2024 to December 31, 2025 and will vest on January 4, 2027, conditioned on satisfaction of the performance criteria and continued employment with the Company through January 4, 2027 and settle in shares of our common stock. The award issuance under this program will be between 0% and 200% of the number of PSUs granted.

RSUs

In 2024, we also granted RSUs to each NEO who was an executive at that time to promote long-term shareholder alignment and retention. The RSUs represented 20% of the NEO’s long-term incentive compensation. The RSUs are subject to a four-year vesting schedule, vesting 33% on the second anniversary of the grant, 33% on the third anniversary of the grant, and the balance on the fourth anniversary of the grant, in each case subject to continued employment with the Company.

Award Determination

In setting Ms. Friedman’s 2024 equity award target, the Management Compensation Committee and Board focused on motivating performance with significant upside and downside based on relative performance. Historical awards and the retention value of Ms. Friedman’s outstanding equity were considered when determining the target amount of her award. Peer group data also was considered in establishing a market competitive award level.

Ms. Friedman recommended the specific equity award targets for each of the other NEOs, which varied among executives depending upon responsibilities, performance, and retention considerations. The Management Compensation Committee evaluated these recommendations and determined that the amount of each award reflected the individual’s contributions, was aligned with competitive market levels, and was appropriate for retention purposes.

Settlement of 2022 PSU Grants Based on Relative TSR

In February 2025, the Management Compensation Committee and/or the Board evaluated and approved the performance results for the PSUs granted to the NEOs in 2022. These PSUs were subject to a three-year cumulative performance period beginning on January 1, 2022 and ending on December 31, 2024, and performance was determined by comparing Nasdaq’s TSR to two groups of companies, each weighted 50%. One group consisted of all S&P 500 companies and the other group consisted of 13 peer companies. We measure our TSR performance relative to two different groups to align with the varied interests of our shareholders.

The following table sets forth the 2022 PSU performance measure results.

PSU Performance Measure Results

Equity Award	Cumulative TSR	Weighting	Performance Factors	Percentile Rank	Payout	Blended Payout

2022 Three-Year PSU Award	20.4%	50%	Based on Relative TSR Against the S&P 500	57th	120.3%	106.2%
		50%	Based on Relative TSR Against Peers[1]	46th	92.2%

1.

Global exchange peer companies used for the 2022 Three-Year PSU Award: ASX Limited, B3 S.A. – Brasil, Bolsa, Balcão, Bolsa Mexicana de Valores, S.A.B. de C.V., Cboe Global Markets, Inc., CME Group Inc., Deutsche Börse AG, Euronext N.V., Hong Kong Exchanges and Clearing Limited, Intercontinental Exchange, Inc., Japan Exchange Group, Inc., London Stock Exchange Group plc, Singapore Exchange Limited, and TMX Group Limited.

EXECUTIVE COMPENSATION

Base Salary: 7%
Target Annual Cash Incentive Award: 21%
Target Equity Award: 72%
At-Risk Pay: 93% (21% + 72%)

CD&A

NEO Compensation Summaries

Adena T. Friedman

Chair and CEO

2024 Total Target Direct Compensation Mix

2024 Performance Highlights

●   Reported record net revenues of $4.6 billion, an increase of 19% as compared to 2023, including a 25% increase for our Solutions revenue (comprised of revenue from our Capital Access Platforms and Financial Technology segments).

●   ARR increased to $2.8 billion, up 7% as compared to the fourth quarter of 2023. Annualized SaaS revenues increased 14% and represented 37% of ARR, demonstrating Nasdaq’s successful progress towards being a scalable platform company.

● Led the successful integration of Adenza, including significant achievement towards Nasdaq’s deleveraging and cost-saving synergy efforts and driving cross-sell opportunities.

●   Extended listing leadership in 2024 with Nasdaq’s sixth consecutive year as the top U.S. exchange by number of IPOs and proceeds raised. In 2024, Nasdaq had an 80% win rate among eligible operating company IPOs in the U.S. and celebrated its 500th listing transfer.

●   Achieved significant growth in the Financial Technology segment, including double-digit ARR growth in the fourth quarter, the completion of several strategic international agreements for our AxiomSL and Calypso offerings and the generation of 23% ARR growth with 114% net revenue retention by our Financial Crime Management Technology business.

●   Led Nasdaq’s innovation leadership with the launch of AI-powered solutions and product enhancements across our divisions and software and analytics solutions, with several feature launches planned for 2025.

●   Continued the development of our One Nasdaq strategy to strengthen our relationships with customers and deliver on new growth and revenue opportunities, including new customer cross-sells across our various solutions, such as Nasdaq Surveillance, AxiomSL, and Nasdaq Verafin.

● Drove growth in our market technology business through agreements with two crypto marketplaces for our trading solutions and one crypto marketplace for our surveillance offering.

2024 Compensation Elements

In setting Ms. Friedman’s 2024 annual compensation, the Management Compensation Committee and Board considered her performance and a review of the competitive positioning of her overall compensation as compared to the compensation of similar officers at companies in our peer group. The Management Compensation Committee considered increasing Ms. Friedman’s 2024 compensation based on her performance; however, prior to finalizing its 2024 annual compensation recommendation to the Board, Ms. Friedman approached the Chair of the Management Compensation Committee and asked that the Committee and the Board consider maintaining her 2023 compensation at its current level for 2024. Ms. Friedman believed that the integration of Adenza into Nasdaq was going to be a significant effort in 2024 but was still in a preliminary phase,

NASDAQ PROXY STATEMENT

and thus it was premature to measure success or implement a compensation increase for 2024. Ms. Friedman preferred to prioritize compensation investment in motivating and retaining her leadership team, which would be instrumental in driving the integration and overall business transformation efforts.

The Management Compensation Committee discussed Ms. Friedman’s suggestion, and with the support from the Company’s independent compensation consultant, Exequity, the Management Compensation Committee decided and recommended to the Board that Ms. Friedman’s 2024 annual compensation remain unchanged from 2023. At the time this decision was made, the Management Compensation Committee considered Ms. Friedman’s 2024 target total compensation to be market competitive. The Board approved the Management Compensation Committee’s recommendation, and as a result, the Board determined to set Ms. Friedman’s 2024 annual compensation at $18 million, which was the same amount as her 2023 target annual compensation. Furthermore, the Board clearly communicated strong confidence in Ms. Friedman’s performance and leadership in driving the continued transformation of Nasdaq.

As shown in the table below, for 2024, the Management Compensation Committee and Board maintained Ms. Friedman’s base salary, target annual cash incentive award, and equity award at the same amounts as 2023.

	Type of Compensation	2024 Annualized Amounts (at Target)	2023 Annualized Amounts (at Target)

Base Salary	Fixed	$1,250,000	$1,250,000

Target Annual Cash Incentive Award	Performance-Based	$3,750,000	$3,750,000

Target Equity Award	Performance-Based (PSUs)	$10,400,000[1]	$10,400,000

(Grant Date Face Value)	At-Risk (RSUs)	$2,600,000[1]	$2,600,000

Total Target Compensation		$18,000,000	$18,000,000

1.

Ms. Friedman was awarded a target amount of 146,090 Three-Year PSUs, 20,870 Two-Year PSUs, and 41,740 RSUs on April 1, 2024, with the terms and conditions described in the “Long-Term Incentive Compensation” section above.

2024 Performance Goals – Annual Cash Incentive Award

Ms. Friedman earned an annual incentive award payment of $5,009,927, or 134% of target, based on the final achievement of her pre-established, quantifiable performance goals, as described below.

Goal Type	Goal	Goal Weighting	Actual Performance as a Percent of Target	Award Payout

Corporate Financial	Corporate Operating Income (Run Rate)	50%	120%	$2,242,727

	Corporate Net Revenues	20%	130%	$973,294

	Annual Recurring Revenue	5%	100%	$187,500

Strategic Initiatives	Complete Client Data Management Initiative	2%	200%	$150,000

	Progress Capital Allocation Framework	2%	150%	$112,500

	Advance Enterprise Artificial Intelligence	2%	200%	$150,000

	Execute Adenza Integration	6%	192%	$432,000

	Advance the Market Platforms Division	2%	188%	$140,625

	Advance the Capital Access Platforms Division	2%	200%	$150,000

	Capital Access Platforms: Listings Success	4%	103%	$154,500

	Culture and Innovation	5%	169%	$316,781

Total		100%	134%	$5,009,927

EXECUTIVE COMPENSATION

Settlement of 2022 PSU Award Based on Relative TSR

The table below sets forth the number of PSUs that Ms. Friedman earned as of December 31, 2024 due to the performance results of her 2022 PSU award, which was based on relative TSR.

Target PSUs Awarded in 2022	Actual Performance as Percent of Target	PSUs Earned

158,310	106.2%	168,125

NASDAQ PROXY STATEMENT

Sarah Youngwood

EVP and CFO

Ms. Youngwood received an equity award upon the commencement of her employment in December 2023, and her next award was granted in April 2025. Consequently, and in accordance with the terms of her employment letter, Ms. Youngwood did not receive an annual equity award in 2024 and accordingly, a 2024 Total Target Direct Compensation Mix chart has not been included here.

2024 Performance Highlights

●   Fully actioned the $80 million net expense synergies goal that was announced with the acquisition of AxiomSL and Calypso, a year ahead of the initial target.

●   Led Nasdaq’s deleveraging efforts by reducing outstanding indebtedness by more than $800 million, including repayment of the remaining $340 million of the term loan related to the Adenza transaction, repayment of $291 million of commercial paper, and repurchases of $181 million of outstanding senior notes.

●   Strengthened shareholder engagement in 2024, including our successful 2024 Investor Day in March 2024 attended by more than 500 members of the investment community and through more than 275 unique institutional investor meetings, representing more than 60% of our outstanding shares.

●   Increased our annual dividend by 9% to $0.24 per share and returned an aggregate of $541 million in dividends to shareholders during 2024 and an additional $145 million in share repurchases.

●   Continued Nasdaq’s growth in generating cash flow from operations and executed revenue growth across our three divisions, including a record revenue year in 2024 and increases in ARR.

2024 Compensation Elements

On September 1, 2023, the Management Compensation Committee approved Ms. Youngwood’s 2024 target annual compensation, which consisted of:

●   an annual base salary of no less than $700,000; and

●   a target annual cash incentive award of no less than $1,400,000.

On December 6, 2023, Ms. Youngwood received an equity award, which consisted of both a one-time welcome grant and her 2024 annual equity grant. The target grant date value was $10,000,000, comprised of (i) 89,541 RSUs, vesting 33% on the one year anniversary of the grant date, 33% on the second anniversary of the grant date, and the remaining 34% on the third anniversary of the grant date and (ii) 89,541 PSUs, which will vest as of December 31, 2026 and are subject to the performance measures as described under “Long-Term Incentive Compensation.” Ms. Youngwood did not receive an equity award in 2024, pursuant to the terms of her employment offer letter.

In accordance with the terms of her employment offer letter, the next equity award that Ms. Youngwood received had a target value of $6,000,000, and was granted on April 1, 2025, with such award comprised of 80% PSUs and 20% RSUs.

In setting Ms. Youngwood’s target annual compensation opportunity, including the 2025 equity award, the Management Compensation Committee reviewed historical market data for Nasdaq’s peer groups at the time of determination and, due to her background in banking and financial services, a broader array of companies across the S&P 500, as provided by Exequity.

EXECUTIVE COMPENSATION

	Type of Compensation	2024 Annualized Amounts (at Target)

Base Salary	Fixed	$700,000

Target Annual Cash Incentive Award	Performance-Based	$1,400,000

Target Equity Award	Performance-Based (PSUs)	$4,800,000[1]

(Grant Date Face Value)	At-Risk (RSUs)	$1,200,000[1]

Total Target Compensation		$8,100,000

1.

Amounts above reflect Ms.Youngwood’s 2024 compensation elements and amounts, as described above. No annual target equity award was granted in 2024. However, $6,000,000 of the $10,000,000 new hire equity grant in 2023 was in lieu of a 2024 annual equity grant, and such amount is reported in this table. Ms. Youngwood received her $6,000,000 target equity award, as set forth in her employment offer letter, in April 2025.

2024 Performance Goals – Annual Cash Incentive Award

Ms. Youngwood earned an annual incentive award payment of $1,906,073, or 136% of target, based on the final achievement of her pre-established, quantifiable performance goals, as described below.

Goal Type	Goal	Goal Weighting	Actual Performance as a Percent of Target	Award Payout

Corporate Financial	Corporate Operating Income (Run Rate)	50%	120%	$837,285

	Corporate Net Revenues	20%	130%	$363,363

	Annual Recurring Revenue	5%	100%	$70,000

Strategic Initiatives	Complete Client Data Management Initiative	2%	200%	$56,000

	Progress Capital Allocation Framework	3%	150%	$63,000

	Advance Enterprise Artificial Intelligence	2%	200%	$56,000

	Execute Adenza Integration	5%	199%	$139,300

	Technology Modernization and Advancements	3%	183%	$76,860

	Improve Shareholder Engagement	5%	180%	$126,000

	Culture and Innovation	5%	169%	$118,265

Total		100%	136%	$1,906,073

NASDAQ PROXY STATEMENT

Tal Cohen

President

2024 Total Target Direct Compensation Mix

2024 Performance Highlights

●	Substantially completed the integration of the Calypso and AxiomSL offerings, enabling Nasdaq to deliver on our growth objectives and achieve our initial net expense synergies goal ahead of schedule.

●

Delivered 17 cross-sells since the Adenza acquisition closed, including 11 in 2024, and cross sell opportunities now account for over 15% of the Financial Technology division’s pipeline. Nasdaq also completed several new strategic enterprise agreements with international customers to utilize our AxiomSL offering.

●	Led strong adoption of Nasdaq’s index options and multi-listed options products, including more than doubling revenue growth in index options as compared to 2023.

●

Achieved record full year net revenue for our Market Services division, driven by higher volumes across U.S. equity derivatives as well as U.S. and European cash equities, and delivered record volume of shares and notional value traded in the Closing Cross in 2024, including a record fourth quarter in terms of volume of shares traded.

●	Maintained leadership in U.S. equities as the single largest exchange and maintained the highest market share in the U.S. multiply-listed options market.

2024 Compensation Elements

For 2024, the Management Compensation Committee increased Mr. Cohen’s target annual cash incentive award from $1,050,000 to $1,400,000, effective April 1, 2024. The Management Compensation Committee also increased the target grant date value of Mr. Cohen’s equity award from $2,500,000 to $4,000,000. In determining these compensation changes, the Management Compensation Committee assessed Mr. Cohen’s performance, the overall performance of our Market Services and Financial Technology divisions, and market competitive positioning. Additionally, the Management Compensation Committee approved a one-time $200,000 cash award in recognition of exceeding integration and synergy expectations related to the acquisition of Adenza, which award was separate from Mr. Cohen’s award under the ECIP.

	Type of Compensation	2024 Annualized Amounts (at Target)	2023 Annualized Amounts (at Target)

Base Salary	Fixed	$700,000	$700,000

Target Annual Cash Incentive Award	Performance-Based	$1,400,000	$1,050,000

Target Equity Award	Performance-Based (PSUs)	$3,200,000[1]	$2,000,000

(Grant Date Face Value)	At-Risk (RSUs)	$800,000[1]	$500,000

Total Target Compensation		$6,100,000	$4,250,000

1.

Mr. Cohen was awarded a target amount of 44,951 Three-Year PSUs, 6,421 Two-Year PSUs, and 12,843 RSUs on April 1, 2024, with the terms and conditions described in the “Long-Term Incentive Compensation” section above.

EXECUTIVE COMPENSATION

2024 Performance Goals – Annual Cash Incentive Award

Mr. Cohen earned an annual incentive award payout of $1,644,323, or 117% of target, based on the final achievement of his pre-established, quantifiable performance goals, as described below.

Goal Type	Goal	Goal Weighting	Actual Performance as a Percent of Target	Award Payout

Corporate Financial	Corporate Operating Income (Run Rate)	15%	120%	$251,185

	Corporate Net Revenues	10%	130%	$181,682

Division Financial	Market Services Operating Income	10%	94%	$131,574

	Market Services Revenue	5%	129%	$90,067

	Capital Markets Technology and Regulatory Technology Operating Income	15%	55%	$115,304

	Capital Markets Technology and Regulatory Technology Revenue	10%	61%	$85,996

	Capital Markets Technology and Regulatory Technology ARR	10%	94%	$131,250

Strategic Initiatives	Complete Client Data Management	2%	200%	$56,000

	Progress Capital Allocation Framework	2%	150%	$42,000

	Advance Enterprise Artificial Intelligence	2%	200%	$56,000

	Market Platforms: Adenza Integration	4%	200%	$112,000

	Advance the Market Platforms Division	4%	188%	$105,000

	Advance Division Artificial Intelligence and Market Modernization	3%	200%	$84,000

	FinTech Cross Sales Initiative	3%	200%	$84,000

	Culture and Innovation	5%	169%	$118,265

Total		100%	117%	$1,644,323

Settlement of 2022 PSU Award Based on Relative TSR

The following table sets forth the number of PSUs that Mr. Cohen earned as of December 31, 2024 due to the performance results of his 2022 PSU award, which was based on relative TSR.

Target PSUs Awarded in 2022	Actual Performance as Percent of Target	PSUs Earned

26,385	106.2%	28,020

NASDAQ PROXY STATEMENT

P.C. Nelson Griggs

President

2024 Total Target Direct Compensation Mix

2024 Performance Highlights

●	Maintained listings leadership in the U.S. for the sixth consecutive year, as Nasdaq led U.S. exchanges with an 80% win rate among eligible operating company IPOs.

●

Welcomed 180 IPOs to Nasdaq, including 130 operating companies, that raised $23 billion in proceeds, as well as 30 exchange transfers to Nasdaq that represented over $180 billion in market capitalization.

●	Led the continued expansion of Nasdaq’s Index franchise, achieving $80 billion of ETP AUM net inflows, reaching average ETP AUM of $647 billion at December 31, 2024, up $174 billion year over year.

●

Launched a record 116 new Index products, of which more than half were international, 27 were within the institutional insurance annuity space, and 30 were launched in partnership with new Index clients.

●

Drove innovation within Nasdaq’s solution suite through AI features introduced to market including an AI-powered document summarization tool within Nasdaq Boardvantage, Pension Meeting Minutes Summarization within eVestment, and a new generative AI tool within the Nasdaq IR Insight offering to synthesize and derive insights from peer earnings calls, conference presentations, and shareholder meetings.

2024 Compensation Elements

As shown in the table below, for 2024, the Management Compensation Committee increased Mr. Griggs’ target annual cash incentive award from $1,050,000 to $1,400,000, effective April 1, 2024. The Management Compensation Committee also increased the target grant date value of Mr. Griggs’ equity award from $2,500,000 to $4,000,000. In determining these compensation changes, the Management Compensation Committee assessed Mr. Griggs’ performance, the overall performance of our Capital Access Platforms division, and market competitive positioning.

	Type of Compensation	2024 Annualized Amounts (at Target)	2023 Annualized Amounts (at Target)

Base Salary	Fixed	$700,000	$700,000

Target Annual Cash Incentive Award	Performance-Based	$1,400,000	$1,050,000

Target Equity Award	Performance-Based (PSUs)	$3,200,000[1]	$2,000,000[1]

(Grant Date Face Value)	At-Risk (RSUs)	$800,000[1]	$500,000[1]

Total Target Compensation		$6,100,000	$4,250,000

1.

Mr. Griggs was awarded a target amount of 44,951 Three-Year PSUs, 6,421 Two-Year PSUs and 12,843 RSUs on April 1, 2024, with the terms and conditions described in the “Long-Term Incentive Compensation” section above.

EXECUTIVE COMPENSATION

2024 Performance Goals – Annual Cash Incentive Award

Mr. Griggs earned an annual incentive award payment of $2,380,980, or 170% of target, based on the final achievement of his pre-established, quantifiable performance goals, as described below.

Goal Type	Goal	Goal Weighting	Actual Performance as a Percent of Target	Award Payout

Corporate Financial	Corporate Operating Income (Run Rate)	15%	120%	$251,185

	Corporate Net Revenues	10%	130%	$181,682

Division Financial	Capital Access Platforms Operating Income	25%	200%	$700,000

	Capital Access Platforms Revenue	20%	200%	$560,000

	Capital Access Annual Recurring Revenue	5%	100%	$70,000

Strategic Initiatives	Complete Client Data Management Initiative	2%	200%	$56,000

	Progress Capital Allocation Framework	3%	150%	$63,000

	Advance Enterprise Artificial Intelligence	2%	200%	$56,000

	Capital Access Platforms: Data Strategy Roadmap Initiative	3%	200%	$84,000

	Capital Access Platforms: Listings Success	2%	103%	$28,840

	Corporate Solutions Strategic Product Roadmap Initiative	2%	157%	$44,008

	ESG Data Strategy Initiative	2%	200%	$56,000

	Index Growth Initiative	2%	200%	$56,000

	Analytics Strategic Product Roadmap Initiative	2%	200%	$56,000

	Culture and Innovation	5%	169%	$118,265

Total		100%	170%	$2,380,980

Settlement of 2022 PSU Award Based on Relative TSR

The table below sets forth the number of PSUs that Mr. Griggs earned as of December 31, 2024 due to the performance results of his 2022 PSU award, which was based on relative TSR.

Target PSUs Awarded in 2022	Actual Performance as Percent of Target	PSUs Earned

26,385	106.2%	28,020

NASDAQ PROXY STATEMENT

Bradley J. Peterson

EVP and CIO/CTO

2024 Total Target Direct Compensation Mix

2024 Performance Highlights

●

Advanced the technology integration of AxiomSL and Calypso for Nasdaq’s corporate information technology, information security, and operations functions, contributing to the overall integration success of Adenza during 2024.

●

Created the Client Data Hub to integrate data across existing Nasdaq products, including Nasdaq Verafin, AxiomSL, and Calypso, improving client data management capabilities and enabling Nasdaq to support sales and client success teams and increase productivity.

●

Implemented AI in Nasdaq’s products and solutions, including Calypso’s AI solution, which is used for risk calculations for banks, insurers, and other financial institutions, and furthered AI use internally to increase operational capabilities and automation.

●	Continued Nasdaq’s operational excellence initiatives to engineer and operate Nasdaq’s and our customers’ critical infrastructure with high performance, resiliency, and security.

●	Migrated Nasdaq ISE to Fusion, Nasdaq’s next-generation derivatives platform.

2024 Compensation Elements

For 2024, the Management Compensation Committee maintained Mr. Peterson’s base salary and target annual cash incentive award at their 2023 levels, and increased the target grant date value of Mr. Peterson’s equity award from $2,500,000 to $3,000,000. In determining this compensation change, the Management Compensation Committee assessed Mr. Peterson’s performance, the overall performance of our global technology team, and market competitive positioning.

	Type of Compensation	2024 Annualized Amounts (at Target)	2023 Annualized Amounts (at Target)

Base Salary	Fixed	$650,000	$650,000

Target Annual Cash Incentive Award	Performance-Based	$975,000	$975,000

Target Equity Award	Performance-Based (PSUs)	$2,400,000[1]	$2,000,000

(Grant Date Face Value)	At-Risk (RSUs)	$600,000[1]	$500,000

Total Target Compensation		$4,625,000	$4,125,000

1.

Mr. Peterson was awarded a target amount of 33,713 Three-Year PSUs, 4,816 Two-Year PSUs, and 9,632 RSUs on April 1, 2024, with the terms and conditions described in the “Long-Term Incentive Compensation” section above.

EXECUTIVE COMPENSATION

2024 Performance Goals – Annual Cash Incentive Award

Mr. Peterson earned an annual incentive award payment of $1,346,633, or 138% of target, based on the final achievement of his pre-established, quantifiable performance goals, as described below.

Goal Type	Goal	Goal Weighting	Actual Performance as a Percent of Target	Award Payout

Corporate Financial	Corporate Operating Income (Run Rate)	50%	120%	$583,108

	Corporate Net Revenues	20%	130%	$253,057

	Annual Recurring Revenue	5%	100%	$48,750

Strategic Initiatives	Complete Client Data Management Initiative	3%	200%	$58,500

	Progress Capital Allocation Framework	2%	150%	$29,250

	Advance Enterprise Artificial Intelligence	4%	200%	$78,000

	Global Technology: Execute Adenza Integration	3%	199%	$58,246

	Mature Security Protocols for Third Party Risk Mitigation	2%	200%	$39,000

	Cloud Strategy	3%	200%	$58,500

	System Reliability and Operational Excellence	3%	198%	$57,859

	Culture and Innovation	5%	169%	$82,363

Total		100%	138%	$1,346,633

Settlement of 2022 PSU Award Based on Relative TSR

The following table sets forth the number of PSUs that Mr. Peterson earned as of December 31, 2024 due to the performance results of his 2022 PSU award, which was based on relative TSR.

Target PSUs Awarded in 2022	Actual Performance as Percent of Target	PSUs Earned

26,385	106.2%	28,020

NASDAQ PROXY STATEMENT

Brendan Brothers

Former EVP and Head of Financial Crime Management Technology

Mr. Brothers resigned from his position as Executive Vice President and Head of Financial Crime Management Technology effective September 6, 2024, and continued to serve as a senior strategic advisor to Nasdaq until December 31, 2024. Mr. Brothers did not receive any separation or severance benefits upon his resignation.

2024 Total Target Direct Compensation Mix

2024 Performance Highlights

●	Led the Financial Crime Management Technology division to a strong year, with ARR growth of 24% as of the third quarter of 2024 as compared to the third quarter of 2023.

●

Expanded the division’s client base, adding new small and medium business customers and a Tier 1 bank. The Nasdaq Verafin consortium data set continued to expand its growing client base, which represented nearly $10 trillion in assets as of year-end.

●

Delivered new product innovation of the division’s solutions and offerings using AI and announced new enhancements to the Targeted Typology Analytics product, an AI-based suite of detection capabilities that includes new features for terrorist-financing detection.

2024 Compensation Elements

For 2024, the Management Compensation Committee maintained Mr. Brothers’ base salary and target annual cash incentive award at their 2023 levels, due to his promotion-related adjustments in 2023. The target grant date value of Mr. Brothers’ equity award increased from $1,000,000 to $2,000,000. In setting Mr. Brothers’ compensation, the Management Compensation Committee assessed Mr. Brothers’ performance, the overall performance of our Financial Crime Management Technology business, and market competitive positioning.

In connection with our acquisition of Verafin in 2020, we adopted the MIP for certain former Verafin employees, including Mr. Brothers. Under the terms of the MIP, which was amended effective October 2022, Mr. Brothers was eligible to earn a target amount of $6,259,750 based upon the achievement of certain ARR goals by the Verafin business during the performance period of February 11, 2021 through December 31, 2023. The Management Compensation Committee reviewed the performance measures following the completion of the performance period, and Mr. Brothers earned an aggregate of $4,712,340 under the MIP, which payment was comprised of $2,356,170 in cash and $2,356,170 in shares of Nasdaq common stock. The cash portion was paid in 2024 for his 2023 performance and was included in the compensation tables in our 2024 Proxy Statement, and the equity portion was granted to Mr. Brothers on April 1, 2024, in accordance with the terms of the MIP, and is reflected in the compensation tables of this Proxy Statement. The MIP equity award vested 50% on April 1, 2024, and the remaining 50% vested on December 31, 2024.

EXECUTIVE COMPENSATION

	Type of Compensation	2024 Annualized Amounts (at Target)	2023 Annualized Amounts (at Target)

Base Salary	Fixed	$500,000[1]	$500,000

Target Annual Cash Incentive Award	Performance-Based	$750,000[1]	$750,000

Target Equity Award	Performance-Based (PSUs)	$1,600,000[2]	$1,000,000

(Grant Date Face Value)	At-Risk (RSUs)	$400,000[2]	—

Total Target Compensation		$3,250,000	$2,250,000

1.	Mr. Brothers was paid in Canadian dollars (CAD). All compensation for Mr. Brothers, as described in this Proxy Statement, was paid based on a conversion rate of 1.36 CAD to 1 United States dollar.

2.

Mr. Brothers was awarded a target amount of 22,475 Three-Year PSUs, 3,210 Two-Year PSUs, and 6,421 RSUs, on April 1, 2024 with the terms and conditions described in the “Long-Term Incentive Compensation” section above. Upon his departure on December 31, 2024, all such equity awards were forfeited.

2024 Performance Goals – Annual Cash Incentive Award

Mr. Brothers earned an annual incentive award payout of $1,073,685, or 143% of target, based on the final achievement of his pre-established, quantifiable performance goals, as described below.

Goal Type	Goal	Goal Weighting	Actual Performance as a Percent of Target	Award Payout

Corporate Financial	Corporate Operating Income (Run Rate)	15%	120%	$134,564

	Corporate Net Revenues	10%	130%	$97,329

Division Financial	Verafin Operating Income	25%	200%	$375,000

	Verafin Revenue	15%	100%	$112,500

	Verafin Bookings	10%	55%	$41,129

Strategic Initiatives	Complete Client Data Management Initiative	2%	200%	$30,000

	Progress Capital Allocation Framework	2%	150%	$22,500

	Advance Enterprise Artificial Intelligence	2%	200%	$30,000

	Continue Integration Efforts with Nasdaq’s Capabilities	3%	175%	$39,375

	Continued Customer Expansion into Tier 1 and Tier 2 Banks	3%	120%	$27,000

	Advance Small/Medium Business Segment Opportunities	2%	200%	$30,000

	Enhance Operational Efficiency to Elevate the Client Experience	3%	147%	$33,075

	FinTech Cross Sales Initiative	3%	200%	$45,000

	Culture and Innovation	5%	150%	$56,213

Total		100%	143%	$1,073,685

NASDAQ PROXY STATEMENT

Other Aspects of Our Executive Compensation Program
General Equity Award Grant Practices
The Management Compensation Committee and the Board approve annual equity awards on a regular first-quarter schedule, which is determined well in advance and without regard to any material Company news announcements.
We believe that the current and expected expense and share utilization are reasonable and justified in light of the Management Compensation Committee’s goals of aligning the long-term interests of officers and employees with those of shareholders and rewarding officers for long-term relative TSR growth while retaining a strong management team. We actively monitor the expense and share utilization associated with annual grants and are committed to adjusting grant practices if and when appropriate.
Throughout the performance periods for equity awards, the Management Compensation Committee receives updates on the executives’ progress in achieving applicable performance goals and monitors the compensation expense and share run rate that the Company is incurring for outstanding equity awards.
The reference price for calculating the value of equity awards granted is the closing market price of Nasdaq’s common stock on the grant date. Existing equity ownership levels are not a factor in award determinations as we do not want to discourage senior executives from holding significant amounts of our common stock.
Practices Regarding Timing of RSU and PSU Grants
Generally, we grant RSUs and PSUs on an annual basis on a regular second-quarter schedule. Our annual equity grants to executives, and employees eligible to receive equity awards, occur on or about April 1 of each year, which date is several weeks prior to our release of quarterly earnings for the first quarter of the fiscal year. In addition to the regular-cycle annual equity awards, the Management Compensation Committee may also make
“off-cycle”
grants of RSUs, PSUs or other equity awards in connection with an employee’s initial hire, promotion, or retention or for other reasons. We do not
time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation for NEO grants.
Policies and Practices Regarding the Timing of Certain Option-like Instruments
We do not currently grant new awards of stock options, stock appreciation rights, or similar option-like instruments. Accordingly, we do not have a specific policy or practice on the timing of such awards in relation to our disclosure of material nonpublic information. In the event we determine to grant such awards, we will evaluate the appropriate steps to take in relation to the foregoing.
Benefits
We provide a comprehensive benefits program to our executive officers, including the NEOs, which mirrors the program offered to all employees of the Company. These benefits include, among other components, health and welfare benefits and participation in the Company’s ESPP. Under these plans, our NEOs participate on the same terms as other employees.
Severance
Except in employment agreements and other agreements for certain executive officers as described in this Proxy Statement, we are not obligated to pay general severance or other enhanced benefits to any NEO upon termination of his or her employment. However, the Management Compensation Committee and/or the Board has the discretion to pay severance. Severance decisions do not influence other compensation decisions, which are focused on motivating our executives to remain with Nasdaq and contribute to our future success.

EXECUTIVE COMPENSATION

Change in control severance is addressed in employment agreements for certain NEOs, as described in this Proxy Statement, and in a change in control severance policy for NEOs without an employment agreement. We believe that the terms for triggering payment under these arrangements are appropriate. For example, these arrangements are what is known as a “double trigger,” meaning that severance resulting from a change in control is paid only upon the occurrence of both a change in control of the Company and a qualifying loss of employment. In addition, a change in control under these arrangements is limited to situations where the acquiror obtains a majority of Nasdaq’s voting securities or the current members of our Board (or their approved successors) cease to constitute a majority of the Board. We do not provide tax gross-ups in connection with the change in control excise tax.

For further information on Nasdaq’s limited severance arrangements, see “Employment Agreements and Potential Payments Upon Termination or Change in Control.”

Other

Because our executive compensation program emphasizes pay for performance, it includes few perquisites for our executives. Under her employment agreement, for security reasons, we provide Ms. Friedman with a company car and a security-trained driver for use when conducting Nasdaq business. Any incremental expense incurred as a result of her use of the car and driver for personal reasons is reported in the Summary Compensation Table. NEOs are eligible to receive basic financial planning services. In addition, like all employees and contractors, our executives are eligible to receive 100% corporate matching funds (and sometimes more for specific initiatives approved by the Company) for donations to an IRS-registered, 501(c)(3)-compliant organization, subject to certain limits. Participation in each of these programs is voluntary. We do not provide tax gross-up payments on perquisites.

Risk Mitigation and Other Pay Practices

Risk Assessment of Compensation Program

We monitor the risks associated with our compensation program on an ongoing basis. In April 2025, both the Management Compensation Committee and the Audit & Risk Committee were presented with the results of our annual formal assessment of our employee compensation program in order to evaluate the risks arising from our compensation policies and practices. This risk assessment report reflected a comprehensive review and analysis of the components of our compensation program. The Management Compensation Committee and the Audit & Risk Committee both concluded, based on the risk assessment report’s findings, that any risks arising from our compensation program are not reasonably likely to have a material adverse effect on the Company.

The risk assessment was performed by an internal working group consisting of employees in People@Nasdaq, Group Risk Management, and the Internal Audit Department, as well as in the Offices of the General Counsel and Corporate Secretary. The findings were presented to the Global Risk Management Committee, which concurred with the working group’s report. The risk assessment included the following steps:

●	collection and review of our compensation policies;

●	development of a risk assessment scorecard, analysis approach, and timeline; and

●	review and evaluation of controls that might mitigate risk-taking (e.g., equity vesting structure, incentive recoupment policy, and stock ownership guidelines).

Stock Ownership Guidelines

We recognize the importance of stock ownership as an essential means of closely aligning the interests of our executives with the interests of our shareholders. In addition to using equity awards as a primary long-term incentive compensation tool, we have stock ownership guidelines for our senior executives, including our NEOs. Under its charter, the Management Compensation Committee reviews the stock ownership guidelines periodically and oversees compliance.

NASDAQ PROXY STATEMENT

Under the guidelines, the covered executives are expected to own specified dollar amounts of our common stock based on a multiple of their base salary, as set forth in the table below.

Title	Value of Shares Owned

Chair and CEO	12 x base salary

Presidents	6 x base salary

CFO	6 x base salary

Management Committee Members	4 x base salary

Other EVPs	3 x base salary

Individual holdings, shares jointly owned with immediate family members or held in trust, RSUs (whether vested or unvested), shares underlying PSUs after completion of the performance period, and shares purchased or held through our plans, such as the Nasdaq ESPP, count toward satisfying the guidelines. New executives and executives who incur a material change in their responsibilities are expected to meet the applicable level of ownership within five years of their start date or the date of the change in responsibilities. All of the NEOs who were required to comply with the guidelines on December 31, 2024 were in compliance at such time.

Stock Holding Guidelines

We encourage our senior executives to retain equity grants until the applicable stock ownership level discussed above is reached. Under the stock ownership guidelines, these officers must hold the specified dollar amounts of stock through the end of their employment with Nasdaq. We feel that our guidelines provide proper alignment of the interests of our management and our shareholders and therefore, we do not have additional stock holding requirements beyond the stock ownership guidelines.

Trading Controls and Hedging and Pledging Policies

We prohibit directors and executive officers from engaging in securities transactions that allow them either to insulate themselves or profit from a decline in Nasdaq’s stock price (with the exception of selling shares outright in accordance with applicable laws and regulations). Specifically, these individuals may not enter into hedging transactions with respect to Nasdaq’s common stock, including short sales and transactions in derivative securities. Finally, these individuals may not pledge, hypothecate, or otherwise encumber their shares of Nasdaq common stock, including by holding such shares in a margin account.

We permit all employees, including the NEOs, to enter into plans established under Rule 10b5-1 of the Exchange Act, enabling them to trade in our stock, including stock received through equity grants, during periods in which they might not otherwise be able to trade because material nonpublic information about Nasdaq has not been publicly released. These may include specific instructions to a broker to trade on behalf of the employee if our stock price reaches a specified level or if certain other events occur. Therefore, the employee no longer controls the decision to trade or the timing of the trade. Additionally, all 10b5-1 plans adopted by our executive officers and directors are subject to applicable SEC regulations.

Incentive Recoupment Policies

We have adopted the following incentive recoupment, or “clawback,” policies.

●

We updated our long-standing compensation recoupment policy, which is applicable to officers with the rank of SVP and above. The policy provides that the Company may recoup cash or equity-based compensation, either discretionary, time-based or performance-based (excluding salary or vested tax-qualified employee retirement benefits), that was incorrectly paid or awarded due to a financial reporting error, whether or not such individual’s conduct contributed to the financial statement reporting error. Compensation can also be recouped based on breaches of Nasdaq policy or applicable legal, contractual, or regulatory requirements in connection with service to Nasdaq; actions resulting in significant reputational

EXECUTIVE COMPENSATION

or financial harm to Nasdaq; breaches of fiduciary duty to Nasdaq; willful misconduct, gross negligence, material dishonesty, or fraud; or any other actions taken by an applicable person in the course of such person’s service that the Management Compensation Committee deems necessary to be subject to the policy.

●	We adopted our Supplemental Executive Officer Recoupment Policy in response to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or Dodd-Frank Act, SEC rules, and Nasdaq Stock Market listing requirements. The policy requires Nasdaq to recover certain incentive-based compensation received by current or former executive officers in the event we are required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws. The recoverable compensation is that compensation which was received during the three-year period preceding the date on which the accounting restatement was required. The clawback pertains to any excess income derived by an executive officer based on materially inaccurate accounting statements. This policy applies to all incentive-based compensation (including cash bonus payments) received by our current and former Section 16 officers on or after October 2, 2023, the effective date specified in the Nasdaq Stock Market listing standards.

Additionally, our Chair and CEO and CFO are subject to the clawback provisions of the Sarbanes-Oxley Act of 2002, which provide that if we are required to prepare an accounting restatement because of “misconduct,” the CEO and CFO are required to reimburse us for any incentive or equity-based compensation received and profits from selling Nasdaq securities during the year following issuance of the inaccurate financial statements.

Tax and Accounting Implications of Executive Compensation

The Management Compensation Committee considers income tax and other consequences of individual compensation elements when it is analyzing the overall level of compensation and the mix of compensation among individual elements. Depending upon the relevant circumstances at the time, the Management Compensation Committee may determine to award compensation that is not deductible. In making this determination, the Management Compensation Committee balances the purposes and needs of our executive compensation program against potential tax and other implications.

Generally, under GAAP, compensation is expensed as earned. We generally recognize compensation expense for equity awards on a straight-line basis over the requisite service period of the award.

Management Compensation Committee Report

The Management Compensation Committee reviewed and discussed the Compensation Discussion and Analysis with management. After such discussions, the Management Compensation Committee recommended to Nasdaq’s Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our Form 10-K.

The Management Compensation Committee

Management Compensation Committee Interlocks and Insider Participation

None of the members of the Management Compensation Committee is an executive officer, employee, or former officer of Nasdaq. With the exception of Ms. Friedman, none of Nasdaq’s executive officers serves as a current member of the Nasdaq Board. None of Nasdaq’s executive officers serves as a director or a member of the compensation committee of any entity that has one or more executive officers serving on the Nasdaq Board or Management Compensation Committee.

NASDAQ PROXY STATEMENT

Executive Compensation Tables

The following tables, narrative, and footnotes present the compensation of the NEOs during 2024 in the format mandated by the SEC.

2024 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)[1]	Stock Awards ($)[2]	Option Awards ($)[3]	Non-Equity Incentive Plan Compensation ($)[4]	All Other Compensation ($)[5]	Total ($)

Adena T. Friedman	2024	$1,250,000	—	$15,213,813	—	$5,009,927	$44,430	$21,518,170

Chair and CEO	2023	$1,250,000	—	$12,551,660	—	$4,653,812	$43,280	$18,498,752

	2022	$1,250,000	—	$12,378,830	$9,999,975	$4,372,748	$43,752	$28,045,305

Sarah Youngwood EVP and CFO	2024	$700,000	—	—	—	$1,906,073	$19,085	$2,625,158
	2023	$43,077	$500,000	$10,863,114	—	$125,000	$15,000	$11,546,191

Tal Cohen	2024	$700,000	$200,000	$4,681,154	—	$1,644,323	$20,700	$7,246,177

President	2023	$698,077	—	$2,413,740	—	$1,338,959	$19,800	$4,470,576

	2022	$586,539	—	$5,488,332	—	$1,420,551	$18,300	$7,513,722

P.C. Nelson Griggs	2024	$700,000	—	$4,681,154	—	$2,380,980	$20,700	$7,782,834

President	2023	$698,077	—	$2,413,740	—	$1,263,829	$19,800	$4,395,446

	2022	$593,269	—	$5,466,064	—	$1,290,492	$18,300	$7,368,125

Bradley J. Peterson	2024	$650,000	—	$3,510,846	—	$1,346,633	$34,959	$5,542,438

EVP and CIO/CTO	2023	$650,000	—	$2,413,740	—	$1,282,625	$33,855	$4,380,220

	2022	$625,000	—	$5,466,064	—	$1,259,192	$37,955	$7,388,211

Brendan Brothers[6]	2024	$500,000	—	$4,696,648[7]	—	$1,073,685	$30,000	$6,300,333

Former EVP and Head of Financial Crime Management Technology	2023	$419,523	—	$1,459,255	—	$3,320,782	$24,270	$5,223,830

1.

The amounts reported in this column reflect (i) a one-time cash supplemental bonus for Mr. Cohen, as further described on page 79 and (ii) a one-time cash sign-on bonus for Ms. Youngwood, who began employment as EVP and CFO on December 1, 2023. This amount was set forth in Ms. Youngwood’s employment offer letter.

2.

The amounts reported in this column reflect the grant date fair value of the stock awards, including PSUs and RSUs, computed in accordance with FASB ASC Topic 718. The assumptions used in the calculation of these amounts are included in Note 11 to the Company’s audited financial statements for the fiscal year ended December 31, 2024 included in our Form 10-K. Since the 2024 three-year PSU award payouts are contingent on TSR-related performance-based vesting conditions, the grant date fair values were determined based on a Monte Carlo simulation model.

If valued assuming a maximum payout, the value of the awards would be: Ms. Friedman, $16,458,708; Mr. Cohen, $5,064,167; Mr. Griggs, $5,064,167; Mr. Peterson, $3,798,121; and Mr. Brothers, $4,888,125.

The table below summarizes the target grant date face value of the three-year PSU grants that the Management Compensation Committee and/or the Board approved for the NEOs, other than Ms. Youngwood, compared to the FASB ASC Topic 718 fair value. The Monte Carlo simulation model takes into account expected price movement of Nasdaq stock as compared to peer companies. As a result of the Company’s pre-grant 2024 TSR performance relative to peer companies, the Monte Carlo simulation model assigned a higher value to each 2024 three-year PSU than the closing price of Nasdaq’s stock on the grant date. There is no assurance that the target grant date face values or FASB ASC Topic 718 fair values will ever be realized.

Name	Year	Target PSUs (#)	Target Grant Date Face Value ($)	FASB ASC Topic 718 Fair Value ($)

Adena T. Friedman	2024	146,090	$9,100,000	$11,460,761

Sarah Youngwood	2024	—	—	—

Tal Cohen	2024	44,951	$2,800,000	$3,526,406

P.C. Nelson Griggs	2024	44,951	$2,800,000	$3,526,406

Bradley J. Peterson	2024	33,713	$2,100,000	$2,644,785

Brendan Brothers	2024	22,475	$1,400,000	$1,763,164

EXECUTIVE COMPENSATION

The table below sets forth the target grant face value of the two-year PSU awards that the Management Compensation Committee and/or the Board approved for the NEOs, other than Ms. Youngwood, compared to the FASB ASC Topic 718 fair value of such awards. The two-year PSU awards use a variable accounting valuation methodology rather than a Monte Carlo simulation.

Name	Year	Target PSUs (#)	Target Grant Date Face Value ($)	FASB ASC Topic 718 Fair Value ($)

Adena T. Friedman	2024	20,870	$1,300,000	$1,244,896

Sarah Youngwood	2024	—	—	—

Tal Cohen	2024	6,421	$400,000	$383,013

P.C. Nelson Griggs	2024	6,421	$400,000	$383,013

Bradley J. Peterson	2024	4,816	$300,000	$287,274

Brendan Brothers	2024	3,210	$200,000	$191,477

3.

The amounts reported in this column reflect the grant date fair value of the option award computed in accordance with FASB ASC Topic 718. The assumptions used in the calculation of this amount are included in Note 11 to the Company’s audited financial statements for the fiscal year ended December 31, 2024 included in our Form 10-K.

4.	The amounts reported in this column reflect the cash awards made to the NEOs under the ECIP or other performance-based incentive compensation programs.

5.

The following table sets forth the 2024 amounts reported in the “All Other Compensation” column by type. The incremental cost of Ms. Friedman’s personal use of her company car (including commuting expenses) is calculated based on an allocation of the cost of the driver, lease, tolls, fuel, parking, maintenance, and other related expenses. For Mr. Brothers, the Company’s matching retirement savings contributions are made in accordance with a Canadian retirement savings program. For Mr. Peterson, the amount reflected as “Employee Recognition” represents the cash value for an award that he received from another employee as part of Nasdaq’s internal employee recognition program.

Name	Contribution to 401(k) Plan or or Other Retirement Savings Plan	Cost of Financial/ Tax Planning Services ($)	Incremental Cost of Personal Use of Company Car ($)	Employee Recognition ($)	Total All Other Compensation ($)

Adena T. Friedman	$20,700	$19,095	$4,635	—	$44,430

Sarah Youngwood	$19,085	—	—	—	$19,085

Tal Cohen	$20,700	—	—	—	$20,700

P.C. Nelson Griggs	$20,700	—	—	—	$20,700

Bradley J. Peterson	$20,700	$14,055	—	$204	$34,959

Brendan Brothers	$30,000	—	—	—	$30,000

6.

Mr. Brothers was paid in Canadian dollars (CAD), and a foreign exchange rate of 1.36 CAD to 1 United States dollar is reflected in this table. This conversion rate is calculated internally based on annual budgeted foreign exchange rates.

7.	The amount set forth in this column includes Mr. Brothers’ stock award issued pursuant to the MIP, as further described in this Proxy Statement.

NASDAQ PROXY STATEMENT

2024 Grants of Plan-Based Awards Table

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards[1]			Estimated Future Payouts Under Equity Incentive Plan Awards[2]			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)[3]
Name	Committee and/or Board Approval Date	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Adena T. Friedman	02/21/2024	—	—	$3,750,000	$7,500,000	—	—	—	—	—

	02/21/2024	04/01/2024	—	—	—	—	146,090	292,180	—	$11,460,761

	02/21/2024	04/01/2024	—	—	—	—	20,870	41,740	—	$1,244,896

	02/21/2024	04/01/2024	—	—	—	—	—	—	41,740	$2,508,156

Sarah Youngwood	09/01/2023	—	—	$1,400,000	$2,800,000	—	—	—	—	—

Tal Cohen	12/06/2023	—	—	$1,400,000	$2,800,000	—	—	—	—	—

	03/20/2024	04/01/2024	—	—	—	—	44,951	89,902	—	$3,526,406

	03/20/2024	04/01/2024	—	—	—	—	6,421	12,842	—	$383,013

	03/20/2024	04/01/2024	—	—	—	—	—	—	12,843	$771,735

P.C. Nelson Griggs	12/06/2023	—	—	$1,400,000	$2,800,000	—	—	—	—	—

	03/20/2024	04/01/2024	—	—	—	—	44,951	89,902	—	$3,526,406

	03/20/2024	04/01/2024	—	—	—	—	6,421	12,842	—	$383,013

	03/20/2024	04/01/2024	—	—	—	—	—	—	12,843	$771,735

Bradley J. Peterson	12/06/2023	—	—	$975,000	$1,950,000	—	—	—	—	—

	03/20/2024	04/01/2024	—	—	—	—	33,713	67,426	—	$2,644,785

	03/20/2024	04/01/2024	—	—	—	—	4,816	9,632	—	$287,274

	03/20/2024	04/01/2024	—	—	—	—	—	—	9,632	$578,787

Brendan Brothers	12/06/2023	—	—	$750,000	$1,500,000	—	—	—	—	—

	03/20/2024	04/01/2024	—	—	—	—	22,475	44,950	—	$1,763,164

	03/20/2024	04/01/2024	—	—	—	—	3,210	6,420	—	$191,477

	03/20/2024	04/01/2024	—	—	—	—	—	—	37,825	$2,356,170

	03/20/2024	04/01/2024	—	—	—	—	—	—	6,421	$385,837

1.

The amounts reported in these columns represent the possible range of payments under the ECIP or other performance-based incentive compensation programs. Amounts are considered earned in fiscal year 2024 although they were not paid until 2025. For information about the amounts actually earned by each NEO under the ECIP, see “Executive Compensation – Executive Compensation Tables – 2024 Summary Compensation Table.”

2.

The amounts reported in these columns represent the possible range of PSUs that each NEO may earn under the Equity Plan, depending on the achievement of performance goals established by the Management Compensation Committee and/or Board. For further information, see “Executive Compensation – Compensation Discussion and Analysis – 2024 Compensation Decisions – Long-Term Incentive Compensation.”

3.

The amounts reported in this column represent the grant date fair value of the total equity awards reported in the previous columns calculated pursuant to FASB ASC Topic 718 based upon the assumptions discussed in Note 11 to the Company’s audited financial statements for the fiscal year ended December 31, 2024, included in our Form 10-K. For further information about the calculation of these amounts, see “Executive Compensation - Executive Compensation Tables – 2024 Summary Compensation Table.”

EXECUTIVE COMPENSATION

2024 Outstanding Equity Awards at Fiscal Year-End Table

	Option Awards					Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)[11]

Adena T. Friedman	806,451	—	—	$22.23	01/03/2027	—	—	—	—

	—	613,872	—	$67.48	01/03/2032	13,260[1]	$1,025,131	—	—

	—	—	—	—	—	26,382[2]	$2,039,592	191,176[7]	$14,779,817

	—	—	—	—	—	47,794[3]	$3,694,954	292,180[8]	$22,588,436

	—	—	—	—	—	41,740[4]	$3,226,919	41,740[9]	$3,226,919

Sarah Youngwood	—	—	—	—	—	59,694[5]	$4,614,943	179,082[8]	$13,844,829

Tal Cohen	—	—	—	—	—	1,989[1]	$153,770	—	—

	—	—	—	—	—	19,239[1]	$1,487,367	—	—

	—	—	—	—	—	4,395[2]	$339,777	36,764[7]	$2,842,225

	—	—	—	—	—	9,191[3]	$710,556	89,902[8]	$6,950,324

	—	—	—	—	—	12,843[4]	$992,892	12,842[9]	$992,815

P.C. Nelson Griggs	—	—	—	—	—	2,121[1]	$163,975	—	—

	—	—	—	—	—	4,395[2]	$339,777	—	—

	—	—	—	—	—	9,191[3]	$710,556	36,764[7]	$2,842,225

	—	—	—	—	—	12,843[4]	$992,892	89,902[8]	$6,950,324

	—	—	—	—	—	22,494[6]	$1,739,011	12,842[9]	$992,815

Bradley J. Peterson	—	—	—	—	—	2,520[1]	$194,821	—	—

	—	—	—	—	—	4,395[2]	$339,777	—	—

	—	—	—	—	—	9,191[3]	$710,556	36,764[7]	$2,842,225

	—	—	—	—	—	9,632[4]	$744,650	67,426[8]	$5,212,704

	—	—	—	—	—	22,494[6]	$1,739,011	9,632[9]	$744,650

Brendan Brothers[10]	—	—	—	—	—	—	—	—	—

1.	These RSUs vested on April 1, 2025.

2.

These RSU awards vested as to 33% on April 1, 2024, 33% vested on April 1, 2025, and the remaining shares will vest on April 1, 2026. The share amounts shown in the table represent the shares remaining to vest as of December 31, 2024.

3.	These RSU awards vested 33% on April 3, 2025, 33% will vest on April 3, 2026, and the remaining shares will vest on April 3, 2027.

4.	These RSUs will vest as to 33% on April 1, 2026, 33% on April 1, 2027, and the remaining shares on April 1, 2028.

5.

This RSU award vested as to 33% on December 6, 2024, 33% will vest on December 6, 2025, and the remaining shares will vest on December 6, 2026. The share amounts shown in the table represent the shares remaining to vest as of December 31, 2024.

6.	These RSUs will vest on July 1, 2025.

7.

This PSU award is subject to a three-year performance period ending on December 31, 2025. The amount reported is the target award amount, although the actual number of shares awarded could range from 0% to 200% of the target award amount, depending on the level of achievement of certain specified performance goals established by the Management Compensation Committee and/or Board.

8.

This PSU award is subject to a three-year performance period ending on December 31, 2026. Per the SEC rules, the amount reported is the maximum award amount, although the actual number of shares awarded could range from 0% to 200% of the target award amount, depending on the level of achievement of certain specified performance goals established by the Management Compensation Committee and/or Board.

9.

This PSU award is subject to a two-year performance period ending on December 31, 2025. Per the SEC rules, the amount reported is the maximum award amount, although the actual number of shares awarded could range from 0% to 200% of the target award amount, depending on the level of achievement of certain specified performance goals established by the Management Compensation Committee and/or Board.

10.	Mr. Brothers forfeited all of his outstanding unvested equity upon his departure from the Company on December 31, 2024.

11.	Amounts in this column are based on a closing price of $77.31 on December 31, 2024.

NASDAQ PROXY STATEMENT

2024 Option Exercises and Stock Vested Table

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)[1]

Adena T. Friedman[2]	—	—	214,082	$15,016,418

Sarah Youngwood[3]	—	—	29,847	$2,421,786

Tal Cohen[4]	—	—	53,613	$3,870,533

P.C. Nelson Griggs[5]	—	—	58,302	$4,099,402

Bradley J. Peterson[6]	—	—	59,133	$4,151,165

Brendan Brothers[7]	—	—	47,016	$3,206,174

1.	The amounts reported in this column are calculated by multiplying the number of shares of stock that vested by the closing market price of our common stock on the vesting date.

2.	The amount reported includes 108,440 shares that were withheld to pay taxes in connection with the vesting(s).

3.	The amount reported includes 14,888 shares that were withheld to pay taxes in connection with the vesting(s).

4.	The amount reported includes 25,569 shares that were withheld to pay taxes in connection with the vesting(s).

5.	The amount reported includes 27,962 shares that were withheld to pay taxes in connection with the vesting(s).

6.	The amount reported includes 25,186 shares that were withheld to pay taxes in connection with the vesting(s).

7.	The amount reported includes 24,120 shares that were withheld to pay taxes in connection with the vesting(s).

Non-Qualified Deferred Compensation Table

The following table shows the executive contributions, earnings, withdrawals, and account balances for the NEOs for our deferred compensation plan. This plan for certain U.S. employees is an unfunded, unsecured deferred compensation plan. The Company does not make contributions on behalf of participants to the deferred compensation plan.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Average Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)

Adena T. Friedman	$500,993	—	$84,096	—	$1,655,165

Sarah Youngwood	—	—	—	—	—

Tal Cohen	—	—	$21,495	—	$949,405

P.C. Nelson Griggs	—	—	—	—	—

Bradley J. Peterson	—	—	$147,450	—	$1,030,024

Brendan Brothers	—	—	—	—	—

EXECUTIVE COMPENSATION

Employment Agreements and Potential Payments Upon Termination or Change in Control

We currently have employment agreements or arrangements with four of our NEOs: Ms. Friedman, Ms. Youngwood, Mr. Cohen and Mr. Peterson. We also have entered into continuing obligations agreements with the NEOs, related to confidentiality and intellectual property protection.

The employment agreements prohibit them from rendering services to a competing entity following their last date of employment for a period of two years for Ms. Friedman and Mr. Peterson, and 12 months for Mr. Cohen. To receive certain termination payments and benefits, each of Ms. Friedman and Messrs. Cohen and Peterson must execute a general release of claims against Nasdaq. In addition, termination payments and benefits may be discontinued if such individual breaches the restrictive covenants in either the employment agreement or the continuing obligations agreement.

Each employment agreement sets forth the payments and benefits the applicable NEO will receive under various termination scenarios, as described below.

Adena T. Friedman

Employment Agreement

On March 11, 2025, Ms. Friedman entered into an employment agreement relating to the continuation of her role as Chair and CEO of Nasdaq through January 1, 2030 (unless terminated earlier by Nasdaq or Ms. Friedman). Her new employment agreement superseded her prior employment agreement dated November 19, 2021.

Ms. Friedman’s employment agreement provides for:

●	an annual base salary of $1,400,000;

●	a target annual bonus opportunity of 300% of base salary;

●	continued eligibility to receive equity awards in accordance with the terms of the Equity Plan; and

●	other benefits consistent with those received by other senior executives of Nasdaq.

The agreement provided that the target value at the time of grant for Ms. Friedman’s 2025 equity award was not less than $15,000,000, which award was granted on April 1, 2025.

Upon termination of her employment by Nasdaq without cause or by Ms. Friedman for good reason, Ms. Friedman will receive:

●	cash severance in an amount equal to the sum of two times her base salary, two times her target bonus, and a pro-rata target bonus with respect to the year in which the termination occurs;

●	continued vesting of any outstanding equity awards for 24 months (with performance-based vesting to be based on actual performance);

●	18 months of continued health and welfare coverage at active employee rates; and

●	a one-time cash payment equal to $45,000 to subsidize the cost of financial and tax services.

Ms. Friedman may provide the Board with 12-months’ advance written notice of her intent to terminate her employment due to retirement, provided that such notice may not be given prior to December 31, 2027.

In connection with retirement, Ms. Friedman will continue to receive:

●	all elements of her compensation package through the end of the retirement notice period;

●	a pro-rata target bonus with respect to the year in which the retirement occurs;

●	continued vesting of any outstanding equity awards (with performance-based vesting to be based on actual performance);

●	18 months of continued health and welfare coverage at active employee rates; and

●	a one-time cash payment equal to $45,000 to subsidize the cost of financial and tax services.

NASDAQ PROXY STATEMENT

Option Award

On January 3, 2022, the Management Compensation Committee and Board granted Ms. Friedman a one-time, performance-based stock option award with a value of $10 million. The grant provides strong motivation to deliver long-term stock price appreciation in alignment with shareholder interests over her future tenure as Chair and CEO. The entire award will become valuable only to the extent that Nasdaq’s shareholders benefit from future increases in Nasdaq’s share price. Additionally, 50% of the grant vesting is contingent upon achieving a cumulative 5-year EPS target; the remaining 50% will vest after 5 years.

EPS was determined to be the most appropriate financial metric, since it will reflect Nasdaq’s organic and inorganic earnings growth over time and will be a key driver of longer-term TSR.

The performance condition for the vesting of the performance-based component of the award will be satisfied if Nasdaq’s fully diluted compounded annual EPS growth for the period of January 1, 2022 through December 31, 2026 is at least 3.0%. For purposes of the award, “fully diluted EPS” means EPS on a fully diluted basis and shall be determined by the Management Compensation Committee in accordance with the same non-GAAP EPS methodology used by Nasdaq for its external financial reporting. (For a discussion of non-GAAP adjustments, see Annex A.)

In making this determination, the Management Compensation Committee or Board may include or exclude the effect of any one or more of the applicable extraordinary events described in our Equity Plan that may occur during the performance period. The Management Compensation Committee may also decide to include or exclude share buybacks or share issuances in making this determination.

Sarah Youngwood

Employment Offer Letter

Ms. Youngwood’s employment offer letter, dated August 31, 2023, provides for the following compensation:

●	an annual base salary of $700,000;

●	a target annual cash incentive award of no less than $1,400,000; and

●	a one-time equity grant of $10,000,000 in December 2023.

Pursuant to the terms of her employment letter, Ms. Youngwood was not issued an equity award in 2024. She received an equity award of $6,000,000 in April 2025.

If Nasdaq terminates Ms. Youngwood’s employment, other than for cause or if she voluntarily resigns for good reason, Ms. Youngwood will be entitled to the following payments:

●	a severance payment equal to 150% of her base salary plus 100% of her target bonus opportunity;

●	a pro-rata target bonus for the calendar year in which the date of termination occurs; and

●	a lump sum payment to reduce the cost of 12 months of COBRA health insurance coverage to the active Nasdaq employee rate.

If a termination occurs prior to the full vesting of her one-time equity award, which was granted on December 6, 2023 and vests ratably over a three-year period beginning December 6, 2024, then the full amount of such award shall vest upon such termination date, and the outstanding PSUs will vest based on the target performance amount. Any other unvested equity at the time of such termination of employment will continue to vest for an additional 18 months after termination, and her PSUs will vest based on applicable performance during the relevant performance period.

EXECUTIVE COMPENSATION

Tal Cohen

Employment Agreement

On March 10, 2025, Mr. Cohen entered into an employment agreement relating to the continuation of his role as a President of Nasdaq through January 1, 2030 (unless terminated earlier by Nasdaq or Mr. Cohen).

Mr. Cohen’s employment agreement provides for:

●	an annual base salary of $750,000;

●	a target annual bonus opportunity of 200% of base salary;

●	continued eligibility to receive equity awards in accordance with the terms of the Equity Plan; and

●	other benefits consistent with those received by other senior executives of Nasdaq.

The agreement provided that the target value at the time of grant for Mr. Cohen’s 2025 equity award was not less than $6,000,000, which award was granted on April 1, 2025.

His employment agreement also provided for a special equity award under the Equity Plan with a target value at the time of grant of $7,000,000, which award was granted on April 1, 2025 and is comprised of (i) 50% restricted stock units that vest ratably over three years, subject to Mr. Cohen’s continued employment through each vesting date and (ii) 50% performance-based stock units that will vest on December 31, 2027, subject to Mr. Cohen’s continued employment through the vesting date and the achievement of the performance goals set forth in the applicable award agreement. This special grant is reflective of Mr. Cohen’s strong performance, his future commitment to Nasdaq, and associated employment-related restrictive covenants. The award was designed to both reward Mr. Cohen’s impact on Nasdaq and promote retention. The combination of Mr. Cohen’s 2025 annual equity award and his 2025 special equity award is heavily weighted towards performance-based PSUs, comprising approximately 64% of the total target value in three-year PSUs based on total shareholder return, compared to 36% of the target value in RSUs.

Upon termination of his employment by Nasdaq without cause or by Mr. Cohen for good reason, Mr. Cohen will receive:

●	cash severance in an amount equal to the sum of 1.5 times his base salary, 1.5 times his target bonus, and a pro-rata target bonus with respect to the year in which the termination occurs;

●	continued vesting of any outstanding equity awards for 12 months (with performance-based vesting to be based on actual performance);

●	18 months of continued health and welfare coverage at active employee rates; and

●	a one-time cash payment equal to $45,000 to subsidize the cost of financial and tax services.

Mr. Cohen may provide the Board with 12-months’ advance written notice of his intent to terminate his employment due to retirement, provided that such notice may not be given prior to January 1, 2027. In connection with retirement, Mr. Cohen will continue to receive:

●	his base salary through the end of the retirement notice period;

●	a pro-rata target bonus with respect to the year in which the retirement occurs;

●	continued vesting of any outstanding equity awards granted prior to the commencement of the retirement notice period and pro-rata vesting of any outstanding equity awards granted during the retirement notice period (with performance-based vesting to be based on actual performance);

●	18 months of continued health and welfare coverage at active employee rates; and

●	a one-time cash payment equal to $45,000 to subsidize the cost of financial and tax services.

NASDAQ PROXY STATEMENT

Bradley J. Peterson

Employment Agreement

On March 10, 2025, Mr. Peterson entered into a new employment agreement relating to the continuation of his role as Chief Information and Chief Technology Officer of Nasdaq through January 1, 2028 (unless terminated earlier by Nasdaq or Mr. Peterson). Mr. Peterson’s new agreement superseded his prior employment agreement dated June 22, 2022.

Mr. Peterson’s employment agreement provides for:

●	an annual base salary of $650,000;

●	a target annual bonus opportunity of 175% of base salary;

●	continued eligibility to receive equity awards in accordance with the terms of the Equity Plan; and

●	other benefits consistent with those received by other senior executives of Nasdaq.

The agreement provided that the target value at the time of grant for Mr. Peterson’s 2025 equity award was not less than $3,200,000, which award was granted on April 1, 2025.

Upon termination of his employment by Nasdaq without cause or by Mr. Peterson for good reason, Mr. Peterson will receive:

●	a pro-rata target bonus with respect to the year in which the termination occurs;

●	continued vesting of any outstanding equity awards (with performance-based vesting to be based on actual performance);

●	18 months of continued health and welfare coverage at active employee rates; and

●	a one-time cash payment equal to $45,000 to subsidize the cost of financial and tax services.

Mr. Peterson may provide the Board with 12-months’ advance written notice of his intent to terminate his employment due to retirement, provided that such notice may not be given prior to December 31, 2026. In connection with retirement, Mr. Peterson will continue to receive:

●	his base salary through the end of the term and his target bonus for 2027, without proration;

●	continued vesting of any outstanding equity awards granted prior to the commencement of the retirement notice period and pro-rata vesting of any outstanding equity awards granted during the retirement notice period (with performance-based vesting to be based on actual performance);

●	18 months of continued health and welfare coverage at active employee rates; and

●	a one-time cash payment equal to $45,000 to subsidize the cost of financial and tax services.

Involuntary Termination Not for Cause or Voluntary Termination with Good Reason

Other Severance for NEOs

Severance payments and benefits payable to NEOs not subject to an employment agreement or other severance arrangement would be made at the sole discretion of the Company and the Management Compensation Committee. These payments are based on historical practices and predetermined guidelines which typically include (i) a payment consisting of 1.5 times annual base salary plus target bonus for the year, (ii) the payment of a pro-rata bonus for the year in which the termination occurred, (iii) continued vesting of PSUs and RSUs for 18 months, with any performance-based vesting based on actual performance goals during the respective performance periods, (iv) 12 months of health and welfare benefits, and (v) outplacement services. These amounts may be paid in a lump sum or periodically at the discretion of the Company or the Management Compensation Committee.

ECIP

Under the ECIP and unless otherwise set forth in their employment agreement, in the event an NEO’s employment is terminated for any reason other than death, disability, or retirement, the executive’s right to a cash incentive plan compensation award for the year of termination is forfeited. The Management Compensation Committee, in its sole discretion, may pay a pro-rata cash incentive compensation award to the executive for the year of termination.

EXECUTIVE COMPENSATION

Death or Disability

Employment Agreements or Arrangements

Under the employment agreements with Ms. Friedman, Mr. Cohen and Mr. Peterson, in the event of death or permanent disability, the executive is entitled to a pro-rata target bonus for the year of termination. Additionally, the executive (or their estate) is entitled to accelerated vesting of all unvested equity awarded as of December 31st of the year of termination, with any performance-based vesting based on actual performance goals during any complete performance periods and vesting at target performance for grants vesting prior to the completion of a performance cycle.

If Ms. Youngwood’s employment terminates due to her retirement (meaning at least age 55 with at least five years of service with Nasdaq), death, or permanent disability, all her unvested PSUs and RSUs will continue to vest as though she continued employment through the applicable vesting and/or performance periods. The PSUs will vest based on applicable performance during the relevant performance period.

ECIP

Under the ECIP, an NEO may, in the discretion of the Management Compensation Committee, receive a pro-rata portion of his or her incentive compensation award in the event of death or disability.

Equity Plan

With respect to the other NEOs, under the relevant terms and conditions of the Equity Plan and the individual equity award agreements, all stock options or RSUs that would have vested within one year from the date of death or disability will immediately vest and all vested options may be exercised until the earlier of one year from the date of death or disability or their expiration date. Under the PSU award agreements for all the NEOs, in the event of disability, unvested PSU awards will be forfeited. In the event of death, unvested PSU awards will vest upon the later of the date of death or the date the performance period for the awards is completed.

Termination Due to Change in Control (“Double Trigger”)

All “change in control” payments and benefits are subject to a “double trigger,” meaning that payments are made only when both a change in control of the Company and a qualifying termination of employment occur.

Employment Agreements

The employment agreements for each of Ms. Friedman and Mr. Cohen provide that upon a termination, either by the Company without cause or by the executive for good reason, that occurs within the period that is six months prior to, or two years following, a change in control, Ms. Friedman and Mr. Cohen will receive:

●	a lump sum cash payment in an amount equal to the sum of two times their base salary, two times their respective target bonus, and a pro-rata target bonus with respect to the year in which the termination occurs;

●	18 months of continued health and welfare coverage at active employee rates; and

●	full vesting of their outstanding equity awards in accordance with the terms of the Equity Plan.

Mr. Peterson’s employment agreement provides that upon a termination, either by the Company without cause or by the executive for good reason, that occurs within the period that is six months prior to, or two years following, a change in control, Mr. Peterson will receive:

●	a lump sum cash payment in an amount equal to the sum of two times his base salary, one times his target bonus, and a pro-rata target bonus with respect to the year in which the termination occurs;

●	18 months of continued health and welfare coverage at active employee rates; and

●	full vesting of his outstanding equity awards in accordance with the terms of the Equity Plan.

NASDAQ PROXY STATEMENT

Change in Control Severance Plan

Under the Company’s change in control severance plan, Ms. Youngwood and Mr. Griggs are each entitled to benefits in the event of a change in control. If the executive’s employment is terminated by the Company without cause within two years following a change in control or by the executive for good reason within one year after a change in control, then he or she will be entitled to the following severance payments and benefits from the Company:

●	a cash payment equal to the sum of (i) two times annual base salary, (ii) the target bonus amount as defined by the ECIP, (iii) any pro-rata target bonus for the year of termination, and (iv) any unpaid bonus which had been earned for a completed plan year;

●	payment of the employer’s share of COBRA premiums for continued coverage under health plans until the earlier of the second anniversary of termination, or the date the executive is eligible for coverage under another employer’s health care plan; and

●	outplacement services for up to 12 months, with a maximum value of $50,000.

Under a “best net” provision, if amounts payable due to a change in control would be subject to an excise tax under Section 4999 of the Internal Revenue Code, payments or benefits to the executive would either be reduced to an amount that would not trigger an excise tax or the executive would receive all payments and benefits subject to the excise tax, whichever approach yields the best after-tax outcome for the executive officer.

The change in control severance plan contains restrictive covenants, which, among other things, require the executive to maintain the confidentiality of the Company’s proprietary information and to refrain from disparaging the Company. Each executive also is prohibited from soliciting the Company’s employees or rendering services to a competitor for one year following termination. Further, to receive the severance benefits, the executive must execute a general release of claims against the Company. In addition, severance benefits may be discontinued if the executive breaches the restrictive covenants.

Equity Plan

Under the Equity Plan, if outstanding awards are assumed or substituted by the successor company, and an employee, including an NEO, is involuntarily terminated by the Company other than for cause within a one-year period after a change in control, all unvested equity awards will vest on the termination date. For awards not assumed or substituted by the successor company, unvested awards shall vest immediately prior to the effective time of the change in control.

EXECUTIVE COMPENSATION

Estimated Termination or Change in Control Payments and Benefits

The table below reflects the payments and benefits payable to each NEO in the event of a termination of the executive’s employment under several different circumstances. The amounts shown assume that termination was effective as of December 31, 2024, use the executive’s compensation and service levels as of that date, and are estimates of the amounts that would be payable to the NEOs in each situation; provided, however, that Mr. Brothers departed from his role on September 6, 2024. Mr. Brothers did not receive any separation or severance payments upon his departure from the Company and therefore does not appear in the table below. Mr. Brothers, who remained as an advisor to the Company through December 31, 2024, received his 2024 bonus payment.

The actual amounts to be paid can be determined only at the time of an executive’s actual separation from the Company. Factors that may affect the nature and amount of payments made on termination of employment, among others, include the timing of the event, compensation level, the market price of the Company’s common stock, and the executive’s age. Annual incentive amounts are shown at target. The reported value of the accelerated vesting of outstanding equity awards is based on the intrinsic value of these awards (the value based upon the market price of the Company’s common stock on December 31, 2024). The value of PSUs that continue to vest after termination is reported as if the grants vested at target on the termination date. The amounts shown in the table do not include payments and benefits available generally to salaried employees, such as any death, disability, or welfare benefits available under broad-based plans.

Named Executive Officer	Involuntary Termination Not for Cause or Voluntary Termination with Good Reason ($)	Death ($)	Disability ($)	Termination Due to Change in Control (“Double Trigger”) ($)

Adena T. Friedman

Severance	$10,000,000	—	—	$10,000,000

Pro-Rata Current Year Annual Incentive[1]	$3,750,000	$3,750,000	$3,750,000	$3,750,000

Equity Vesting[2]	$3,276,552	$9,986,597	$9,986,597	$9,986,597

Continued Performance-Based Equity Vesting[2]	$14,779,817	$27,687,494	$27,687,494	$27,687,494

Non-Qualified Stock Options[2]	—	$6,030,249	$6,030,249	$6,030,249

Health & Welfare Benefits Continuation	$34,897	—	—	$40,597

TOTAL	$31,841,266	$47,454,340	$47,454,340	$57,494,937

Sarah Youngwood

Severance	$2,450,000	—	—	$2,800,000

Pro-Rata Current Year Annual Incentive[1]	$1,400,000	—	—	$1,400,000

Equity Vesting[3]	$4,614,943	$4,614,943	$4,614,943	$4,614,943

Continued Performance-Based Equity Vesting[3]	$6,922,415	$6,922,415	$6,922,415	$6,922,415

Health & Welfare Benefits Continuation	$24,876	—	—	$49,752

Outplacement Services	—	—	—	$50,000

TOTAL	$15,412,234	$11,537,358	$11,537,358	$15,837,110

NASDAQ PROXY STATEMENT

Named Executive Officer	Involuntary Termination Not for Cause or Voluntary Termination with Good Reason ($)	Death ($)	Disability ($)	Termination Due to Change in Control (“Double Trigger”) ($)

Tal Cohen

Severance	$2,450,000	—	—	$2,800,000

Pro-Rata Current Year Annual Incentive[1]	$1,400,000	$1,400,000	$1,400,000	$1,400,000

Equity Vesting	—	$2,047,942	$2,047,942	$3,684,363

Continued Performance-Based Equity Vesting	—	$6,813,794	—	$6,813,794

Health & Welfare Benefits Continuation	$24,876	—	—	$49,752

Outplacement Services	$50,000	—	—	$50,000

TOTAL	$3,924,876	$10,261,736	$3,447,942	$14,797,909

P.C. Nelson Griggs

Severance	$2,450,000	—	—	$2,800,000

Pro-Rata Current Year Annual Incentive[1]	$1,400,000	$1,400,000	$1,400,000	$1,400,000

Equity Vesting	—	$2,309,791	$2,309,791	$3,946,212

Continued Performance-Based Equity Vesting	—	$6,813,794	—	$6,813,794

Health & Welfare Benefits Continuation	$24,876	—	—	$49,752

Outplacement Services	$50,000	—	—	$50,000

TOTAL	$3,924,876	$10,523,585	$3,709,791	$15,059,758

Bradley J. Peterson

Severance	—	—	—	$2,275,000

Pro-Rata Current Year Annual Incentive[1]	$975,000	$975,000	$975,000	$975,000

Equity Vesting	$3,728,816	$2,340,638	$2,340,638	$3,728,816

Continued Performance-Based Equity Vesting	$5,820,902	$5,820,902	—	$5,820,902

Health & Welfare Benefits Continuation	$40,000	—	—	$38,602

Financial and Tax Services	$28,110	—	—	—

TOTAL	$10,592,828	$9,136,540	$3,315,638	$12,838,320

1.	Assumes payment at target.

2.

Upon an involuntary termination not for cause or voluntary termination with good reason, under the terms of Ms. Friedman’s employment agreement effective as of December 31, 2024, she is entitled to continued vesting for 12 months of her outstanding PSUs, RSUs, and options, with any performance-based vesting based on actual performance goals during the respective performance periods.

3.

Upon an involuntary termination not for cause or voluntary termination with good reason, under the terms of Ms. Youngwood’s employment offer letter, she is entitled to accelerated vesting of the equity grant that she received on December 6, 2023.

EXECUTIVE COMPENSATION

Pay Versus Performance
As required by Item 402(v) of Regulation
S-K,
we are providing the following information about the relationship between “compensation actually paid” (as defined in Item 402(v)) and performance. Displayed amounts in this Pay Versus Performance section may not sum due to rounding additive figures to the nearest dollar.

					Value of Initial Fixed $100 Investment Based On:
Year (a)	Summary Compensation Table Total for Principal Executive Officer (PEO) (b) 1,2	Compensation Actually Paid to PEO 1,3 (c)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers (NEOs) 1,4 (d)	Average Compensation Actually Paid to Non-PEO Named Executive Officers 1,5 (e)	Nasdaq Total Shareholder Return (f)	2023 Peer Group Total Shareholder Return 6 (g)	Net Income (millions) 7 (h)	Non-GAAP Operating Income (millions) 8 (i)

2024	$21,518,170	$51,071,259	$5,899,388	$9,535,250	$233	$199	$1,117	$2,465

2023	$18,498,752	$9,815,212	$6,457,253	$5,281,897	$173	$155	$1,059	$1,938

2022	$28,045,305	$25,888,844	$6,391,803	$6,467,133	$179	$134	$1,125	$1,820

2021	$19,965,893	$69,015,180	$3,411,044	$11,672,259	$202	$151	$1,187	$1,849

2020	$15,807,618	$31,960,132	$3,970,881	$7,136,488	$126	$111	$933	$1,530

1.	The Principal Executive Officer (PEO) and non-PEO NEOs from 2020–2024 were as detailed in the table below.

Year	2020	2021	2022	2023	2024

PEO	Adena T. Friedman	Adena T. Friedman	Adena T. Friedman	Adena T. Friedman	Adena T. Friedman
Non-PEO NEOs	Michael Ptasznik	Ann M. Dennison	Ann M. Dennison	Sarah Youngwood	Sarah Youngwood
	Lauren B. Dillard	Michael Ptasznik	Tal Cohen	Ann M. Dennison	Tal Cohen
	P.C. Nelson Griggs	Lauren B. Dillard	P.C. Nelson Griggs	Tal Cohen	P.C. Nelson Griggs
	Bradley J. Peterson	P.C. Nelson Griggs	Bradley J. Peterson	P.C. Nelson Griggs	Bradley J. Peterson

		Bradley J. Peterson		Brendan Brothers	Brendan Brothers

2.
The dollar amounts reported in column (b) are the amounts of total compensation reported for Ms. Friedman for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to “Executive Compensation – Executive Compensation Tables – 2024 Summary Compensation Table.”

3.
The dollar amounts reported in column (c) represent the amount of “compensation actually paid” to Ms. Friedman, as computed in accordance with Item 402(v) of Regulation
S-K.
The dollar amounts do not reflect the actual amount of compensation earned by or paid to Ms. Friedman during the applicable year. In accordance with the requirements of Item 402(v) of Regulation
S-K,
the following adjustments were made to Ms. Friedman’s total compensation for each year to determine the compensation actually paid:

Year	Reported Summary Compensation Table Total for PEO	Reported Value of Equity Awards	Total PEO Equity Award Adjustments a	Compensation Actually Paid to PEO

2024	$21,518,170	($15,213,813)	$44,766,902	$51,071,259

a.
The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end
fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in the same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The valuation methodologies used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

NASDAQ PROXY STATEMENT

			Total PEO Equity Award Adjustments
Year	Grant Date Fair Value of Equity Awards Disclosed in the Summary Compensation Table	Year End Fair Value of Equity Awards Granted During the Covered Year	Change in Fair Value of Outstanding and Unvested Equity Awards	Value of Awards Granted in Prior Years Vesting During the Covered Year	Total PEO Equity Award Adjustments

2024	($15,213,813)	$22,954,509	$15,497,101	$6,315,292	$44,766,902

4.	The dollar amounts reported in column (d) represent the average of the amounts reported for the NEOs as a group in the “Total” column of the Summary Compensation Table in each applicable year.

5.
The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to the NEOs as a group, as computed in accordance with Item 402(v) of Regulation
S-K.
The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group during the applicable year. In accordance with the requirements of Item 402(v) of Regulation
S-K,
the following adjustments were made to average total compensation for the NEOs as a group for each year to determine the compensation actually paid, using the same methodology described above in footnote 3:

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs	Average Reported Value of Equity Awards	Average Non-PEO NEO Equity Award Adjustments a	Average Compensation Actually Paid to Non-PEO NEOs

2024	$5,899,388	($3,513,961)	$7,149,823	$9,535,250

a.
The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end
fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in the same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included i
n any
other component of total compensation for the applicable year. The valuation methodologies used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows
:

		Average Non-PEO NEO Equity Award Adjustments

Year	Grant Date Fair Value of Equity Awards Disclosed in the Summary Compensation Table	Year End Fair Value of Equity Awards Granted During the Covered Year	Change in Fair Value of Outstanding and Unvested Equity Awards	Fair Value of Awards Granted and Vesting in the Covered Year	Value of Awards Granted in Prior Years Vesting During the Covered Year	Change in Fair Value of Awards that Failed to Meet Applicable Vesting Conditions	Average Non-PEO NEO Equity Award Adjustments

2024	($3,513,961)	$3,886,977	$2,105,431	$528,039	$813,013	($183,636)	$7,149,823

6.
Represents the cumulative TSR measured from December 31, 2019 through the end of each year shown for the S&P 500 GICS 4020 Index, identified by Nasdaq as the “Peer Group” in its Form
10-K
for the purposes of Item 201(e) of Regulation
S-K.

7.	The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable year.

8.
The Company believes
Non-GAAP
Operating Income is the financial performance measure most closely linked to the calculation of compensation actually paid.
Non-GAAP
Operating Income is defined as set forth in footnote 1 of the “Corporate Objectives Performance vs. Goals” table on page 71 of this Proxy Statement. The Company makes certain adjustments to the Non-GAAP Operating Income amount used to calculate the Corporate Objectives Performance and accordingly, the Non-GAAP Operating Income amount shown above differs from the Non-GAAP Operating Income described in Annex A of this Proxy Statement. See also Annex A of this Proxy Statement for more information on adjustments to non-GAAP
measures.

EXECUTIVE COMPENSATION

Analysis of the Information Presented in the Pay versus Performance Table

The tables and graphs above demonstrate that over the measurement period, compensation
actually paid for the PEO and
non-PEO
NEOs trended directionally with the Company’s cumulative TSR and net income from 2020 to 2024. While compensation actually paid als
o correlated with the Company Selected Measure
(Non-GAAP
Operating Income) from 2020 to 2022 and from 2023 to 2024, compensation actually paid decreased from 2022 to 2023 even as the Company Selected Measure incre ased.
The changes in compensation actually paid are largely attributable to the fluctuation in value of outstanding equity awards, which correlate with increases and decreases in stock price and cumulative
TSR. Over the measurement period, our cumulative TSR has outperformed the peer group. We have included 2019 in the first table above solely for the purpose of indexing TSR.

NASDAQ PROXY STATEMENT

Tabular List of Financial Performance Measures
The most important financial performance measures used by the Company to link executive compensation actually paid to the Company’s PEO and non-PEO
NEOs, for the most recently completed fiscal year, to the Company’s performance are as follows:

●	Non-GAAP Operating Income

●	Net Revenue

●	ARR

●	Non-GAAP Diluted EPS

EXECUTIVE COMPENSATION

CEO Pay Ratio

Under the Dodd-Frank Act, we are required to disclose the median of the annual total compensation of our employees, the annual total compensation of our principal executive officer, Adena T. Friedman, who serves as our Chair and CEO, and the ratio of these two amounts. In accordance with SEC rules requiring the identification of a new median employee every three years, Nasdaq has identified a new median employee for 2024.

Our methodology to identify the median of the annual total compensation of all employees in 2024 included the following assumptions, adjustments, and estimates.

●	We identified the median employee by reviewing the 2024 actual total compensation (which consists of the employee’s base salary, actual bonus paid in 2024, and grant date value of actual equity awards granted in 2024) of all full-time, part-time, and hourly employees employed by us as of October 31, 2024.

●	Consistent with the applicable rules, in 2024 we excluded certain employees from our total employee population in determining our median employee.

–

As permitted under the non-U.S. de minimis exemption, we excluded 439 employees located in jurisdictions outside of the United States, as follows: (i) 409 employees in the Philippines, and (ii) 30 employees in Colombia.

–

Following the application of these exclusions, the total number of employees used in our median employee analysis was 8,809 (4,212 employees from the Americas, 2,491 employees from Europe, the Middle East, and Africa, and 2,106 employees from the Asia Pacific region).

●	All base cash compensation for employees outside the U.S. was converted to U.S. dollars based on a conversion rate published in our internal human resources system that is updated annually.

●	We did not make any cost-of-living adjustments or full-time equivalent adjustments in identifying the median employee.

Using this methodology, we determined that the median employee was an exempt, full-time professional employee located in the U.S. Based on those factors, we determined the 2024 CEO Pay Ratio as follows.

●	The 2024 annual total compensation of Ms. Friedman was $21,518,170.

●	Based on the same methodology used in calculating the total reflected in the 2024 Summary Compensation Table, the 2024 annual total compensation of the median employee was $92,031.

●	The ratio of the 2024 annual total compensation of Ms. Friedman to the 2024 annual total compensation of the median employee was 234 to 1.

Our CEO pay ratio is a reasonable estimate calculated in a manner consistent with the SEC’s rules. The SEC’s rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies to identify the median employee and make reasonable estimates and assumptions that may impact their employee populations. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above. Other companies have different employee populations and compensation practices and utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

Audit

& Risk

AUDIT & RISK

Audit & Risk Committee Report

The Audit & Risk Committee operates under a written charter. The charter, which was last amended effective February 19, 2025, includes the Audit & Risk Committee’s duties and responsibilities.

The Audit & Risk Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of Nasdaq’s accounting, auditing, and financial reporting practices and risk management. As part of this effort, the Audit & Risk Committee reviews the disclosures in annual reports on Form 10-K, quarterly reports on Form 10-Q, and quarterly earnings releases. In addition, the Audit & Risk Committee assists the Board by reviewing and discussing Nasdaq’s regulatory and compliance programs, ERM structure and process, Global Employee Ethics Program, and the SpeakUp! Program, which includes the confidential whistleblower process. The Audit & Risk Committee charter complies with the applicable provisions of the Sarbanes-Oxley Act of 2002 and related rules of the SEC and The Nasdaq Stock Market.

For a description of the Audit & Risk Committee’s key accomplishments in 2024, please refer to page 31.

Review of Audited Financial Statements

The Audit & Risk Committee:

●	reviewed and discussed the audited financial statements with management;

●	discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the PCAOB and the SEC; and

●	received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the firm’s communications with the Audit & Risk Committee concerning independence and discussed with the independent registered public accounting firm the firm’s independence.

Based on the review and discussions discussed above, the Audit & Risk Committee recommended to the Board of Directors that the audited financial statements be included in the Form 10-K.

Audit & Risk Committee

Annual Evaluation and 2025 Selection of Independent Auditor

The Audit & Risk Committee annually evaluates the performance of the Company’s independent auditors, including the senior audit engagement team, and determines whether to reengage the current independent auditors or consider other audit firms.

The Audit & Risk Committee assessed Ernst & Young LLP’s performance as independent auditor during fiscal year 2024, including the performance of the Ernst & Young LLP lead audit partner and the audit team. As part of its assessment, the Audit & Risk Committee considered several factors, including:

●	relevant industry expertise and geographical reach;

●	an annual report from Ernst & Young LLP describing the independent auditors’ internal quality control procedures;

●	the firm’s independence and integrity;

NASDAQ PROXY STATEMENT

●	the quality of communication with the Audit & Risk Committee;

●	the appropriateness of fees;

●	any material issues raised by the most recent internal quality control review or peer review or other external data on audit quality and performance; and

●	the quality and efficiency of the services provided, including the performance of the Ernst & Young LLP lead audit partner and the audit team.

The Audit & Risk Committee also considered the impact of changing auditors when assessing whether to retain the current independent auditor. The Audit & Risk Committee determined that Ernst & Young LLP’s longer tenure benefits Nasdaq given their institutional expertise and knowledge of Nasdaq’s complex operations, accounting policies and practices, and internal controls over financial reporting. The Audit & Risk Committee last conducted a request for proposal for the independent auditor relationship in 2019.

According to applicable SEC rules, the lead audit partner at Ernst & Young LLP, our external auditor, may provide a maximum of five consecutive years of service to us. The current lead audit partner was assigned in early 2024 for the audit of our financial statements for the fiscal year ended December 31, 2024.

Based on the assessment of Ernst & Young LLP’s performance, the Audit & Risk Committee believes that retaining Ernst & Young LLP for the fiscal year ending December 31, 2025 is in the best interests of Nasdaq and its shareholders.

Audit Fees and All Other Fees

The table below shows the amount of fees we paid to Ernst & Young LLP for fiscal years 2024 and 2023, including expenses.

	2024	2023

Audit fees[1]	$8,231,737	$6,916,446

Audit-related fees[2]	$1,042,900	$984,900

Total audit and audit-related fees	$9,274,637	$7,901,346

Tax fees[3]	$798,867	$722,587

All other fees[4]	$239,000	$51,500

Total fees paid	$10,312,504	$8,675,433

1.

Audit services were provided globally in 2024 and 2023. Fees related to audits of international subsidiaries are translated into U.S. dollars. Audit fees primarily represent fees for: the audit of Nasdaq’s annual financial statements included in the Form 10-K; the review of Nasdaq’s quarterly reports on Form 10-Q; statutory audits of subsidiaries as required by statutes and regulations; accounting consultations on matters addressed during the audit or interim reviews; comfort letters and consents; and the internal control attestation and reporting requirements of Section 404 of the Sarbanes-Oxley Act of 2002.

2.	The 2024 and 2023 audit-related fees primarily include due diligence on strategic initiatives, including M&A, as well as other attestation reports issued related to Nasdaq’s regulatory environment.

3.	The increase in tax fees in 2024 as compared to 2023 was primarily due to higher consultation fees regarding tax matters.

4.

All other fees in 2024 and 2023 related to non-financial assessments performed. The increase in 2024 was primarily related to an independent assessment of the maturity of Nasdaq’s information security programs as part of our cybersecurity risk management process.

The Audit & Risk Committee pre-approves both audit and non-audit services performed by the independent registered public accounting firm, and our Audit & Risk Committee pre-approved all such services in 2024 and 2023.

AUDIT & RISK

Proposal 3:

Ratification of Appointment of

Independent Registered Public

Accounting Firm

The Board unanimously recommends that shareholders vote FOR ratification of the appointment of Ernst & Young LLP.

Nasdaq is asking shareholders to ratify the Audit & Risk Committee’s appointment of Ernst & Young LLP as Nasdaq’s independent registered public accounting firm for the fiscal year ending December 31, 2025. As outlined in the Audit & Risk Committee charter, the Audit & Risk Committee is directly responsible for the appointment, compensation, retention, and oversight of the independent registered public accounting firm retained to audit Nasdaq’s financial statements. Following the process described under “Audit & Risk — Annual Evaluation and 2025 Selection of Independent Auditors,” the Audit & Risk Committee has appointed Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.

If the shareholders do not ratify the selection, the Audit & Risk Committee will reconsider whether to retain Ernst & Young LLP. Even if the selection is ratified, the Audit & Risk Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of Nasdaq and its shareholders. Representatives of Ernst & Young LLP will be present during the Annual Meeting and will have the opportunity to make a statement and be available to respond to appropriate questions by shareholders. The Audit & Risk Committee and the Board believe that the continued retention of Ernst & Young LLP as the independent registered public accounting firm is in the best interests of Nasdaq and its shareholders.

Other

Items

OTHER ITEMS

Proposal 4: Approval of an Amendment to Nasdaq’s Charter to Provide for Limited Officer Exculpation

The Board unanimously recommends that shareholders vote FOR the amendment to Nasdaq’s Charter.

Background

In 2022, the State of Delaware amended the Delaware General Corporation law, or DGCL, to enable companies incorporated in Delaware, such as Nasdaq, to limit the liability of certain of their officers in narrow circumstances. In light of this update, after due consideration and upon the recommendation of our Nominating & Governance Committee, our Board of Directors has determined that it is advisable and in the best interests of Nasdaq and its shareholders to amend our Amended and Restated Certificate of Incorporation, or our Charter, to revise existing provisions exculpating only the Company’s directors to also exculpate certain of the Company’s officers from liability in specific circumstances, as permitted by Delaware law. Since Delaware’s enactment of the law in 2022 to permit officer exculpation, more than 500 companies incorporated in Delaware have adopted similar exculpation clauses. Failing to adopt the Proposed Charter Amendment (as defined below) could potentially expose the Company to higher litigation expenses associated with lawsuits, regardless of merit, and/or impact our recruitment and retention of exceptional officer candidates who conclude that the potential exposure to liabilities, costs of defense, and other risks of proceedings exceed the benefits of serving as one of our officers.

Our proposed amendment would exculpate officers to the fullest extent permitted by law as the same exists or is later amended. Delaware law currently permits exculpation for certain officers only for direct claims (as opposed to derivative claims made on behalf of the corporation) and would not apply to breaches of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit. The officers covered by the amendment include any officer who, during the course of conduct alleged to be wrongful, (i) is or was our president, chief executive officer, chief operating officer, chief financial officer, chief legal officer, controller, treasurer, or chief accounting officer; (ii) is or was identified in our public filings with the SEC as an NEO; or (iii) has, by written agreement with us, consented to being identified as an officer for purposes of service of process in Delaware. If the Delaware statute is later amended to change the scope of officers permitted to be exculpated, the officers of Nasdaq entitled to exculpation would automatically be adjusted to conform to the statute as amended.

Rationale for the Officer Exculpation Amendment

The Board determined that it is in the best interests of the Company and our shareholders to approve and adopt the Proposed Charter Amendment based on a consideration of numerous factors, including the following:

●	To potentially reduce litigation and insurance costs associated with lawsuits, regardless of merit;

●	To better position the Company to attract and retain quality officers;

●	To empower our officers to best exercise their business judgment in furtherance of shareholder interests, particularly given that the role of an officer, like the role of a director, requires time-sensitive decision-making on critical matters that will better reflect shareholders’ interests when officers are not under threat of personal financial liability from claims, actions, or lawsuits that second guess such decisions on the basis of hindsight, especially in a litigious environment; and

●	That the proposed amendment would not negatively impact shareholder rights, taking into account the limited type of claims for which officers’ liability would be exculpated, and the benefits that would accrue to the Company and its shareholders in the form of an enhanced ability to attract and retain talented officers.

NASDAQ PROXY STATEMENT

Proposed Charter Amendment

Article Sixth, Paragraphs A and B of our Charter currently provide that directors of the Company shall not be liable to Nasdaq or its shareholders for monetary damages for breach of fiduciary duty as a director, except to the extent that such exemption from liability or limitation thereof is not permitted under the DGCL as the same may be amended, and that any repeal or modification of such exculpation shall not affect any right or protection of a director with respect to any act or omission occurring prior to such repeal or modification. The proposed amendment to our Charter, or the Proposed Charter Amendment, would exculpate officers, in addition to directors, to the extent permitted by the DGCL, as it may be amended.

Our Board of Directors has declared advisable, approved, and adopted, the Proposed Charter Amendment, the text of which is set forth in Annex B to this Proxy Statement, to provide for officer exculpation to the extent allowed under Delaware law.

SEC Approval

In connection with our operation of self-regulatory organizations in the United States, Nasdaq is subject to SEC oversight, as prescribed by the Exchange Act. Under the Exchange Act, these self-regulatory organizations must submit to the SEC proposed changes to any of their rules, practices and procedures, including amendments to provisions of our Charter that are deemed to constitute rules. We expect to begin the process of obtaining approval from the SEC on or about the date of the Annual Meeting. We cannot guarantee that the SEC will approve of the proposed changes. If the Proposed Charter Amendment is adopted by our shareholders at the 2025 Annual Meeting and approved by the SEC, we expect to file the Proposed Charter Amendment with the Secretary of State of the State of Delaware, with such amendment to become effective upon such filing or the date specified in the filing. We expect to make such filing as soon as practicable after receiving the approval from both the SEC and our shareholders.

Right to Abandon the Proposed Charter Amendment

We may abandon, and not implement, the Proposed Charter Amendment at any time before the effectiveness of the filing of the Proposed Charter Amendment with the Secretary of State of the State of Delaware without further action by our shareholders, notwithstanding the approval and authorization of the Proposed Charter Amendment by our shareholders and the SEC. Other than the Proposed Charter Amendment, the remainder of our Charter will remain unchanged after effectiveness of the Proposed Charter Amendment.

Vote Required

Approval of the adoption of the Proposed Charter Amendment requires the affirmative vote of the holders of a majority of the outstanding shares of common stock entitled to vote thereon. Our Charter limits the number of shares that may be voted on this proposal by shareholders who beneficially own in excess of 5% of our common stock to 5% of the outstanding shares. Due to this limitation, such excess shares are not entitled to vote and therefore have no effect on the outcome of the vote on the Proposed Charter Amendment.

If you abstain from voting on this matter, your abstention will have the same effect as a vote “against” the approval of the adoption of the Proposed Charter Amendment. If you hold your shares through a broker and you do not instruct the broker on how to vote on this proposal within a specified period of time prior to the meeting, your broker will not have authority to vote your shares on the Proposed Charter Amendment. Broker non-votes will also count as a vote against the proposal. Abstentions and broker non-votes will be counted as present for purposes of determining the presence of a quorum.

OTHER ITEMS

Other Business

The Nasdaq Board knows of no business other than the matters described in this Proxy Statement that will be presented at the Annual Meeting. To the extent that matters not known at this time may properly come before the Annual Meeting, absent instructions thereon to the contrary, the enclosed proxy will confer discretionary authority with respect to such other matters and it is the intention of the persons named in the proxy to vote in accordance with their judgment on such other matters.

Security Ownership of Certain Beneficial

Owners and Management

The following table and accompanying footnotes show information regarding the beneficial ownership of our common stock as of the record date by:

●	each person who is known by us to own beneficially more than 5% of our common stock;

●	each current director and nominee for director;

●	each NEO; and

●	all directors and executive officers as a group.

Except as otherwise indicated, we believe that the beneficial owners listed below, based on information furnished by such owners, will have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Amounts in the table below represent shares of Nasdaq’s common stock held and RSUs held that will vest within 60 days after the record date. The table does not include RSUs that vest more than 60 days after the record date. RSUs are awards granted by Nasdaq and payable, subject to vesting requirements, in shares of Nasdaq’s common stock.

All vested options, vested shares underlying RSUs, and vested shares underlying PSUs referred to in the table were granted under the Equity Plan. Shares of common stock underlying options that are currently exercisable or shares of RSUs that will vest within 60 days of the record date are considered outstanding and beneficially owned by the person holding the options or RSUs for the purposes of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Holders of RSUs and PSUs granted under the Equity Plan have the right to direct the voting of the shares underlying those RSUs and PSUs only to the extent the shares are vested.

As of the record date, 574,121,620 shares of common stock were outstanding. Except as noted below, each shareholder is entitled to the number of votes equal to the number of shares of common stock held by such shareholder, subject to the 5% voting limitation contained in our Amended and Restated Certificate of Incorporation that generally prohibits a shareholder from voting in excess of 5% of the total voting power of Nasdaq.

NASDAQ PROXY STATEMENT

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percent of Shares of Common Stock Beneficially Owned

Borse Dubai Limited[1]	58,341,545	10.2%

P.O. Box 506690, Level 8, The Exchange

Dubai International Financial Centre

Dubai, UAE

Investor AB2	58,182,426	10.1.%

Arsenalsgatan 8C, S-103 32

Stockholm, Sweden

The Vanguard Group, Inc.[3]	52,199,520	9.1%

100 Vanguard Blvd.

Malvern, PA 19355

Thoma Bravo[4]	42,804,207	7.5%

110 N. Wacker Drive 32nd Floor

Chicago, IL 60606

Wellington Management Company LLP[5]	38,833,227	6.8%

280 Congress Street

Boston, MA 02210

BlackRock, Inc.[6]	30,160,290	5.3%

50 Hudson Yards

New York, NY 10001

Melissa M. Arnoldi[7]	46,872	*

Charlene T. Begley[8]	46,006	*

Adena T. Friedman[9]	2,752,108	*

Essa Kazim[10]	140,063	*

Thomas A. Kloet[11]	96,165	*

Kathryn A. Koch[12]	4,405	*

Holden Spaht[13]	7,406	*

Michael R. Splinter[14]	222,726	*

Johan Torgeby[15]	26,209	*

Toni Townes-Whitley[16]	17,476	*

Jeffery W. Yabuki[17]	16,300	*

Alfred W. Zollar[18]	49,293	*

Brendan Brothers[19]	23,034	*

Tal Cohen	108,766	*

P.C. Nelson Griggs	163,909	*

Bradley J. Peterson	84,409	*

Sarah Youngwood	—	*

All Directors and Executive Officers of Nasdaq as a Group (20 Persons)[20]	4,011,303	*

*	Represents less than 1%

1.

As of the record date, based solely on information included in an amendment to Schedule 13D filed March 22, 2024 by Borse Dubai and Investment Corporation of Dubai, or ICD, Borse Dubai and ICD reported shared voting and dispositive power over 58,341,545 shares held directly by Borse Dubai. Borse Dubai is a wholly-owned subsidiary of ICD and therefore, each of Borse Dubai and ICD may be deemed to be the beneficial owner of the 58,341,545 shares held by Borse Dubai. Borse Dubai and Nasdaq have entered into an agreement that limits Borse Dubai’s voting power to 4.35% of Nasdaq’s total outstanding shares. Of Borse Dubai’s holdings, 49.5 million shares held by Borse Dubai are pledged as security for outstanding indebtedness.

OTHER ITEMS

2.

As of the record date, based solely on information included in an amendment to Schedule 13D filed November 6, 2023 by Investor AB and Innax AB, each of Investor AB and Innax AB had sole voting and dispositive power over 58,182,426 shares. Innax AB is wholly-owned and controlled by Investor AB and therefore, each of Innax AB and Investor AB may be deemed to be the beneficial owner of the 58,182,426 shares held by Innax AB.

3.

As of the record date, based solely on information included in an amendment to Schedule 13G filed November 12, 2024, The Vanguard Group, Inc. indicated that it has beneficial ownership of 52,199,520 shares, sole voting power with respect to 0 shares, shared voting power with respect to 518,265 shares, sole dispositive power with respect to 50,358,277 shares, and shared dispositive power with respect to 1,841,243 shares.

4.

As of the record date, based solely on information included in an amendment to Schedule 13D filed July 30, 2024, consists of 42,804,207 shares held by Argus Seller, LP (f/k/a Adenza Parent, LP) (“Argus Seller”). Thoma Bravo UGP, LLC (“Thoma Bravo UGP” and, together with its affiliated entities, including Thoma Bravo, L.P., “Thoma Bravo”) is the ultimate general partner of certain investment funds affiliated with Thoma Bravo UGP, and those funds and certain unaffiliated investors are limited partners of Argus Seller. By virtue of the relationships described in this footnote, Thoma Bravo UGP may be deemed to beneficially own the shares held directly by Argus Seller.

5.

As of the record date, based solely on information included in a Schedule 13G filed November 8, 2024, (i) Wellington Management Group LLP reported that it has beneficial ownership of 38,833,227 shares, sole voting power with respect to 0 shares, shared voting power with respect to 36,043,114 shares, sole dispositive power with respect to 0 shares, and shared dispositive power with respect to 38,833,227 shares, (ii) Wellington Group Holdings LLP reported that it has beneficial ownership of 38,833,227 shares, sole voting power with respect to 0 shares, shared voting power with respect to 36,043,114 shares, sole dispositive power with respect to 0 shares, and shared dispositive power with respect to 38,833,227 shares, (iii) Wellington Investment Advisors Holdings LLP reported that it has beneficial ownership of 38,833,227 shares, sole voting power with respect to 0 shares, shared voting power with respect to 36,043,114 shares, sole dispositive power with respect to 0 shares, and shared dispositive power with respect to 38,833,227 shares and (iv) Wellington Management Company LLP reported that it has beneficial ownership of 34,888,284 shares, sole voting power with respect to 0 shares, shared voting power with respect to 33,872,203 shares, sole dispositive power with respect to 0 shares, and shared dispositive power with respect to 34,888,284 shares.

6.

As of the record date, based solely on information included in a Schedule 13G filed January 31, 2024, BlackRock, Inc. indicated that it has beneficial ownership of 30,160,290 shares, sole voting power with respect to 26,935,988 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 30,160,290 shares, and shared dispositive power with respect to 0 shares. The Schedule 13G includes shares beneficially held by the following subsidiaries of BlackRock, Inc.: BlackRock Life Limited; BlackRock International Limited; BlackRock Advisors, LLC; Aperio Group, LLC; BlackRock (Netherlands) B.V.; BlackRock Institutional Trust Company, National Association; BlackRock Asset Management Ireland Limited; BlackRock Financial Management, Inc.; BlackRock Japan Co., Ltd.; BlackRock Asset Management Schweiz AG; BlackRock Investment Management, LLC; BlackRock Investment Management (UK) Limited; BlackRock Asset Management Canada Limited; BlackRock (Luxembourg) S.A.; BlackRock Investment Management (Australia) Limited; BlackRock Advisors (UK) Limited; BlackRock Fund Advisors; BlackRock Asset Management North Asia Limited; BlackRock (Singapore) Limited; and BlackRock Fund Managers Ltd.

7.	Includes 4,659 RSUs vesting within 60 days.

8.	Includes 4,405 RSUs vesting within 60 days.

9.

Includes 806,451 vested options and an aggregate of 147,000 shares indirectly held by Ms. Friedman, which shares were gifted for estate planning purposes to two separate family trusts for the benefit of her children, of which trusts Ms. Friedman’s spouse and brother are the trustee and investment advisor, respectively.

10.	Includes 5,929 RSUs vesting within 60 days. Excludes shares of Nasdaq common stock owned by Borse Dubai. H.E. Kazim, who is Chairman of Borse Dubai, disclaims beneficial ownership of such shares.

11.

Includes 6,522 RSUs vesting within 60 days and an aggregate of 68,709 shares indirectly held by Mr. Kloet, which shares were gifted to a family trust, of which trust Mr. Kloet is trustee and beneficiary.

12.	Includes 4,405 RSUs vesting within 60 days.

13.

Includes 4,405 RSUs vesting within 60 days. Excludes shares of Nasdaq common stock owned by Thoma Bravo UGP, LLC. Mr. Spaht, who is a Managing Partner of Thoma Bravo, disclaims beneficial ownership of such shares.

14.	Includes 7,453 RSUs vesting within 60 days and an aggregate of 10,545 shares indirectly held by Mr. Splinter, which shares were gifted to family trusts, of which trusts Mr. Splinter is a trustee.

15.	Includes 4,405 RSUs vesting within 60 days.

16.	Includes 4,405 RSUs vesting within 60 days.

17.

Includes (i) 6,522 RSUs vesting within 60 days, and (ii) 60 shares indirectly held by Mr. Yabuki in a revocable trust in which he is the trustee, and (iii) 2,500 shares held by the Yabuki Family Foundation. Mr. Yabuki is the sole trustee of the Yabuki Family Foundation. As the sole trustee, Mr. Yabuki has voting and investment power over the shares held by the Foundation. These shares are, accordingly, included in his reported beneficial ownership.

18.	Includes 6,353 RSUs vesting within 60 days.

19.	Reflects holdings, to the Company’s knowledge, as of April 14, 2025. Mr. Brothers ceased serving as an employee of Nasdaq on December 31, 2024.

20.	Includes 59,463 RSUs vesting within 60 days.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and executive officers, as well as beneficial owners of more than 10% of our common stock, to file reports with the SEC regarding their ownership of our securities and changes thereto. Based solely on our review of those reports and written representations, we believe that during fiscal year 2024, all of our directors and executive officers complied with these requirements with the following exceptions: due to ministerial errors: (i) a filing on Form 4 by Mr. Brendan Brothers, an executive officer, regarding the withholding of shares upon vesting to satisfy tax obligations, was filed late and (ii) a filing on Form 4 by Mr. Jeffery W. Yabuki, a director, to report a gift of shares of common stock, was filed late.

NASDAQ PROXY STATEMENT

Certain Relationships and Related Transactions

The Audit & Risk Committee of the Board has adopted a written policy requiring notification, review, and approval of related person transactions. On an annual basis, the Audit & Risk Committee reviews and approves the policy on related person transactions.

Under the policy, all related person transactions are subject to ongoing review and approval or ratification by the Audit & Risk Committee. For purposes of the policy, a “related person” generally includes directors, director nominees, executive officers, greater than 5% shareholders, immediate family members of any of the foregoing, and entities that are affiliated with any of the foregoing.

Under the policy, related person transactions that are conducted in the ordinary course of Nasdaq’s business and on substantially the same terms as those prevailing at the time for comparable services provided to unrelated third parties are considered pre-approved by the Audit & Risk Committee. The Transaction Review Committee (consisting of employees in Finance, Internal Audit, and the Legal, Risk and Regulatory Group) is responsible for determining if a transaction meets the pre-approval requirements. If the pre-approval requirements are not met, the transaction is referred to the Audit & Risk Committee for review and approval or ratification.

In determining whether to approve or ratify a related person transaction, the Audit & Risk Committee considers, among other things, the following factors:

●	whether the terms of the related person transaction are fair to Nasdaq and whether such terms would be on the same basis if the transaction did not involve a related person;

●	whether there are business reasons for Nasdaq to enter into the related person transaction;

●	whether the related person transaction would impair the independence of an outside director;

●	whether the related person transaction would present a conflict of interest for any director or executive officer of Nasdaq, taking into account:

–	the size of the transaction;

–	the overall financial position of the director or executive officer;

–	the direct or indirect nature of the director’s or executive officer’s interest in the transaction; and

–	the ongoing nature of any proposed relationship;

●	whether the related person transaction is material, taking into account:

–	the importance of the interest to the related person;

–	the relationship of the related person to the transaction and of related persons to each other;

–	the dollar amount involved; and

–	the significance of the transaction to Nasdaq investors in light of all the circumstances; and

●	whether the related person transaction aligns with Nasdaq’s culture of integrity and potential reputational risk implications.

The following section describes certain transactions since the beginning of the fiscal year ended December 31, 2024, in which Nasdaq or any of its subsidiaries was a party, the amount involved exceeded $120,000, and a related person may have had, or may have, a direct or indirect material interest. In addition to the transactions described below, certain of our directors or director nominees are officers or partners of companies or private equity firms which, directly or through their controlled portfolio companies, enter into commercial transactions with Nasdaq or its subsidiaries from time to time in the ordinary course of business. We do not believe that such directors or director nominees have a direct or indirect material interest in such transactions. In accordance with our policy, all such transactions, and the transactions discussed below, have been reviewed and approved or ratified by the Audit & Risk Committee of our Board or received pre-approval, as discussed above.

OTHER ITEMS

Borse Dubai

As of the record date, Borse Dubai owned approximately 10.2% of Nasdaq’s common stock. Nasdaq is party to several commercial agreements with Borse Dubai and/or its affiliates that were negotiated on an arms-length basis and entered into in the ordinary course of business. Under these agreements, Borse Dubai and/or its affiliates paid Nasdaq approximately $0.8 million in 2024, primarily for marketplace technology products and services.

Investor AB

As of the record date, Investor AB owned approximately 10.1% of Nasdaq’s common stock. Nasdaq is party to several commercial agreements with Investor AB and/or its affiliates that were negotiated on an arms-length basis and entered into in the ordinary course of business. Under these agreements, Investor AB and/or its affiliates paid Nasdaq approximately $1.1 million in 2024, primarily for issuer fees and Corporate Solutions-related services.

Skandinaviska Enskilda Banken AB

One of our Directors, Johan Torgeby, is the President and CEO of Skandinaviska Enskilda Banken AB (SEB), a Nordic financial services group listed on Nasdaq Stockholm that offers banking services in Sweden and the Baltic countries. Nasdaq has from time to time entered into various transactions with SEB and/or its affiliates in the ordinary course of business. SEB and/or its affiliates paid Nasdaq approximately $10.9 million in 2024 for various products and services, primarily related to trading, market data, and listing services.

Nasdaq paid SEB and/or its affiliates approximately $0.6 million in 2024, primarily for treasury services and services related to the administration of Nasdaq’s employee pension program in Europe. SEB is also one of several lenders for certain of Nasdaq’s credit facilities, with such loans made in the ordinary course and on substantially the same terms as those for comparable loans. As of April 28, 2025, Nasdaq had no amounts outstanding under such facilities.

NASDAQ PROXY STATEMENT

Annual Meeting FAQs

1.	What is included in the proxy materials? What is a proxy statement and what is a proxy? What is the Notice of Internet Availability?

The proxy materials for our 2025 Annual Meeting of Shareholders include this Proxy Statement (including the Meeting Notice) and the Form 10-K. If you received a paper copy of these materials, the proxy materials also include a proxy card or voting instruction form.

A proxy statement is a document that SEC regulations require us to give you when we ask you to sign a proxy designating individuals to vote on your behalf. A proxy involves your legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. We have designated two of our officers as proxies for the 2025 Annual Meeting of Shareholders. These two officers are John A. Zecca and Erika Moore. This Proxy Statement and the voting items contained herein have been approved by the Board and are being provided to shareholders by its authority.

Shareholders who have not requested “full set delivery” of the proxy materials will receive a Notice of Internet Availability of Proxy Materials. The Notice of Internet Availability contains instructions for accessing and reviewing our proxy materials and submitting a proxy over the internet. Our proxy materials were made available at proxyvote.com on the date that we first mailed or delivered the Notice of Internet Availability. The Notice also will tell you how to request our proxy materials in printed form or by e-mail, at no charge. The Notice contains a 16-digit control number that you will need to submit a proxy to vote your shares. We encourage shareholders to access our proxy materials electronically to reduce our impact on the environment.

2.	What different methods can I use to vote?

You can vote by any of the following methods.

By Internet. The Notice of Internet Availability of Proxy Materials contains the website address (proxyvote.com) for internet proxy submission. Internet proxy submission is available 24 hours a day until 11:59 p.m. (Eastern Time) on June 10, 2025. You must enter your 16-digit control number, which is printed in the lower right-hand corner of the Notice of Internet Availability, and you will be given the opportunity to confirm that your instructions have been properly recorded.

By Phone. In the U.S. and Canada, you can vote your shares by calling +1 800 690 6903. Telephone proxy submission is available 24 hours a day until 11:59 p.m. (Eastern Time) on June 10, 2025. When you submit a proxy by telephone, you will be required to enter your 16-digit control number. You will then receive easy-to-follow voice prompts allowing you to instruct the proxy holders how to vote your shares and to confirm that your instructions have been properly recorded. If you are located outside the U.S. or Canada, you should instruct the proxy holders how to vote your shares by internet or by mail.

By Mail. If you choose to submit a proxy by mail after requesting and receiving printed proxy materials, simply complete, sign, and date your proxy card and return it in the postage-paid envelope provided.

3.	Why is the Annual Meeting a virtual meeting? How do I attend? How are shareholder rights protected?

Our Annual Meeting of Shareholders is conducted virtually through a live webcast and online shareholder tools. This promotes shareholder attendance and participation, enabling shareholders to participate fully, and equally, from any location around the world, at no cost. Given our global footprint, we believe this is the right choice. The virtual format results in cost savings to the Company and its shareholders, reduces our environmental impact, and is designed to enhance shareholder access, participation, and communication. The Board annually evaluates the method of holding the Annual Meeting, taking into consideration the above factors as well as business and market conditions and the proposed agenda items, and may consider an in-person meeting if necessary or advisable.

OTHER ITEMS

As further described in the FAQs below, we have designed our virtual meeting to enhance shareholder participation and protect shareholder rights. For example, we encourage the submission of shareholder questions both prior to, and during, the Annual Meeting, and publish all unanswered questions (that comply with our Meeting Rules) on our website following the completion of the Annual Meeting; facilitate transparency by posting a webcast replay of the Annual Meeting for one year; and provide a dedicated call-in line for shareholder proponents to present any shareholder proposals. We also provide technical support for all shareholders attending the Annual Meeting.

Shareholders as of the record date may attend the Annual Meeting by logging in at virtualshareholdermeeting.com/NDAQ2025. To log in, shareholders (or their authorized representatives) will need the 16-digit control number provided on their proxy card, voting instruction form, or Notice of Internet Availability of Proxy Materials. If you are not a shareholder or do not have a 16-digit control number, you may still access the meeting as a guest, but you will not be able to participate.

We encourage you to access the Annual Meeting before it begins. Online check-in will start shortly before the meeting on June 11, 2025. We will have technicians ready to assist you with any technical difficulties that you may have accessing our virtual Annual Meeting. If you encounter any problems accessing the virtual Annual Meeting during check-in or during the Annual Meeting, please call the technical support number that will be posted on our Annual Meeting platform log-in page, at virtualshareholdermeeting.com/NDAQ2025.

You do not need to access the Annual Meeting webcast to vote if you submitted your vote via proxy in advance of the meeting. A webcast replay of the Annual Meeting, including the questions answered during the meeting, will be available on ir.nasdaq.com until the 2026 Annual Meeting of Shareholders.

4.	Can I ask questions at the Annual Meeting?

The Annual Meeting will include a question and answer session that will include questions submitted in advance of, and questions submitted during, the Annual Meeting. You may submit a question in advance of the Annual Meeting at proxyvote.com. You may submit a question during the meeting through virtualshareholdermeeting.com/NDAQ2025. In both cases, you must provide your 16-digit control number.

We intend to answer all questions submitted before or during the Annual Meeting in accordance with the Meeting Rules (which will be made available on the Annual Meeting website) and that are pertinent to the Company and the Annual Meeting matters, as time permits. We will limit each shareholder to one question in order to allow us to answer questions from as many shareholders as possible. Questions and answers will be grouped by topic and substantially similar questions will be grouped and answered once. Answers to questions that are not addressed during the Annual Meeting will be published following the meeting at ir.nasdaq.com, provided that such questions comply with the Meeting Rules.

Questions regarding personal matters (such as specific individual employment or other Nasdaq personnel matters), or regarding general economic, political, or other views that are not directly related to the business of Nasdaq, are not pertinent to Annual Meeting matters and therefore will not be answered.

We want to be sure that our shareholders are afforded the same rights and opportunities to participate as at an in-person meeting, so our Board and Committee Chairs, Lead Independent Director, members of the Management Committee, and representatives of Ernst & Young LLP will join the virtual Annual Meeting and be available for questions.

5.	What is the difference between holding shares as a shareholder of record and as a beneficial owner?

If your shares are registered directly in your name with our registrar and transfer agent, Computershare, you are considered a “shareholder of record” with respect to those shares. If your shares are held in a bank or brokerage account, you are considered the “beneficial owner” of those shares.

NASDAQ PROXY STATEMENT

6.	What if I am a beneficial owner and do not give voting instructions to my broker? What is a broker non-vote?

As a beneficial owner, in order to ensure your shares are voted in the way you would like, you must provide voting instructions to your bank, broker, or other nominee by the deadline provided in the materials you receive from your bank, broker, or other nominee. If you do not provide voting instructions to your bank, broker, or other nominee, whether your shares can be voted by such person depends on the type of item being considered for vote.

Discretionary Items. The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm is a discretionary item. Banks, brokers, and other nominees that do not receive voting instructions from beneficial owners may vote on this proposal at their discretion, and therefore, no broker non-votes are expected in connection with this discretionary item.

Non-Discretionary Items. All the other proposals in this Proxy Statement are non-discretionary items. Banks, brokers, and other nominees that do not receive voting instructions from beneficial owners may not vote on these proposals, resulting in a “broker non-vote.”

If you hold your shares through a bank, broker, or other nominee, it is important that you cast your vote if you want it to count on all of the matters to be considered at the Annual Meeting.

7.	What proposals are to be voted on at the 2025 Annual Meeting of Shareholders, and what are the voting standards?

Proposal	Nasdaq Board’s Recommendation	Voting Standard	Effect of Abstentions and Broker Non-Votes
Election of 12 directors (Non-Discretionary Item)	FOR EACH NOMINEE	Majority of votes cast	Not counted as votes cast and therefore have no effect
Advisory vote to approve the Company’s executive compensation (Non-Discretionary Item)	FOR	Majority of the votes present in person or represented by proxy and entitled to vote on the matter	Abstentions have the effect of a vote against the proposal; broker non-votes have no effect
Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025 (Discretionary Item)	FOR	Majority of the votes present in person or represented by proxy and entitled to vote on the matter	Abstentions have the effect of a vote against the proposal; there will not be broker non-votes
To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to provide for limited officer exculpation (Non-Discretionary Item)	FOR	Majority of the outstanding shares of common stock	Abstentions and broker non-votes have the effect of a vote against the proposal

The proxy provides that each shareholder may vote his or her Nasdaq shares “For,” “Against,” or “Abstain” on individual nominees and each of the other proposals. Whichever method you select to transmit your instructions, the proxy holders will vote your shares as provided by those instructions.

If you provide a proxy without specific voting instructions, the proxy holders will vote your Nasdaq shares in accordance with the Board recommendations noted above.

OTHER ITEMS

The vote to approve executive compensation is advisory only, and therefore, the result of this vote will not be binding on our Board or Management Compensation Committee. Our Board and Management Compensation Committee will, however, consider the outcome of this vote when evaluating our executive compensation program in the future.

8.	What can I do if I change my mind after I vote my shares?

You can change your vote by revoking your proxy at any time before it is exercised in one of two ways: submit a later dated proxy (including a proxy submitted through the internet at proxyvote.com, by telephone, or by proxy card); or notify Nasdaq’s Corporate Secretary by email at corporatesecretary@nasdaq.com that you are revoking your proxy.

If you are a beneficial owner of Nasdaq shares held by a bank, broker, or other nominee, you will need to contact the bank, broker, or other nominee to revoke your proxy.

9.	How many votes do I have?

Each share of common stock has one vote, subject to the voting limitation in our Amended and Restated Certificate of Incorporation that generally prohibits a shareholder from voting in excess of 5% of the total voting power of Nasdaq.

10.	Are votes confidential?

Proxies, ballots, and voting instruction forms are handled on a confidential basis to protect your voting privacy. This information will be disclosed only to those recording the vote, except if there is a proxy contest, if the shareholder authorizes disclosure, to defend legal claims, or as otherwise required by law. Comments written on your proxy, ballot, or voting instruction form are not confidential.

11.	What constitutes a quorum for the Annual Meeting?

The presence of the holders of a majority (greater than 50%) of the votes entitled to be cast at the meeting constitutes a quorum. Presence may be in person or by proxy. Abstentions and broker non-votes are counted as present and entitled to vote at the meeting for purposes of determining a quorum. Virtual attendance at our Annual Meeting constitutes presence in person for purposes of a quorum at the meeting.

12.	Who counts and tabulates the votes?

Broadridge Financial Solutions, Inc. counts and tabulates the votes and acts as the inspector of elections.

13.	When will the Company announce the voting results?

Preliminary results will be announced at the meeting and, thereafter, final results will be reported in a current report on Form 8-K, which is expected to be filed with the SEC within four business days after the meeting and will be posted on ir.nasdaq.com.

14.	How are proxies solicited, and what is the cost?

Soliciting a proxy is the outreach to obtain the authorization of shareholders to vote on their behalf at a shareholder meeting. We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers, or employees (who will not receive any additional compensation for these solicitations), in person or by mail, telephone, videoconference, email, or other electronic transmission. Upon request, Nasdaq will reimburse banks, brokers, and other nominees for their reasonable expenses in sending proxy materials to their customers and obtaining their proxies. Nasdaq has engaged Innisfree M&A Incorporated to assist in soliciting proxies at a fee of $30,000, plus costs and expenses.

NASDAQ PROXY STATEMENT

15.	What is “householding,” and how does it affect me?

Nasdaq has adopted a practice approved by the SEC known as “householding” to reduce printing and postage fees for the meeting notice. “Householding” means that shareholders who share the same last name and address will receive only one copy of the proxy materials unless we receive instructions to the contrary from any shareholder at that address. We will promptly deliver a separate copy of the proxy materials to you if you contact us with your request via phone (+1 212 401 8737) or email (investor.relations@nasdaq.com). If you wish to receive separate copies of the proxy materials in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, or other nominee, or you may contact us at the above telephone number or email address.

16.	Will you make a list of shareholders entitled to vote at the 2025 Annual Meeting of Shareholders available?

A list of record holders entitled to vote at the Annual Meeting will be available from May 28, 2025 through June 10, 2025, the day prior to the Annual Meeting, between the hours of 9:00 a.m. and 5:00 p.m. (Eastern Time), at our principal executive offices (151 W. 42nd Street, New York, New York 10036). To view the list, please contact our Corporate Secretary by email at corporatesecretary@nasdaq.com.

17.	How can I view or request copies of the Company’s SEC filings?

The Form 10-K, our quarterly reports on Form 10-Q, our current reports on Form 8-K, and any amendments to those reports are available free of charge on the “Financials—SEC Filings” page of our Investor Relations website, which can be found at ir.nasdaq.com/financials/sec-filings. We will furnish, without charge, a copy of the Form 10-K, including the financial statements, to any shareholder upon request to the Nasdaq Investor Relations Department, Attention: Ato Garrett, 151 W. 42nd Street, New York, New York 10036, in writing, or by email at investor.relations@nasdaq.com.

18.	How do I submit a proposal or director nomination for inclusion in the 2026 Proxy Statement?

Nasdaq shareholders who wish to submit proposals pursuant to Rule 14a-8 of the Exchange Act for inclusion in the Proxy Statement for Nasdaq’s 2026 Annual Meeting must submit them on or before December 29, 2025 to the Corporate Secretary and must otherwise comply with the requirements of Rule 14a-8.

Our By-Laws include a proxy access provision that permits a shareholder, or a group of shareholders, owning at least 3% of our outstanding shares of common stock continuously for at least three years, to nominate and include in the proxy materials for an Annual Meeting, director nominees constituting up to the greater of two individuals and 25% of the total number of directors then in office, provided that the shareholder(s) and nominee(s) satisfy the requirements specified in the By-Laws. Notice of director nominations submitted under these requirements must be received no earlier than November 29, 2025 and no later than December 29, 2025.

Nasdaq shareholders may also recommend individuals for consideration by the Nominating & Governance Committee for nomination to the Nasdaq Board. Holders should submit such recommendations in writing, together with any supporting documentation the holder deems appropriate, to Nasdaq’s Corporate Secretary prior to January 31, 2026.

OTHER ITEMS

19.	How do I submit other proposals or director nominations for presentation at the 2026 Annual Meeting?

Our By-Laws also establish an advance notice procedure for other proposals or director nominations that are not submitted for inclusion in the Proxy Statement, but that a shareholder instead wishes to present directly at an Annual Meeting. Under these procedures, a shareholder must deliver a notice containing certain information, as set forth in the By-Laws, to Nasdaq’s Corporate Secretary not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the prior year’s meeting. Assuming the 2026 Annual Meeting is held according to this year’s schedule, the notice must be delivered on or prior to the close of business on March 13, 2026, but no earlier than the close of business on February 11, 2026. However, if Nasdaq holds its Annual Meeting on a date that is more than 30 days before or 70 days after such anniversary date, the notice must be delivered no earlier than the close of business on the 120th day prior to the date of the Annual Meeting nor later than the close of business on the later of (i) the 90th day prior to the date of the Annual Meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made by Nasdaq.

In addition to satisfying the foregoing requirements of our By-Laws, to comply with the SEC’s universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than Nasdaq’s director nominees in compliance with Exchange Act Rule 14a-19 must provide a notice that sets forth the information required by Rule 14a-19 no later than April 12, 2026.

Annex A

ANNEX A

Non-GAAP Financial Measures

We recommend investors review the U.S. GAAP financial measures included in this Proxy Statement, as well as the Form 10-K, including our consolidated financial statements and the notes thereto.

In addition to disclosing results determined in accordance with U.S. GAAP, we also provide non-GAAP net income attributable to Nasdaq and non-GAAP diluted EPS in the Form 10-K and this Proxy Statement. Management uses this non-GAAP information internally, along with U.S. GAAP information, in evaluating our performance and in making financial and operational decisions. We believe our presentation of these measures provides investors with greater transparency and supplemental data relating to our financial condition and results of operations. In addition, we believe the presentation of these measures is useful to investors for period-to-period comparisons of our ongoing operating performance.

These measures are not in accordance with, or an alternative to, U.S. GAAP, and may be different from non-GAAP measures used by other companies. In addition, other companies, including companies in our industry, may calculate such measures differently, which reduces their usefulness as comparative measures. Investors should not rely on any single financial measure when evaluating our business. This non-GAAP information should be considered as supplemental in nature and is not meant as a substitute for our operating results in accordance with U.S. GAAP. We recommend investors review the U.S. GAAP financial measures included in this Proxy Statement, as well as the Form 10-K, including our consolidated financial statements and the notes thereto. When viewed in conjunction with our U.S. GAAP results and the accompanying reconciliation, we believe these non-GAAP measures provide greater transparency and a more complete understanding of factors affecting our business than U.S. GAAP measures alone.

We understand that analysts and investors regularly rely on non-GAAP financial measures, such as non-GAAP net income attributable to Nasdaq and non-GAAP diluted EPS, to assess operating performance. We use non-GAAP net income attributable to Nasdaq and non-GAAP diluted EPS because they highlight trends more clearly in our business that may not otherwise be apparent when relying solely on U.S. GAAP financial measures, since these measures eliminate from our results specific financial items that have less bearing on our ongoing operating performance. We believe that excluding the following items from non-GAAP operating income and non-GAAP net income attributable to Nasdaq provides a more meaningful analysis of Nasdaq’s ongoing operating performance and comparisons in Nasdaq’s performance between periods.

Amortization expense of acquired intangible assets: We amortize intangible assets acquired in connection with various acquisitions. Intangible asset amortization expense can vary from period to period due to episodic acquisitions completed, rather than from our ongoing business operations. As such, if intangible asset amortization is included in performance measures, it is more difficult to assess the day-to-day operating performance of the businesses and the relative operating performance of the businesses between periods.

Merger and strategic initiatives expense: We have pursued various strategic initiatives and completed acquisitions and divestitures in recent years that have resulted in expenses which would not have otherwise been incurred. The frequency and the amount of such expenses vary significantly based on the size, timing, and complexity of the transaction. These expenses primarily include integration costs, as well as legal, due diligence, and other third-party transaction costs.

Restructuring charges: In the fourth quarter of 2023, following the closing of the Adenza acquisition, our management approved, committed to, and initiated a restructuring program to optimize our efficiencies as a combined organization. We further expanded this restructuring program in the fourth quarter of 2024 to accelerate our momentum. In October 2022, following our September announcement to realign our segments and leadership, we initiated a divisional realignment program with a focus on realizing the full potential of this structure. We completed this program in September 2024. See Note 20, “Restructuring Charges,” to the consolidated financial statements in the Form 10-K for further discussion of our 2023 restructuring program and our 2022 divisional realignment program.

NASDAQ PROXY STATEMENT

Net income (loss) from unconsolidated investees: We exclude our share of the earnings and losses of our equity method investments. This provides a more meaningful analysis of Nasdaq’s ongoing operating performance or comparisons in Nasdaq’s performance between periods. See “Equity Method Investments,” of Note 6, “Investments,” to the consolidated financial statements in the Form 10-K for further discussion. Our income from our investment in The Options Clearing Corporation, or OCC, may vary significantly compared to prior periods due to changes in OCC’s capital management policy. Net income (loss) from unconsolidated investees also included our share of earnings and losses of our equity method investment in The NASDAQ Private Market, LLC.

Other significant items: We have excluded certain other charges or gains, including certain tax items, that are the result of other non-comparable events to measure operating performance.

For 2024, other significant items primarily included:

●	as part of finalizing the purchase accounting of the Adenza acquisition, we implemented a change to the accounting treatment of the revenues associated with AxiomSL on-premises subscription contracts, which are included in the Regulatory Technology business within the Financial Technology segment, and recorded a one-time revenue reduction related to the prior year impact from this change. Starting in the third quarter of 2024, we began recognizing AxiomSL’s subscription-based revenues on a ratable basis over the contract term. See Note 3, “Revenue From Contracts With Customers,” to the consolidated financial statements in the Form 10-K for further discussion;

●	a loss on extinguishment of debt, which is included in general, administrative and other expense in our Consolidated Statements of Income;

●	the settlement of a previously disclosed Swedish Financial Supervisory Authority, or SFSA, inquiry and accruals related to certain legal matters. The fine is recorded in regulatory expense and the accruals are recorded in professional and contract services and general, administrative and other expense in the Consolidated Statements of Income in the Form 10-K;

●	final settlement charge associated with the termination of our U.S. pension plan, which is recorded in compensation and benefits expense in the Consolidated Statements of Income in the Form 10-K; and

●	gains from strategic investments entered into through our corporate venture program, which are included in other income (loss) in our Consolidated Statements of Income in the Form 10-K.

For 2023, other significant items primarily included:

●	impairment charges related to our operating lease assets and leasehold improvements associated with vacating certain leased office space, which are recorded in occupancy and depreciation and amortization expense in our Consolidated Statements of Income in the Form 10-K;

●	accruals related to certain legal matters which were partially offset by insurance recoveries related to certain legal matters. The charges and related insurance recoveries are recorded in professional and contract services and general, administrative and other expense in the Consolidated Statements of Income in the Form 10-K;

●	a partial settlement charge associated with the termination of our U.S. pension plan, which is recorded in compensation and benefits expense in the Consolidated Statements of Income in the Form 10-K; and

●	certain financing costs related to the Adenza acquisition, which are included in other income (loss) in our Consolidated Statements of Income in the Form 10-K.

For 2022, other significant items primarily included:

●	accruals related to a legal matter and a regulatory matter offset by the release of an immaterial amount in relation to the reduction of the administrative fine issued by the SFSA, which are included in regulatory expense in the consolidated financial statements in the Form 10-K;

●	a loss on extinguishment of debt, which is included in general, administrative and other expense in our Consolidated Statements of Income; and

●	net gains and losses from strategic investments entered into through our corporate venture program, which are included in other income (loss) in our Consolidated Statements of Income in the Form 10-K.

ANNEX A

The above charges, with the exception of those noted differently above, are recorded in general, administrative, and other expense in our Consolidated Statements of Income in the Form 10-K.

Significant tax items: The non-GAAP adjustment to the income tax provision included the tax impact of each non-GAAP adjustment.

The following table presents reconciliations between U.S. GAAP operating income and non-GAAP operating income.

	Year Ended December 31,

	2024	2023	2022

	(in millions)

Revenues less transaction-based expenses	$4,649	$3,895	$3,582

U.S. GAAP operating income	$1,798	$1,578	$1,564

Non-GAAP adjustments:

Adenza purchase accounting adjustment	34	—	—

Amortization expense of acquired intangible assets	488	206	153

Merger and strategic initiatives expense	35	148	82

Restructuring charges	116	80	15

Lease asset impairments	—	25	—

Extinguishment of debt	4	—	16

Legal and regulatory matters	20	12	26

Pension settlement charge	23	9	—

Other	3	7	5

Total non-GAAP adjustments	723	487	297

Non-GAAP operating income	$2,521	$2,065	$1,861

GAAP operating margin[1]	39%	41%	44%

Non-GAAP operating margin[1]	54%	53%	52%

1.	Operating margin represents operating income divided by revenues less transaction-based expenses.

The following table presents reconciliations for adjusted growth.

	2024	2023	Adenza 2023	Pro Forma[1] 2023	Total variance		FX & other[2]	Adjusted	YoY[3]

Total GAAP net revenue	$4,649	$3,895	$406	$4,301	$348	8%	9	339	8%

Adenza purchase accounting adjustment	34	—	—	—	34	—	—	34	—

Total Non-GAAP net revenue	$4,683	$3,895	$406	$4,301	$382	9%	$9	$373	9%

1.

Pro forma results are presented assuming AxiomSL and Calypso were included in the prior year quarterly results and revenues for AxiomSL on-premises contracts were recognized ratably for all of 2023 and 2024.

2.

FX & other includes a non-recurring payment of $7.6M (EUR 7M) received in 4Q23 within our Market Services division and a one-time revenue benefit related to a legal settlement to recoup lost revenue of $16M recorded within Index in 1Q24.

3.

Reflects 2023 pro forma results for Adenza (including the ratable accounting adjustment for AxiomSL) and excludes the impacts of FX and two one-time items previously disclosed: $7.6M within Market Services in 4Q23 and $16M within Index in 1Q24.

NASDAQ PROXY STATEMENT

The following table presents reconciliations between U.S. GAAP net income attributable to Nasdaq and diluted EPS and non-GAAP net income attributable to Nasdaq and diluted EPS.

	Year Ended December 31,

	2024	2023	2022

	(in millions, except per share amounts)

U.S. GAAP net income attributable to Nasdaq	$1,117	$1,059	$1,125

Non-GAAP adjustments:

Adenza purchase accounting adjustment	34	—	—

Amortization expense of acquired intangible assets	488	206	153

Merger and strategic initiatives expense	35	148	82

Restructuring charges	116	80	15

Lease asset impairments	—	25	—

Extinguishment of debt	4	—	16

Net (income) loss from unconsolidated investees	(16)	7	(29)

Legal and regulatory matters	20	12	26

Pension settlement charge	23	9	—

Other	(15)	21	2

Total non-GAAP adjustments	689	508	265

Total non-GAAP tax adjustments	(208)	(134)	(66)

Tax on intra-group transfer of IP assets	33	—	—

Total non-GAAP adjustments, net of tax	514	374	199

Non-GAAP net income attributable to Nasdaq	$1,631	$1,433	$1,324

U.S. GAAP effective tax rate	23.1%	24.6%	23.9%

Total adjustments from non-GAAP tax rate	0.7%	0.4%	0.1%

Non-GAAP effective tax rate	23.8%	25.0%	24.0%

Weighted-average common shares outstanding for diluted EPS	579.2	508.4	497.9

U.S. GAAP diluted EPS	$1.93	$2.08	$2.26

Total adjustments from non-GAAP net income	0.89	0.74	0.40

Non-GAAP diluted EPS	$2.82	$2.82	$2.66

Annex B

ANNEX B

Form of Amendment to Amended and Restated Certificate of Incorporation

Article Sixth of Nasdaq’s Amended and Restated Certificate of Incorporation shall be amended to read as follows. Proposed additions are underlined.

A.

A director or officer of Nasdaq shall not be liable to Nasdaq or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except to the extent that such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended.

B.

Any repeal or modification of paragraph A shall not adversely affect any right or protection of a director or officer of Nasdaq existing hereunder with respect to any act or omission occurring prior to such repeal or modification.

NASDAQ PROXY STATEMENT

Cautionary Note Regarding Forward-Looking

Statements

Information set forth in this Proxy Statement contains forward-looking statements that involve a number of risks and uncertainties. Words such as “may,” “will,” “could,” “should,” “estimates,” “expects,” “intended,” “plans,” “believes,” and words or terms of similar substance used in connection with any discussion of future expectations as to industry or regulatory developments, business initiatives or strategies, future operating results or financial performance, and other future developments are intended to identify forward-looking statements. Nasdaq cautions readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information. These include, among others, statements relating to:

●	our strategic direction, including changes to our corporate structure;

●	the integration of acquired businesses, including accounting decisions relating thereto;

●	the scope, nature, or impact of acquisitions, divestitures, investments, joint ventures, or other transactional activities;

●	the effective dates for, and expected benefits of, ongoing initiatives, including transactional activities and other strategic, restructuring, technology, de-leveraging, and capital return initiatives;

●	our products and services;

●	our corporate governance;

●	our shareholder engagement;

●	our corporate culture; and

●	our executive compensation program.

Forward-looking statements involve a number of risks, uncertainties, or other factors beyond Nasdaq’s control. These factors include, but are not limited to: Nasdaq’s ability to implement its strategic initiatives; economic, political, and market conditions and fluctuations; geopolitical instability; government and industry regulation; interest rate risk; U.S. and global competition; and other factors detailed in Nasdaq’s filings with the SEC, including its annual reports on Form 10-K and quarterly reports on Form 10-Q, which are available on Nasdaq’s investor relations website at ir.nasdaq.com and the SEC’s website at sec.gov. Nasdaq undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.

References To Websites

Information contained on our website, or any website that is linked to or otherwise referenced herein, is not incorporated into, or a part of, this Proxy Statement.

NASDAQ, INC. 151 W. 42ND ST. NEW YORK, NY 10036 ATTN: ERIKA MOOREVOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.During The Meeting—Go to www.virtualshareholdermeeting.com/NDAQ2025You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.VOTE BY PHONE—1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:V69630-P31935 KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLYNASDAQ, INC.The Board of Directors recommends you vote FOR each of the nominees listed in Proposal 1.1. Election of 12 Directors For Against Abstain 1a. Melissa M. Arnoldi 1b. Charlene T. Begley The Board of Directors recommends you vote FOR For Against Abstain Proposals 2, 3 and 4. 1c. Adena T. Friedman 2. Advisory vote to approve the Company’s executive compensation as presented in the Proxy Statement 1d. Essa Kazim 3. Ratification of the appointment of Ernst & Young LLP as 1e. Thomas A. Kloet our independent registered public accounting firm for the fiscal year ending December 31, 2025 1f. Kathryn A. Koch 1g. Holden Spaht 4. Approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to provide for 1h. Michael R. Splinter limited officer exculpation 1i. Johan Torgeby NOTE: To transact such other business as may properly come before the annual meeting and any adjournment or 1j. Toni Townes-Whitley postponement of the meeting. 1k. Jeffery W. Yabuki 1l. Alfred W. Zollar Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF NASDAQ, INC. FOR THE 2025 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 11, 2025 The undersigned shareholder of Nasdaq, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of 2025 Annual Meeting of Shareholders and Proxy Statement with respect to the 2025 Annual Meeting of Shareholders of Nasdaq, Inc. to be held at www.virtualshareholdermeeting.com/NDAQ2025 on Wednesday, June 11, 2025 at 8:00 A.M. Eastern Time, and hereby appoints John A. Zecca and Erika Moore, and each of them, as proxies and attorneys-in-fact, each with power of substitution and revocation, and each with all powers that the undersigned would possess if personally present, to vote the Nasdaq, Inc. common stock of the undersigned at such meeting, as set forth on the reverse side, and in their discretion upon any other business that may properly come before the meeting and any adjournment or postponement of the meeting.THIS PROXY WILL BE VOTED AS SPECIFIED HEREIN BY THE UNDERSIGNED SHAREHOLDER OR, IF NO CHOICE IS SPECIFIED, FOR THE ELECTION OF THE NOMINEES NAMED IN PROPOSAL 1, FOR PROPOSALS 2, 3, and 4, AND IN THEIR DISCRETION (1) FOR THE ELECTION OF ANY PERSON TO THE BOARD OF DIRECTORS IF ANY NOMINEE NAMED HEREIN BECOMES UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE, AND (2) AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY POSTPONEMENT(S) OR ADJOURNMENT(S) THEREOF.PLEASE VOTE, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE OR VOTE BY TELEPHONE OR THE INTERNET.